UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CAMDEN NATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2024

Proxy Statement and Notice

of Annual Meeting of Shareholders

Camden NATIONAL CORPORATION

Dear Shareholders:
You are cordially invited to attend the 2024 Annual Meeting of Shareholders of Camden National Corporation, which will be held on Tuesday, May 21, 2024, at 9:00 a.m., Eastern Daylight Time (together with any adjournments or postponements thereof, the “Annual Meeting”). We will be holding the Annual Meeting virtually via a live audio webcast at www.virtualshareholdermeeting.com/CAC2024 and in person at Camden National Corporation’s Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856. You may attend the Annual Meeting virtually or in person. We encourage you to attend the Annual Meeting.
The accompanying Notice of Annual Meeting of Shareholders describes matters to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Whether or not you are able to attend the Annual Meeting, please follow the instructions to vote online, by telephone, or by mail. Submitting your vote by proxy will not limit your right to attend the Annual Meeting. If you attend the Annual Meeting virtually or in person, you may vote if you wish to do so, which will supersede your proxy. Your vote is extremely important, so please act at your earliest convenience.
We appreciate your continued interest in Camden National Corporation.
Sincerely,
Lawrence J. Sterrs
Chair of the Board
Simon R. Griffiths
President and Chief Executive Officer
April 5, 2024

Notice of Annual Meeting of Shareholders to be held May 21, 2024
MEETING DETAILS

Date Tuesday, May 21, 2024	Time 9:00 a.m., Eastern Daylight Time	Location 245 Commercial Street, Rockport, Maine 04856	Virtual Live Audio Webcast at www.virtualshareholdermeeting.com/CAC2024

TO THE SHAREHOLDERS OF CAMDEN NATIONAL CORPORATION:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation (the “Company”), will be held on Tuesday, May 21, 2024, at 9:00 a.m., Eastern Daylight Time, at Camden National Corporation's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856 and virtually via live audio webcast at www.virtualshareholdermeeting.com/CAC2024 (together with any adjournments or postponements thereof, the “Annual Meeting”) for the purpose of considering and voting upon the following matters:

1	2	3	4

Election of Directors.	Shareholder “Say-on-Pay."	Ratification of Appointment of Independent Registered Public Accounting Firm.	Other Business.

To elect seven persons to the Company’s Board of Directors, each for a term that expires in 2025.	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.	To consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Company's Board of Directors has fixed the close of business on March 25, 2024 as the record date (the “Record Date”) for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. Only shareholders of record of the Company’s common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

ATTENDING AND VOTING AT THE ANNUAL MEETING
Attending by virtual means: You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/CAC2024. To vote your shares or submit questions at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you do not have access to your control number, please contact Broadridge, no earlier than 30 minutes prior to the start of the Annual Meeting, at (844) 976-0738 (domestic) or (303) 562-9301 (international). If you hold your shares in a brokerage account and do not have access to your control number, neither the Company nor Broadridge will be able to provide your control number and you will need to contact your broker. If you do not enter your control number at the log-in page, you will be able to join the live audio webcast of the meeting as a guest, but you will not be able vote your shares or submit questions at the Annual Meeting.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting 15 minutes prior to the start of the Annual Meeting.
Voting by virtual means: You will be able to vote your eligible shares while attending the virtual annual meeting by following the instructions on the Annual Meeting website at www.virtualshareholdermeeting.com/CAC2024.
Voting in person: If you want to vote in person at the Annual Meeting and you are a holder of record, you must register with the Inspector of Election at the Annual Meeting (“Inspector of Election”), and produce valid, government-issued photo identification, such as a driver’s license or passport. If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring such proxy to the Annual Meeting, present it to the Inspector of Election, and produce valid, government-issued photo identification, such as a driver’s license or passport.
During the Annual Meeting, we will answer questions that are submitted online and in person by shareholders as time permits. However, we reserve the right to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

✓
YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. TO VOTE YOUR SHARES, PLEASE FOLLOW THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD YOU RECEIVED IN THE MAIL. IF YOU VOTE ONLINE OR BY TELEPHONE, YOU DO NOT NEED TO RETURN A PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, WHICH WILL SUPERSEDE YOUR PROXY. IF YOU HOLD SHARES THROUGH A BROKER, CHECK THE VOTING INSTRUCTIONS PROVIDED TO YOU BY THAT BROKER.

By Order of the Board of Directors,

Brandon Y. Boey General Counsel & Corporate Secretary
April 5, 2024

Proxy Statement Table of Contents

Proxy Statement Annual Meeting of Shareholders to be held May 21, 2024
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Camden National Corporation, a Maine corporation (the “Company”), for use at the 2024 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 21, 2024, at 9:00 a.m. Eastern Daylight Time, at Camden National Corporation's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856 (together with any adjournments or postponements thereof, the “Annual Meeting” or the “Meeting”). This Proxy Statement and the Proxy Card were provided to the Company’s shareholders on April 5, 2024.
The Annual Meeting will be held at 9:00 a.m. Eastern Daylight Time on Tuesday, May 21, 2024, at the Company’s Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856. Shareholders can attend the Annual Meeting in person or via live audio webcast at www.virtualshareholdermeeting.com/CAC2024. To vote your shares or submit questions virtually at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you do not log in with your control number, you will be able to attend the Annual Meeting virtually as a guest, but you will not be able to vote your shares or submit questions during the Annual Meeting.
Only shareholders of record as of March 25, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the seven candidates to the Company’s Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, 14,629,325 shares of the Company’s common stock, no par value (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting.

Camden National Corporation 2023 Proxy Statement	1

Proxy Statement
WAYS TO VOTE

Mail
Shareholders who wish to vote by mail may do so by requesting printed copies of the proxy materials and completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope.
Phone If you choose to vote by telephone, you may do so by calling toll-free 1-800-690-6903 (domestic and international) and following the instructions.	Internet If you choose to vote by internet in advance of the meeting, you may do so by visiting www.proxy.com and following the instructions.

Vote Virtually at the Annual Meeting
If you choose to vote virtually at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received.

Vote In-Person at the Annual Meeting
If you choose to vote in person at the Annual Meeting you must register with the Inspector of Election at the Annual Meeting, and produce valid, government-issued photo identification, such as a driver’s license or passport. If you hold your shares in street name, you must also provide a proxy from your bank, broker or other holder of record authorizing you to vote.

ELECTRONIC DELIVERY OF PROXY MATERIALS
In connection with our Annual Meeting, the Notice of Annual Meeting of Shareholders (the “Notice of Annual Meeting”), Proxy Statement, Proxy Card and 2023 Annual Report were provided to the Company’s shareholders on April 5, 2024. On or about April 5, 2024, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access these materials online. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. If you received such notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.
QUORUM AND VOTE REQUIRED
The holders of one-third of the total number of outstanding shares of Common Stock entitled to vote, present in person or by proxy, are required for a quorum at the Annual Meeting.
If a quorum is present at the Annual Meeting, an affirmative vote of a majority of the votes cast “for” or “against” a nominee at the Annual Meeting is required to elect each of the seven director nominees. Similarly, an affirmative vote of a majority of the votes cast “for” or “against” a proposal at the Annual Meeting is required for Proposals 2 and 3.
You may vote “FOR”, “AGAINST”, or “ABSTAIN” on each of proposals 1, 2 and 3. The Board of Directors recommends a vote “FOR” the election of all seven of its nominees for director; “FOR” approval of the compensation of the Company’s named executive officers; and “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
Effect of Abstentions and Broker Non-Votes.
If you hold your shares in street name and do not provide voting instructions, your broker, bank, trust or other nominee has discretionary authority to vote your shares on the ratification of the selection of RSM US LLP as our independent auditor. However, in the absence of your specific instructions as to how to vote, your broker, bank, trust or other nominee does not have discretionary authority to vote on any other proposal. Such a situation results in a "broker non-vote." It is important, therefore,

2	Camden National Corporation 2024 Proxy Statement

Proxy Statement
that you provide instructions to your broker, bank, trust or other nominee so that your vote with respect to the other proposals is counted.
Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The effect of abstentions and broker non-votes on each proposal to be considered at the Annual Meeting is described below.

Proposal		Board Recommendation	Effect of Abstentions and Broker Non-Votes	Page Reference

1	Election of Directors. Under the Company’s Bylaws, in uncontested elections, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect each director.	FOR each nominee	No effect	6
2	Shareholder “Say-on-Pay.” Under the Company’s Bylaws, the affirmative vote of a majority of votes cast at the Annual Meeting is necessary to approve, on an advisory basis, the compensation paid to the Company’s named executive officers.	FOR	No effect	7
3
Ratification of Appointment of Independent Registered Public Accounting Firm.
Under the Company’s Bylaws, the affirmative vote of a majority of votes cast at the Annual Meeting is necessary to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions will not count as votes cast and will have no effect on this proposal. Brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm if they do not receive voting instructions from the beneficial owner of the shares, and there will not be any broker non-votes with respect to this proposal.
		FOR	No effect	8
VOTING
You are encouraged to submit your proxy with voting instructions promptly. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.
Voting by Mail. Shareholders who wish to vote by mail may do so by requesting printed copies of the proxy materials and completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2024 to be counted. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not direct a vote for each proposal, your proxy will vote your shares “FOR” each of proposals 1, 2 and 3, as set forth in the Notice of Annual Meeting, for which you do not make a selection.
The proxy also confers discretionary authority with respect to any other business which may come before the Annual Meeting, including rules for the conduct of the meeting. The Board knows of no other matter to be presented at the meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the meeting.
Voting by Telephone or the Internet.  If you choose to vote by telephone, you may do so by calling toll-free 1-800-690-6903 (domestic and international) and following the instructions. If you choose to vote by internet in advance of the meeting, you may do so by visiting www.proxy.com and following the instructions. Instructions to vote by phone or Internet can also be found on the Notice of Internet Availability of Proxy Materials mailed to you on or about April 5, 2024. To vote by phone or Internet, you will need the control number found on your proxy card, voting instruction form or notice you previously received. If you vote by

Camden National Corporation 2023 Proxy Statement	3

Proxy Statement
telephone or via the Internet, you need not return a proxy card, but your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2024.
Voting at the Annual Meeting. If you choose to vote virtually at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you choose to vote in person at the Annual Meeting, you must register with the Inspector of Election at the Annual Meeting, and produce valid, government-issued photo identification, such as a driver’s license or passport. If you hold your shares in street name, you must also provide a proxy from your bank, broker or other holder of record authorizing you to vote.
If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials supplied by your bank or broker.
Even if you currently plan to attend the Annual Meeting, we recommend that you submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
REVOCABILITY OF PROXIES
A proxy may be revoked at any time before it is voted at the Annual Meeting by:
•Filing a written revocation of the proxy with the Secretary of the Company, Brandon Y. Boey, Two Elm Street, Camden, Maine 04843;
•Submitting a new signed proxy card bearing a later date or voting again by telephone or the internet (any earlier proxies will be revoked automatically); or
•Attending and voting virtually or in person at the Annual Meeting, provided that you are the holder of record of your shares.
If you hold your shares in the name of a bank, broker, or other nominee, you will need to contact your nominee in order to revoke your proxy. If you hold your shares in “street name” through a broker or bank, you may only change your vote virtually if you have access to your control number or in person if you have a legal proxy in your name from Broadridge Financial Solutions or your bank or broker.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 23, 2023:

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023 are available free of charge at www.cacannualmeeting.com.

In addition, the Company will provide, without charge and upon the written request of any shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2023. Requests should be directed to Camden National Corporation, Attn: Investor Relations, P.O. Box 310, Camden, Maine 04843.

Shareholders of record as of the Record Date are cordially invited to attend the Annual Meeting virtually or in person. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.cacannualmeeting.com.

4	Camden National Corporation 2024 Proxy Statement

Proposals to be Voted On at the Annual Meeting

1	PROPOSAL ONE Election of Directors

2	PROPOSAL TWO Non-binding Advisory Vote on Compensation of the Company's Named Executive Officers

3	PROPOSAL THREE Ratification of the Appointment of Independent Registered Public Accounting Firm

Proposal One Election of Directors
The Board currently consists of eleven members. Prior to the 2023 annual meeting of shareholders, the Board was divided into three classes, with one class of directors standing for election each year. At the 2023 annual meeting of shareholders, the Company’s shareholders voted to approve an amendment to the Company’s Articles of Incorporation (the “Articles”) to declassify the Board. Under the Articles, as amended, beginning with the Company’s 2023 annual meeting of shareholders, directors are elected to one-year terms, provided that the three-year terms of directors elected at the Company’s 2021 and 2022 annual meetings of shareholders will not be shortened. Accordingly, directors who were elected at the Company’s 2023 annual meeting of shareholders as well as those who were elected at the Company’s 2021 annual meeting of shareholders will stand for election to a one-year term at the Annual Meeting. Directors who were elected at the Company’s 2022 annual meeting of shareholders, for terms to expire at the 2025 annual meeting of shareholders, will stand for election to a one-year term at the Company’s 2025 annual meeting of shareholders. Beginning with the Company’s 2025 annual meeting of shareholders, the Board will be declassified fully and all directors will stand for election on annual basis at the 2025 annual meeting of shareholders and at each annual meeting thereafter.
At the Annual Meeting, seven directors will be elected. The Board has nominated for election as directors Simon R. Griffiths, Rebecca K. Hatfield, S. Catherine Longley, Robert D. Merrill, Robin A. Sawyer, CPA, Carl J. Soderberg and Lawrence J. Sterrs. For more information about our nomination procedures, please see “Corporate Governance and Risk Committee” on page 29.
If shareholders vote to elect the seven nominees proposed by the Board, each such director will be elected to serve for a term of one year and until each such director’s successor is duly elected and qualified.
All of the Company’s nominees for director for the Annual Meeting are currently serving on the Board. For more information about the background of each of the Board's seven nominees for director, please see “Current Board Members” on page 18.
The Company’s Bylaws require that, in uncontested elections, each director be elected by the affirmative vote of a majority of votes cast with respect to such director. In a contested election, where the number of nominees exceeds the number of directors to be elected, the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. We expect this year’s election to be an uncontested election, and that the majority vote standard will apply.
Under our Bylaws, each director annually submits an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote. In that situation, the Corporate Governance and Risk Committee would make a recommendation to the Board, within 30 days from the date the election results are certified, about whether to accept or reject the resignation, or whether to take other action, and the Board would act on the Corporate Governance and Risk Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL SEVEN OF ITS NOMINEES FOR DIRECTOR.

6	Camden National Corporation 2024 Proxy Statement

Proposal Two Non-Binding Advisory Vote on Compensation of the Company's Named Executive Officers
As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board is submitting for shareholder approval, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K promulgated under the Exchange Act.
The resolution that is the subject of this proposal is a non-binding advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by the Company or the Board or to create or imply any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution primarily relates to compensation of the named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.
The Company has five named executive officers for 2023: Gregory A. Dufour, Michael R. Archer, Simon R. Griffiths, William H. Martel and Patricia A. Rose. The Company’s compensation program is designed to attract, motivate and retain its named executive officers, who are critical to the Company’s success, by offering a combination of base salary and annual and long-term incentives that are closely aligned to the annual and long-term performance objectives of the Company. Please see “Compensation Discussion and Analysis” beginning on page 38 for additional information about the Company’s executive compensation programs.
For these reasons, the Board recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the shareholders of Camden National Corporation hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

Camden National Corporation 2024 Proxy Statement	7

Proposal Three Ratification of the Appointment of Independent Registered Public Accounting Firm
The Board has appointed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the Company's 2024 fiscal year. Representatives of RSM are expected to attend the Annual Meeting. The representatives are expected to be available to respond to questions and will have an opportunity to make a statement, if they desire to do so.
The Company is asking shareholders to ratify the selection of RSM as its independent registered public accounting firm because it believes it is a matter of good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain RSM, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and shareholders.
Services Rendered by and Fees Paid to Independent Registered Public Accounting Firm.  The following table describes the services rendered by RSM and fees paid for such services by the Company for the years ended December 31, 2023 and 2022.

	For the Year Ended December 31,

Type of Fee	2023 ($)	2022 ($)

Audit Fees(1)	546,276	480,997
Audit-Related Fees(2)	—	15,750
Tax Fees(3)	—	—
All Other Fees(4)	—	—
1.The aggregate fees for professional services rendered for the audit of the Company’s annual financial statements in compliance with the Sarbanes-Oxley Act of 2002 (“SOX”), internal control reporting under Section 404 of SOX, review of financial statements included in the Company’s Form 10-Qs, consent procedures, and audit requirements for the U.S. Department of Housing and Urban Development for supervised mortgagees and the audit of the Company's Uniform Single Attestation Program for Mortgage Bankers.
2.The aggregate fees for assurance and related services rendered related to the performance of the audit or review of the Company’s financial statements.
3.The aggregate fees for professional services rendered for tax compliance, tax audit assistance, tax advice and tax planning. There were no such tax services rendered for the years ended December 31, 2023 and 2022.
4.There were no other services rendered for the years ended December 31, 2023 and 2022.
The Audit Committee of the Board pre-approved all services provided by the principal accountant during the years ended December 31, 2023 and 2022. Each service to be provided by the principal accountant is presented for pre-approval at the Audit Committee’s regular meeting.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

8	Camden National Corporation 2024 Proxy Statement

Other Matters
The proxy also confers discretionary authority with respect to any other business which may come before the Annual Meeting, including rules for the conduct of the Meeting. The Board knows of no other matter to be presented at the Meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the Meeting.

Camden National Corporation 2024 Proxy Statement	9

Commitment to Corporate Social Responsibility
We prioritize corporate social responsibility and strive to be transparent, consistent, and thoughtful in our approach. Our annual Corporate Responsibility Report, which outlines our evolving and expanding strategy, is available on our website at www.CamdenNational.bank/corporate-responsibility. Our corporate responsibility strategy guides how we conduct business and work towards driving positive change for our communities, customers, employees, and shareholders. Our Corporate Responsibility Report is provided to shareholders for informational purposes only and is not part of, or incorporated by reference into, this Proxy Statement.
We are dedicated to integrating our values across the Company, leveraging all parts of our organization to create value for our employees, customers, communities, and shareholders.
OUR APPROACH TO SUSTAINABILITY

Our commitment to sustainability is integrated across our Company. Our Board and executive management understand the critical importance of corporate responsibility matters to our future success and the success of our constituents.

10	Camden National Corporation 2024 Proxy Statement

Commitment to Corporate Social Responsibility
OUR APPROACH TO DIVERSITY, EQUITY AND INCLUSION (“DEI”)

Our commitment to DEI starts at the top of our organization: The Board and our President and CEO oversee our DEI initiatives and our President and CEO sponsors our DEI Council. The DEI Council is self-governed by employees and represents the diversity of our employee population, including employees who identify as racially diverse and LGBTQ+. Building a diverse, equitable and inclusive workforce equips us to thrive now and in the future. Our efforts to foster DEI throughout the Company are evolving.

of our workforce identifies as female	of our executive team identifies as female	of our Board of Directors identifies as female	of our Board of Directors identifies as racially diverse	of our Board of Directors identifies as LGBTQ+
CORPORATE RESPONSIBILITY MATERIALITY MATRIX

In 2022, our third-party corporate responsibility consultant supported us in conducting a materiality assessment to identify the issues most important to our employees and to leverage insights from investors, ratings agencies and corporate responsibility frameworks. From the assessment, we identified the following topics as our priorities:
•Data Privacy & Cybersecurity
•Business Ethics/Code of Conduct
•Human Capital Management
•Risk Management
•Board Composition
•Consumer Financial Protection
•Environmental Product Responsibility

Camden National Corporation 2024 Proxy Statement	11

Commitment to Corporate Social Responsibility

ENVIRONMENT
We recognize that we all have a role to play in environmental sustainability and combating climate change. We foster sustainability by:
•Financing clean energy and energy efficiency projects.
•Embracing digital tools to reduce paper usage and reliance on paper-intensive processes.
•Reducing waste and energy, and resource usage in our facilities.

SOCIAL
We believe that all members of our communities should have the opportunity to enjoy prosperous and fulfilling lives and that our success should enrich all constituents. We support our clients, employees and communities through:
Human Capital Management: Attracting, engaging, and developing a diverse, highly skilled workforce where employees feel included, respected, and valued is key to our ability to deliver our Vision. We create a dynamic and rewarding workplace by:
•Building a diverse and inclusive workplace where all backgrounds, experiences, interests, and skills are respected, appreciated, and encouraged.
•Providing employees with opportunities to grow, learn and develop in their careers through internal and external education and development programs.
•Delivering competitive compensation and comprehensive benefits that focus on supporting the total well-being of our employees to provide a fulfilling work environment.
Consumer Financial Protection: Making financial products and services accessible and affordable by:
•Striving to act in the best interest of consumers by providing reasonably priced products, defining clear terms and disclosures, and offering fair and consistent service.
•Recognizing small businesses’ role in supporting economic deployment and job creation, and providing advice, guidance and education to meet their needs.
Community Engagement: Supporting area nonprofit organizations to build healthier, more resilient and more inclusive communities throughout our footprint by:
•Providing significant grant funding and encouraging employee volunteerism to provide financial expertise to nonprofit organizations.

GOVERNANCE
We believe in strong governance and a culture of ethics and integrity in all that we do. Effective and ethical corporate governance is essential to our long-term viability and the success of each of our business objectives. We follow these principles by:
•Maintaining a robust control environment that is embedded at all levels of the company.
•Adhering to a Code of Business Conduct and Ethics that sets expectations aligned with our core values.
•Protecting our customer’s personal and financial information through strong data privacy, cybersecurity, and third-party oversight.

12	Camden National Corporation 2024 Proxy Statement

Commitment to Corporate Social Responsibility

Corporate Responsibility Highlights

DIVERSITY

36%
of Board of Directors identifies as female

9% of Board of Directors identifies as racially diverse

9% of Board of Directors identifies as LGBTQ+

33% of executive management team members identify as female

67% of our workforce identifies as female

ENVIRONMENTAL IMPACT

22.7 million
digital banking logins

105,000 lbs
of paper securely shredded and recycled

3 million
pages of paper saved by encouraging paperless statements

DEVELOPMENT

Maintained a strong overall employee engagement score of
4.34/5

Maintained a **flexible, hybrid** work environment

26
participants in our Horizons Leadership Program

45,600
hours of employee training and development

$48,770
in employee wellness reimbursements

$37,500
provided to employees via the Employee Emergency Assistance Program

GIVING

7,500
employee volunteer hours with approximately 213 nonprofit organizations

$49,800
donated to homeless shelters through Hope@Home in 2023, bringing total giving to $781,100 since initiative began in 2015

$544,000
donated to more than 300 organizations

Yale
Yale

Camden National Corporation 2024 Proxy Statement	13

Board of Director and Corporate Governance Information
BOARD DIVERSITY

Age

1
1
5
62.6
Average Age
2
2
45-50
51-55
56-60
61-65
66-75

Independence

1
91%
Independent
10
Independent
Non-Independent

Tenure

9.3 Years

Average Board Tenure

0-5
6-10
10+

CURRENT BOARD MEMBERS
Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held their current occupation for at least the last five years. The ages of the board nominees and continuing directors have been presented as of December 31, 2023. Camden National Bank (the “Bank”) is a wholly owned subsidiary of the Company.

		First Year Elected or Appointed as Director of the:
Name	Age	Company	Bank	Term Expires
Simon R. Griffiths(1)	50	2024	2024	2024
Rebecca K. Hatfield	46	2022	2022	2024
S. Catherine Longley	69	2014	2022	2024
Robert D. Merrill	69	2022	2011	2024
Robin A. Sawyer, CPA(2)	56	2018	2018	2024
Carl J. Soderberg	62	2015	2015	2024
Lawrence J. Sterrs	70	2015	2016	2024
Craig N. Denekas	59	2017	2022	2025
David C. Flanagan	69	2005	1998	2025
Marie J. McCarthy	55	2018	2018	2025
James H. Page, Ph.D.	71	2008	2022	2025
1.Mr. Griffiths joined the Company and the Bank in November 2023 and was appointed as President, Chief Executive Officer (“CEO”) and director of the Company and the Bank, effective January 1, 2024.
2.Ms. Sawyer served as a director of the Company from 2004 until her resignation in 2017. She was reappointed as a Director in 2018.

14	Camden National Corporation 2024 Proxy Statement

Board of Director and Corporate Governance Information
There are no arrangements or understandings between any director or any other persons pursuant to which any of the above directors has been selected as a director or nominee for director. There are no “family relationships” between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, as the SEC defines that term.
BOARD NOMINEES

Simon R. Griffiths

Experience and Qualifications:
Simon R. Griffiths joined the Company in November 2023 as Executive Vice President (“EVP”) and Chief Operating Officer, and was announced as the successor to the president and CEO. Mr. Griffiths became president and CEO of the Company and the Bank on January 1, 2024, and was also appointed to the boards of directors of the Company and the Bank. Prior to joining the Company, Mr. Griffiths most recently served as executive vice president - head of core banking at Citizens Bank, where he managed the retail, business banking, contact center, deposit, and core banking digital delivery channels, including nearly 1,100 branches, commercial real estate, deposit and checking business, and new market expansion. He joined Citizens Bank in 2015 from Santander Bank, where he served as executive vice president, managing director of the retail network.
Age: 50
Director Since: 2024
Camden National Corporation Committees: Capital Planning Committee and Technology Committee
Other Directorships: •Camden National Bank

Career Highlights:
•President and CEO, Camden National Corporation and Camden National Bank
•Executive Vice President, Head of Core Banking, Citizens Bank
•Executive Vice President, Managing Director Retail Network, Santander Bank

Camden National Corporation 2024 Proxy Statement	15

Board of Director and Corporate Governance Information

Rebecca K. Hatfield

Experience and Qualifications:
Ms. Hatfield is the President and CEO at Avesta Housing, a nonprofit affordable housing provider, a role she has held since September 2022. Ms. Hatfield has been with Avesta Housing since 2015. Prior to becoming President and CEO at Avesta Housing, Ms. Hatfield was Avesta Housing's Senior Vice President of Real Estate. Through her roles at Avesta Housing, Ms. Hatfield brings to the Company's Board of Directors both her significant leadership experience and a deep understanding of Maine's housing and economic development challenges and the needs of Maine's low- and moderate-income population. Before joining Avesta, she was a senior vice president at Citigroup, working within the private, commercial and corporate banks. In addition to her nonprofit leadership, real estate development and property management experience, she has over 15 years of experience in finance, with a focus on deal structuring, underwriting, risk analysis, portfolio management, and relationship management. Ms. Hatfield’s finance and risk management experience will support her contributions as a member of the Capital Committee, as well as her role on the Asset Liability Committee of Camden National Bank. Ms. Hatfield’s previous employment also includes five years as a software and network engineer, serving as project manager and lead developer. Ms. Hatfield was named a 2021 Mainebiz Women to Watch and is actively involved in the community beyond her role at Avesta. She serves as the board vice chair and loan committee chair for Genesis Community Loan fund and serves on the boards of the Gulf of Maine Research Institute and the John T. Gorman Foundation. Previously she served on the board of the Maine Council on Aging and the Maine Real Estate Development Association (MEREDA).
Age: 46
Director Since: 2022
Camden National Corporation Committees: Capital Planning Committee
Other Directorships: •Camden National Bank
Career Highlights: •President and CEO, Avesta Housing •Senior Vice President, Citigroup

16	Camden National Corporation 2024 Proxy Statement

Board of Director and Corporate Governance Information

S. Catherine Longley

Experience and Qualifications:
Ms. Longley was the Executive Vice President and Chief Operating Officer of The Jackson Laboratory, in Bar Harbor, Maine, from July 2018 until her retirement in March 2024. She previously served as Vice President and Chief Financial Officer of The Jackson Laboratory for two years. Prior to joining The Jackson Laboratory, Ms. Longley served for fourteen years as Senior Vice President for Finance and Administration and Treasurer at Bowdoin College in Brunswick, Maine. She also served as the commissioner of the Maine Department of Professional and Financial Regulation in the cabinet of former Governor Angus S. King, Jr. from 1995 - 2002. Ms. Longley started her career practicing law at the firm of Verrill LLP located in Portland, Maine where she became a partner in its corporate law department. Ms. Longley’s extensive background in law, banking regulation, as well as direct oversight and active engagement in financial oversight roles makes her an asset to the Board and is the Company’s designated “Financial Expert” under the NASDAQ rules. Her career experience has resulted in Ms. Longley’s expertise in understanding financial statements and accounting methodologies which is essential to her service as the Audit Committee Chair and the Audit Committee “Financial Expert,” and in her role as a member of the Capital Committee. Ms. Longley’s strong knowledge of the Maine market and broader global experience lends support to the Company from a strategic and competitive perspective.
Age: 69
Director Since: 2014
Camden National Corporation Committees: Audit Committee (Chair) and Capital Planning Committee
Other Directorships: •Camden National Bank
Career Highlights: •Retired Chief Operating Officer of The Jackson Laboratory •Chief Financial Officer, The Jackson Laboratory •Senior Vice President, Bowdoin College

Camden National Corporation 2024 Proxy Statement	17

Board of Director and Corporate Governance Information

Robert D. Merrill

Experience and Qualifications:
Mr. Merrill currently serves as President of Merrill Furniture in Ellsworth, Maine, a position he has held since 1998. Mr. Merrill also serves as a director of Merrill Blueberry Farms. Mr. Merrill brings to the Company's Board of Directors his significant understanding of Camden National Bank and its business, gained over his more than a decade of experience as a director of Camden National Bank. Mr. Merrill also brings his experience in running an independently owned business and its need for technology and easy access to banking services to his role on the Technology Committee. Mr. Merrill brings a strong business acumen and understanding of commodity market strategies and financial analysis that contributes to his success in his role as Chair of the Bank’s Directors Asset Liability Committee and Trust Committee. As a small business owner, Mr. Merrill has a depth of experience in strategic decision-making, business operations and business growth and development that lend to his overall contribution to the Company and Bank Boards. Mr. Merrill is well known in the Down East Maine business community in the Ellsworth Area having been recognized as the Chamber of Commerce 2010 Citizen of the Year. Mr. Merrill formerly served on the Ellsworth Business Development Committee for three years. Mr. Merrill formerly sat on the board of Maine Coast Memorial Hospital, for which he served as treasurer, vice chair and chair. He was also chair of the Maine Coast Memorial Hospital Emergency Department Capital Campaign. Mr. Merrill is currently serving on the Northern Light Maine Coast capital campaign for the new birthing center.
Age: 69
Director Since: 2022
Camden National Corporation Committees: Technology Committee
Other Directorships: •Camden National Bank
Career Highlights: •President, Merrill Furniture

18	Camden National Corporation 2024 Proxy Statement

Board of Director and Corporate Governance Information

Robin A. Sawyer, CPA

Experience and Qualifications:
Ms. Sawyer served for five years as Vice President of Corporate Finance and Corporate Controller at WEX Inc., prior to her retirement in 2018. Before joining WEX Inc., Ms. Sawyer spent more than ten years as Vice President and Corporate Controller at Fairchild Semiconductor International, Inc. She is the former Director of Financial Planning and Reporting at Cornerstone Brands, Inc., and she formerly worked at Baker, Newman & Noyes, LLC and its predecessor firm of Ernst & Young. Ms. Sawyer’s experience in public accounting and finance roles uniquely positions her to add value in her Board role. Her overall strong business acumen, executive and management skills, experience in managing business growth, and organizational management supports her contributions to the Board in the areas of corporate strategy, merger and acquisitions, compensation and all financial related matters. Her prior experience as Corporate Controller at both WEX, Inc. and Fairchild Semiconductor International, Inc. supports her role as Chair of the Capital Committee with a broad understanding of capital management. Ms. Sawyer’s direct experience with publicly traded companies and their shareholders provides deep knowledge and direct understanding of the regulatory environment within which the company operates; she also has a strong understanding of the Maine economic and business climate all of which contribute to her being a strong board member. She also brings her business experience and knowledge of public company governance and disclosure requirements to her roles on the Compensation Committee and the Governance and Risk Committee. Until June 2021, she served on the board of directors of the Gulf of Maine Research Institute, where she was Treasurer, Chair of the Finance Committee, and a member of the Executive Committee, and on the board of its subsidiary, Gulf of Maine Properties, Inc.
Age: 56
Director Since: 2018(1)
Camden National Corporation Committees: Capital Planning Committee (Chair), Compensation Committee, and Corporate Governance and Risk Committee
Other Directorships: •Camden National Bank
Career Highlights: •Retired Corporate Controller of WEX, Inc.

1.Ms. Sawyer served as a director of the Company from 2004 until her resignation in 2017. She was reappointed as a Director in 2018.

Camden National Corporation 2024 Proxy Statement	19

Board of Director and Corporate Governance Information

Carl J. Soderberg

Experience and Qualifications:
Mr. Soderberg is currently the President of Soderberg Company, Inc., a construction firm that has been in business for over 50 years and which he has led since 1992. Soderberg Company, Inc. is a family-owned business serving all of Maine, completing highway and airport construction as well as heavy civil construction work. Mr. Soderberg also continues to develop commercial real estate throughout Maine through Nordic Properties and CSS Development, Inc. Mr. Soderberg brings his understanding of Maine, his small business experience, which includes skills in leadership, decision making, business operations, employee relations and real estate expertise, to his role as a director and as Chair of the Bank’s Director Credit Committee. Mr. Soderberg’s prior board experience contributes to his strong understanding of regulatory, investor and governance requirements which contribute to his impact on the Governance and Risk Committee. Mr. Soderberg is currently on the Board of Directors for Cary Medical Center, serving on the Strategic planning committee and as Chair of the Finance committee. He also serves as a Director for the Bigrock Mountain ski area and Northern Skiers Club.
Age: 62
Director Since: 2015
Camden National Corporation Committees: Corporate Governance & Risk Committee
Other Directorships: •Camden National Bank
Career Highlights: •President, Soderberg Company, Inc.

20	Camden National Corporation 2024 Proxy Statement

Board of Director and Corporate Governance Information

Lawrence J. Sterrs

Experience and Qualifications:
Mr. Sterrs currently serves as the Chairman of the Board of Camden National Corporation and joined the Board in 2015. Mr. Sterrs currently is the Chairman and CEO of the Unity Foundation, a public charity that invests in building the capacity of nonprofits that serve both local Maine communities and statewide needs. As of September 2022, Mr. Sterrs became the Executive Chairman of the Star of Hope Foundation. In this capacity, he will lead the Star of Hope Foundation through board development, strategic planning, asset management and program development. Mr. Sterrs previously served as the chair of the board of directors of UniTek, Inc. and its telecom subsidiary, UniTel, Inc. from 1994 until 2022. Mr. Sterrs formerly served as the Chief Executive Officer of UniTek, Inc. and UniTel, Inc. until 2003, and as Vice President of both companies from 2003 until his retirement in early 2022. Mr. Sterrs began his 49-year telecom career working with ConTel Corporation across the Northeast where he held executive leadership positions in network design and planning, legislative and regulatory strategy, and project and operations management. After leaving ConTel Corporation as Assistant Vice President, Mr. Sterrs worked at the accounting and consulting firm of BerryDunn as manager of telecommunications consulting where he specialized in telecom mergers, acquisitions and regulatory and legislative strategy development. Mr. Sterrs brings to the Company's Board of Directors his extensive director and business experience of nearly 50 years in the telecommunications industry, both as a direct leader and in consulting roles. His extensive experience in the areas of regulatory oversight, governance, management, leadership and technology support his membership on the Compensation and Technology Committees. Through Mr. Sterrs work at the Unity Foundation, he has significant knowledge of the economic and community development needs of Maine and has a deep understanding of the Maine business and nonprofit community. Mr. Sterrs has been appointed by several Maine Governors to various task forces and steering committees, and has served as the vice-chair of the Maine Telecommunications Infrastructure Steering Committee Mr. Sterrs currently serves on boards in both the for-profit and non-profit areas.
Age: 70
Director Since: 2015
Camden National Corporation Committees: Governance and Risk Committee (Chair), Compensation Committee, and Technology Committee
Other Directorships: •Camden National Bank
Career Highlights: •Chairman and CEO of the Unity Foundation •Executive Chairman of the Star of Hope Foundation •Former CEO and Board Chair of UniTek, Inc. and its subsidiary UniTel, Inc.

CONTINUING DIRECTORS
Craig N. Denekas serves as Trustee, Chairman and Chief Executive Officer of the Libra Foundation in Portland, Maine. This is a private grant-making charitable foundation with a mission of maintaining a balance and diversity of giving throughout the state of Maine and across all populations. In addition to traditional grant-making, the Foundation takes an innovative approach to program-related investing by establishing Maine-based enterprises such as the Pineland Farms group of national specialty food companies to create sustainable businesses and employment opportunities for Maine citizens. Prior to joining the Libra Foundation in 2001, where he served in multiple leadership positions before his appointment as Chief Executive Officer, Mr. Denekas was a director and shareholder at the law firm of Perkins, Thompson in Portland, Maine, with over a decade of practice focused primarily on corporate acquisitions, business law, real estate and commercial lending matters. Mr. Denekas has served as a Trustee and on various boards of directors, including the Barbara Bush Foundation for Family Literacy based in Florida and the Fisher Charitable Foundation of Maine, and was past Chairman of the Board of Trustees of Maine Public Broadcasting.

Camden National Corporation 2024 Proxy Statement	21

Board of Director and Corporate Governance Information
David C. Flanagan is currently President of Viking Lumber, Inc., a family-owned lumber and building supply business operating for over 70 years. Viking Lumber currently employs more than 200 people through its ten locations throughout the Mid-Coast, Down East, and Central Maine regions. Mr. Flanagan currently serves on the Board of Directors and is the Treasurer of Coastal Healthcare Alliance, a subsidiary of Maine Health.
Marie J. McCarthy is currently Chief Operations Officer at L.L.Bean, and has been with L.L. Bean since 1993. Working primarily in human resources throughout her career, Ms. McCarthy’s role with L.L. Bean has evolved in recent years to include current oversight of Operations, including Fulfillment, Returns, Manufacturing, Customer Satisfaction, and Corporate Facilities and Real Estate. Ms. McCarthy is a member of L.L. Bean’s Investment Committee and Benefits Committee, Retail Real Estate Committee (that governs store selection/construction), and Corporate Real Estate Committee (that oversees all corporate holdings). She has also been a Sponsor of L.L. Bean’s Diversity, Equity, and Inclusion efforts. In her leadership role at L.L. Bean, Ms. McCarthy supports over 3,500 employees and is well versed in all of the challenges that organizations face in hiring, developing and retaining talent in today’s competitive work environment. She is also responsible for managing extensive operations that serve L.L. Bean’s customers worldwide. Ms. McCarthy currently serves on the Board of Directors of Maine Health, and the Board of Directors of the Olympia Snowe Women’s Leadership Institute, and has shared her talents with a number of other nonprofit organizations over the years.
James H. Page, Ph.D. is Chancellor Emeritus of the University of Maine System. As Chancellor, he had executive responsibilities for the governance and administration of Maine's public universities, including more than 5,000 employees, seven campuses, law school and associated programs and facilities. Dr. Page was previously principal and CEO of James W. Sewall Company, which provides consulting services in forestry, engineering and geographic information management. Dr. Page currently consults on higher education matters nationwide. Dr. Page is recognized as a leader throughout Maine, and has received many awards for his professional and civic activity over the years.

22	Camden National Corporation 2024 Proxy Statement

Board of Director and Corporate Governance Information
DIRECTOR QUALIFICATIONS AND EXPERIENCE
The following table identifies the specific experience, qualifications, attributes, and skills that led to the conclusion by the Board that each director nominee should serve as a director of the Company. The table identifies the specific experience, qualifications, attributes, and skills that the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. Other than directors nominated for election at the Annual Meeting, the Corporate Governance and Risk Committee and the Board did not currently evaluate whether these individuals should serve as directors, as the terms for which they have previously been elected continue beyond the Annual Meeting. This information supplements the biographical information previously provided. In addition to the information presented regarding each person’s specific experience, qualifications, attributes, and skills that led the Board to the conclusion that they should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and its shareholders.

	Denekas	Flanagan	Griffiths(1)	Hatfield	Longley	McCarthy	Merrill	Page	Sawyer	Soderberg	Sterrs	Total
Business Experience
General Business Acumen	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Financial Services Industry Knowledge		✓	✓	✓	✓				✓	✓	✓	7
Experience in Managing Growth	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Experience in Organization Development	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Executive Experience & Knowledge	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Financial Service Experience			✓	✓	✓				✓	✓		5
Audit, Compensation or Corporate Governance Experience	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	10
Regulatory Experience			✓	✓	✓				✓	✓	✓	6
Large Shareholder Relationship Experience			✓		✓				✓			3
Well Connected to the Community	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Professional Experience	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	10
Collegiality	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Industry Experience
Accounting			✓		✓				✓	✓	✓	5
Merchandising		✓				✓	✓			✓		4
Insurance	✓				✓							2
Technology & Cybersecurity			✓	✓		✓		✓	✓		✓	6
Asset Management	✓		✓	✓	✓				✓		✓	6
Community Relations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Law	✓				✓							2
Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
1.Mr. Griffiths joined the Company and the Bank in November 2023 and was appointed as President, Chief Executive Officer (“CEO”) and director of the Company and the Bank, effective January 1, 2024.

Camden National Corporation 2024 Proxy Statement	23

Board of Director and Corporate Governance Information
BOARD STATEMENT ON DIVERSITY, EQUITY AND INCLUSION
The Company and its Board are committed to creating an environment of diversity, equity and inclusion (“DEI”) throughout the organization. The Governance and Risk Committee has been appointed by the Board to oversee the Company’s response to DEI-related social matters.
Camden National Corporation Board Diversity Statement

The Company values the benefits that diversity can bring to its Board of Directors. A diverse board reflects a variety of important perspectives in the boardroom, ultimately resulting in more informed decision making. Accordingly, in identifying potential nominees, the Governance and Risk Committee also considers whether a particular candidate adds to the overall diversity of the Board. The Committee seeks nominees with a broad diversity of experience, areas of expertise, professions and perspectives including, but not limited to, diversity with respect to age, race, ethnicity, gender, gender expression, and sexual orientation. The Committee will ensure that it will employ a variety of strategies to help develop a diverse candidate pool from which director nominees are selected.

Please refer to the “Corporate Governance and Risk Committee” section beginning on page 28 for a description of how the Corporate Governance and Risk Committee considers diversity when assessing potential director nominees.
As of December 31, 2023, the Company continues to meet NASDAQ’s board diversity objectives.

Board Diversity Matrix as of December 31, 2023
Total Number of Directors: 11 (including Mr. Dufour, who retired, effective as of the close of business on December 31, 2023, and not including Mr. Griffiths, who was appointed as a director on January 1, 2024)

	Female	Male	Non-Binary	Did Not Disclosure Gender
Part I: Gender Identity
Directors	4	7	─	─
Part II: Demographic Background
African American or Black	1	─	─	─
Alaskan Native or Native American	─	─	─	─
Asian	─	─	─	─
Hispanic or Latinx	─	─	─	─
Native Hawaiian or Pacific Islander	─	─	─	─
White	3	7	─	─
Two or More Races or Ethnicities	─	─	─	─
LGBTQ+	1
Did Not Disclose Demographic Background		─

24	Camden National Corporation 2024 Proxy Statement

Board of Director and Corporate Governance Information
Corporate Governance Information
We operate within a comprehensive plan of corporate governance for the purpose of defining director independence; assigning Board responsibilities; setting high standards of professional and personal conduct for directors, officers, and employees; and monitoring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. The Board has adopted a set of Corporate Governance Guidelines that provides additional information on board governance-related matters. The Board has also adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, employees and officers. The Code of Conduct covers compliance with law; fair and honest dealings with the Company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code of Conduct. In addition, the Company has adopted a Code of Ethics for Financial Officers, which applies to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Corporate Controller, Treasurer, and all other officers of the Company in Finance and Audit. You can review our Corporate Governance Guidelines, Code of Business Conduct, and Ethics and Financial Code of Ethics for Financial Officers on our website located under the “About — Investor Relations” tab at www.CamdenNational.bank. Any material amendments to either of these documents, or waivers of the Code (to the extent applicable to any of our directors or executive officers), will be disclosed promptly under the “About — Investor Relations” tab at www.CamdenNational.bank.
The Board and its Committees Oversee:
•Management’s development of the Company’s multi-year strategic plan and the annual financial operating plan, and monitor the implementation and progress of these plans.
•Our Company’s practice of high ethical standards and management’s implementation of effective policies and practices to protect the reputation and assets of the Company.
•Our audit functions and SOX program, our independent registered public accounting firm, and the integrity of our financial statements.
•Our Company’s creation and administration of appropriately designed compensation programs and plans.
•Management’s identification, measurement, monitoring and control of the Company’s material risks, including: Capital; Compliance and Legal; Interest Rate; Liquidity; Market; Operational; People and Compensation; Reputation; Strategic Alignment; Technology, including cybersecurity; and Vendor and Third Party.
Other Responsibilities of the Board and its Committees Include:
•Overseeing succession planning for our Board, CEO and other key executive management.
•Completing an annual formal Board evaluation, including self and peer-evaluations for nominees of our Board.
•Identifying and evaluating director candidates and nominating qualified individuals to serve on our Board that reflect a diversity of experience, areas of expertise, perspectives, and characteristics.
•Overseeing the Company’s engagement with, and disclosure to, shareholders and other parties regarding corporate responsibility matters.
•Reviewing our CEO’s performance and approving the total annual compensation of our CEO and other executive officers.

Camden National Corporation 2024 Proxy Statement	25

Board of Director and Corporate Governance Information
LEADERSHIP STRUCTURE AND SUCCESSION PLANNING
The leadership structure of the Company is determined by the Corporate Governance and Risk Committee. The Corporate Governance and Risk Committee proposes director nominees to the Board for election by the shareholders, including any management directors. Except for the CEO of the Company, all directors of the Company are “independent” directors. The Chair of the Board is an independent director and, in accordance with the charter of the Corporate Governance and Risk Committee, serves as the Chair of the Corporate Governance and Risk Committee. The current policy of the Board is that the offices of the Chair of the Board and CEO should be separate and the Chair of the Board should be selected from among the independent directors. Management directors do not serve as Chairs of any of the Board’s Committees nor do they participate in the Corporate Governance and Risk Committee or Compensation Committee meetings unless by invitation of the committee chair. Upon our CEO's retirement, our CEO is required to offer to tender to the Board their resignation as a member of the Board effective immediately concurrent with the retirement. The Corporate Governance and Risk Committee is required to evaluate the appropriateness of the former CEO’s continued service on the Board in light of the new circumstances, including any impact to the independence of the Board as a whole, and then recommend to the Board whether the Board should accept the resignation. The Corporate Governance and Risk Committee nominates the Chair and, if appropriate, Vice Chair roles for election by the entire Board. The independent directors meet in executive session periodically to help ensure that there is adequate oversight of management and that there is ample time to assess the Company’s activities separate from management.
Search and Transition Committee
In 2022, the Board formed a temporary committee of the Board to identify a successor for Mr. Dufour as President and CEO of the Company and the Bank and support the successful onboarding of the new President and CEO (the “Search and Transition Committee”). The Search and Transition Committee is chaired by Mr. Sterrs, Chair of the Board, and Messrs. Flanagan and Soderberg and Mses. McCarthy and Sawyer serve as members of the Search and Transition Committee.
The Search and Transition Committee, with input from the Board, identified the backgrounds, experiences and other characteristics desired for our incoming CEO. The Search and Transition Committee worked closely with the Corporate Governance and Risk Committee and the Compensation Committee throughout the process that led to Mr. Griffiths being identified and recommended to the Board as Mr. Dufour’s successor as the Company’s and the Bank’s next President and CEO.
In determining Mr. Griffiths’ compensation, the Search and Transition Committee and Compensation Committee sought the advice and counsel of the Company’s compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), which advice included peer benchmarking information for CEO base salaries. The Search and Transition Committee and Compensation Committee worked with a nationally recognized executive-level recruiter to identify CEO candidates and performed an extensive competitive search that provided real-time market data into CEO base salary ranges for the Company and the Bank. Mr. Griffiths’ annual base salary, which will not be reviewed for adjustment until 2025, reflects his experience with larger banks, having joined the Company and the Bank from Citizens Bank, where he most recently served as Executive Vice President – Head of Core Banking for Citizens Bank and before that as Executive Vice President – Head of Distribution for Citizens Bank. Mr. Griffiths compensation arrangements were approved by the Compensation Committee and the Board. Please refer to “CEO Transition Arrangements” beginning on page 58 for further details of Mr. Griffiths compensation arrangements.
The Search and Transition Committee continues to support Mr. Griffiths in his onboarding and continues to hold periodic meetings relating to such support.
SHAREHOLDER COMMUNICATION WITH THE BOARD
Our shareholders may communicate directly with the members of the Board by writing directly to those individuals c/o Camden National Corporation at its principal executive offices: Two Elm Street, Camden, Maine 04843. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual director.

26	Camden National Corporation 2024 Proxy Statement

Board of Director and Corporate Governance Information
SHAREHOLDER DIRECTOR NOMINATIONS FOR THE 2025 ANNUAL MEETING
Nominations for election to the Board may be made by any shareholder of the Company. Shareholder director nominations for the Company's 2025 annual meeting must be made in writing and delivered or mailed to the Secretary of the Company at Two Elm Street, Camden, Maine 04843, no later than the close of business on February 20, 2025, which is the 90th day prior to the first anniversary of the Annual Meeting, nor earlier than the close of business on January 21, 2025, which is the 120th day prior to the first anniversary of the Annual Meeting. In the event that the date of the 2025 annual meeting is advanced by more than 30 days before, or delayed by more than 60 days after, such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice is required to set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, the nominating shareholder must furnish (a) as to the nominating shareholder and the beneficial owner, if any, on whose behalf the proposal is made the name and residence address of the nominating shareholder; and (b) the number of shares of Common Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting may disregard any nominations not made in accordance with these requirements, and may instruct the inspector of election to disregard all votes cast for such nominee. If a shareholder should propose a candidate, we anticipate that the Corporate Governance and Risk Committee would evaluate that candidate on the basis of the criteria noted above and under “Corporate Governance and Risk Committee” on page 28. For additional information, please refer to Section 2.1 of our Bylaws and to “Shareholder Proposals for Next Annual Meeting” below.
In addition to satisfying all of the requirements under our bylaws, any shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the next annual meeting must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our bylaws.
OTHER SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
Shareholders may also present proper proposals (other than director nominations) for consideration at future shareholder meetings. Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2025 annual meeting of shareholders must be received by the Company by December 6, 2024. Shareholder proposals must also comply with the requirements as to form and substance established by the SEC for a proposal to be included in the proxy statement and form of proxy.
Shareholders may also propose business to be brought before an annual meeting, but not to be included in the Company's proxy statement, pursuant to our Bylaws. Under our Bylaws, to be timely, a shareholder’s notice to propose business to be considered by the shareholders at the Company's 2024 annual meeting of shareholders must be received by the Secretary of the Company no earlier than January 21, 2025 and no later than February 20, 2025.

Camden National Corporation 2024 Proxy Statement	27

Board of Director and Corporate Governance Information
DIRECTOR ATTENDANCE AT MEETINGS OF THE BOARD AND ITS COMMITTEES AND ANNUAL SHAREHOLDER MEETING
During 2023, the Board held twelve regular meetings and three special meetings. Each of the directors attended over 90% of the total number of meetings of the Board and the committees of the Board on which they served during the year. Although we do not have a formal policy regarding attendance by members of the Board at annual meetings of shareholders, we expect that our directors will attend the Annual Meeting, even though we recognize that directors occasionally may be unable to attend for personal or professional reasons. In 2023, all directors attended the annual meeting of shareholders.
The Board has five standing committees: Corporate Governance and Risk Committee, Audit Committee, Compensation Committee, Capital Planning Committee, and Technology Committee. The following table sets forth the current members of each committee of the Board:

Name of Director	Corporate Governance and Risk	Audit	Compensation	Capital Planning	Technology

Non-Employee Directors:
Craig N. Denekas	✓	✓		✓
David C. Flanagan		✓	✓
Rebecca K. Hatfield				✓
S. Catherine Longley				✓
Marie J. McCarthy					✓
Robert D. Merrill					✓
James H. Page, Ph.D.		✓	✓
Robin A. Sawyer, CPA	✓		✓
Carl J. Soderberg	✓
Lawrence J. Sterrs			✓		✓
Employee Directors:
Simon R. Griffiths(1)				✓	✓
✓ – Member ● – Chair
1.Mr. Griffiths joined the Board and the Capital Planning and Technology Committees on January 1, 2024.
CORPORATE GOVERNANCE AND RISK COMMITTEE
The Company believes that a key element of effective risk management is strong corporate governance, and, accordingly, has combined the oversight of these areas in a single committee, the Corporate Governance and Risk Committee. This committee oversees the annual evaluation of the Board, Board Committees and management; oversees the Company’s risk management program; oversees engagement with, and disclosure to, shareholders and other parties regarding corporate responsibility matters; and reviews the adequacy of the Company’s Articles of Incorporation and Bylaws, Code of Business Conduct and the Corporate Governance Guidelines. The Company maintains many of its corporate documents on its website for public viewing, which can be located on the “About — Investor Relations” tab at www.CamdenNational.bank.
The Corporate Governance and Risk Committee also assists the Board by identifying and recommending individuals qualified to serve as directors of the Company, and as chairs and members of committees of the Board. The Corporate Governance and Risk Committee is responsible for certain corporate governance practices, including the development of ethical conduct standards for

28	Camden National Corporation 2024 Proxy Statement

Board of Director and Corporate Governance Information
our directors, officers, and employees and an annual evaluation to determine whether the Board and its committees are functioning effectively.
The Corporate Governance and Risk Committee expects to identify nominees to serve as directors of the Company primarily by considering recommendations made by directors, management, and shareholders. The Corporate Governance and Risk Committee considers and evaluates all director candidates recommended by our shareholders in accordance with the procedures set forth in the Corporate Governance and Risk Committee’s charter, including by submitting with any recommendation supporting information outlined in the charter. A shareholder who wishes to recommend a director candidate for consideration by the Corporate Governance and Risk Committee may do so by submitting such recommendation and required supporting information to the Secretary of the Company at Two Elm Street, Camden, Maine 04843, who will forward all recommendations to the Corporate Governance and Risk Committee.
To be considered by the Corporate Governance and Risk Committee, all shareholder recommendations for director candidates must be submitted to the Secretary of the Company not less than 120 calendar days prior to the first anniversary of the date on which the Company’s proxy statement was mailed to shareholders in connection with the previous year’s annual meeting.
To date, the Corporate Governance and Risk Committee has not engaged any third parties to assist in identifying candidates for the Board. In general, the Corporate Governance and Risk Committee would expect to re-nominate incumbent directors who express an interest in continuing to serve on the Board. The Corporate Governance and Risk Committee’s charter provides that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities. In addition, the Board should reflect a diversity of experience, areas of expertise, perspectives, and characteristics, including, but not limited to, diversity with respect to age, race, ethnicity, gender, gender expression, and sexual orientation. To fulfill these expectations, the Corporate Governance and Risk Committee’s charter requires the Corporate Governance and Risk Committee to consider the value of diversity on the Board, including in all of the above forms, in selecting director nominees. The charter also requires any director nominee to meet the following minimum criteria:
•Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.
•Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.
•Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company's shareholders and to fulfill the responsibilities of a director.
In identifying and evaluating proposed director candidates, the Corporate Governance and Risk Committee may consider, in addition to the minimum qualifications and other criteria outlined above, any facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, their depth and breadth of business experience or other background characteristics, their independence and the needs of the Board. The Corporate Governance and Risk Committee’s charter prohibits the Corporate Governance and Risk Committee from discriminating against any nominee on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
The Company regards diversity on our Board as fundamental to strong corporate governance and diversity in our management team and workforce as a whole as essential to serving our customers and communities. As of December 31, 2023, 67% of our employees identified as female, 33% of our executive team identified as female, 20% of our named executive officers identified as female, 36% of our Board identified as female, 9% of our Board identified as racially diverse, and 9% of our Board of Directors identified as LGBTQ+.

Camden National Corporation 2024 Proxy Statement	29

Board of Director and Corporate Governance Information
The Corporate Governance and Risk Committee also oversees risk management practices for the Company. The Corporate Governance and Risk Committee reviews the Company’s Risk Appetite Statement and Risk Management Policy annually, and the Company’s Risk Assessment Process semi-annually. The Corporate Governance and Risk Committee then recommends the policy to the Board for approval. It is the intent of the Company and the Board to ensure, through this policy, which identifies our major areas of risk, and related policies, procedures and programs to manage those risks, that it has a sound enterprise risk management (“ERM”) program that identifies, measures, monitors, mitigates, and controls risk in the Company’s systems, processes, and people. Direct oversight and responsibility for the Company’s Risk Management Program is delegated to the Executive Vice President (“EVP”) of Enterprise Risk Management and Chief Risk Officer (“CRO”), who is a member of executive management. This structure reflects the Company’s commitment to risk management. The EVP of Enterprise Risk Management and CRO reports to the President and CEO of the Company and provides reports and serves as management’s liaison to both the Corporate Governance and Risk Committee and the Audit Committee. The Company’s Risk Management Program is designed to provide sufficient information to management and the Board to assist them in properly and adequately evaluating the Company’s compliance with the Risk Management Program.
In addition, information security, including cybersecurity, is a high priority for the Company, and its importance has been highlighted by numerous, highly publicized events in recent years that include cyberattacks, and more recently ransomware and phishing attempts, against financial institutions. The Board, through the various Board and management committees, actively oversees the management of risks related to cybersecurity through the following oversight:
•The Corporate Governance and Risk Committee has oversight of the ERM program, which includes overseeing the completion of the Company’s semi-annual Risk Assessment Process, reviewing the Company’s Risk Appetite Statement and Risk Management Policy, and overseeing the ongoing monitoring and reporting through the ERM program. This committee, as part of its risk oversight, reviews the Company’s cyber insurance policy and coverage levels annually.
•The Audit Committee has oversight of the monitoring and testing of the Company’s information security-related activities and internal controls governing information technology. The Company requires its employees to complete annual information security training and robust, ongoing employee testing, the results of which are reported to the Audit Committee.
•The Technology Committee is responsible for alignment of the Company’s Technology Plan with the Company’s overall strategic plan and priorities and to reasonably assure that adequate planning, resources, and investment are dedicated to technology that helps to fulfill the Company’s overall strategic objectives.
•The Management ERM Committee oversees the Company’s management of all business risks, including those related to cybersecurity, to reasonably assure that the Company manages risks effectively and makes well-informed decisions, while in pursuit of achieving acceptable returns. The foundation of the ERM program is the enterprise-wide framework that identifies and monitors the Company’s risk appetite; business strategy and risk coverage; governance and policies; risk data and infrastructure; measurement and evaluation; control environment; risk response and mitigation; and stress testing.
•The Management Disclosure Committee oversees the Company’s financial reporting, including its control environment and infrastructure under the Sarbanes-Oxley Act. The Management Disclosure Committee discusses any cybersecurity incidents at least quarterly, and considers the need for any related disclosure. There were no known cybersecurity breaches during 2023.
•The Cybersecurity Incident Response Team (“CSIRT”) is responsible for defining and carrying out the Company's approach to incident monitoring, detection, response, and reporting. The CSIRT is a management-level team and is directed under the Company’s cybersecurity response plan, which is part of its information security policy and program.
Cybersecurity reports are provided to the Board on a regular basis. The Company’s Information Security Officer prepares and provides periodic training programs to members of the Board to assist the Board in remaining informed of the Company’s cybersecurity policies and practices. The Board is responsible for review and approval of the Company’s information security policy and program on an annual basis.
There can be no assurance that the Board’s risk oversight structure has identified and addressed every potential material risk, and there may be additional risks that could arise in the Company’s business. Both known and unknown risks could result in potential material financial and/or business losses despite the Board’s efforts to oversee risk.

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Board of Director and Corporate Governance Information
The Corporate Governance and Risk Committee held six meetings during 2023.
The Corporate Governance and Risk Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
AUDIT COMMITTEE
The Audit Committee assists the Board in overseeing, among other things: (1) the integrity of the Company’s financial reports, including policies, procedures and practices regarding the preparation of the financial statements, the financial reporting process, disclosures, and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company’s independent accountants; and (4) the performance of the Company’s internal audit function and independent accountants.
The Audit Committee meets each quarter with the Company’s independent accountants and management to review the Company’s interim financial results, including the adequacy of the allowance for credit losses, before the publication of quarterly earnings press releases. On a quarterly basis, the Audit Committee also reviews the adequacy of the Company’s internal controls and summaries of regulatory examinations to assess the Company’s program for complying with laws and regulations. The Audit Committee also meets separately each quarter in executive session with the independent accountants. The Audit Committee oversees and approves the selection and performance of the internal auditors and reviews and approves the Company’s internal audit plan. Annually, the Audit Committee also reviews and updates its committee charter, reviews and self-evaluates its performance, and participates in the preparation of the audit report contained in this Proxy Statement. Also, a joint meeting with the Audit Committee and Technology Committee occurs annually to provide strong coordinated oversight of information security risks, including cybersecurity risks, that the Company faces.
Although the Audit Committee has the duties and responsibilities set forth above and as set forth in its charter, management is responsible for the internal controls and the financial reporting process, and the independent registered public accounting firm is responsible for performing an independent audit of our financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon.
The Audit Committee has established procedures for the receipt, treatment, and retention of complaints on a confidential basis. We encourage employees and third-party individuals and organizations to report concerns about our internal accounting controls or auditing matters. The Audit Committee Complaint Procedures are reviewed and approved annually by the Audit Committee. A copy of the Audit Committee Complaint Procedures is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
The Board has determined that all five members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards. Additionally, the Board has determined that Ms. Longley (Chair) qualifies as an “audit committee financial expert” as defined by SEC rules. The Audit Committee met ten times during 2023. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.

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Board of Director and Corporate Governance Information
Report of the Audit Committee
In accordance with the Audit Committee charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for preparing the financial statements and for designing and implementing the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with U.S. generally accepted accounting principles. The independent registered public accounting firm is responsible for expressing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm its written disclosures and letter regarding its independence from the Company, as required by applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm its independence from the Company and management. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence, and concluded that the auditors are independent.
During 2023, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the year ended December 31, 2023, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. Respectfully submitted by the members of the Audit Committee of the Board:
S. Catherine Longley, Chair
Craig N. Denekas
David C. Flanagan
James H. Page, Ph.D.
The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
COMPENSATION COMMITTEE
The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to compensation of the Company’s directors and executive officers and oversees the Company’s overall compensation and benefit programs. The Compensation Committee also reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed. The Compensation Committee reviews compensation for the Company’s CEO and other executive officers, including its named executive officers, including base salary, annual incentive, long-term incentives, benefits and other elements of compensation. In addition to reviewing competitive market factors, the Compensation Committee also considers the total compensation mix and each element of compensation within the executive’s total compensation package.
The Compensation Committee met 12 times during 2023. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
Compensation Committee Interlocks and Insider Participation
Messrs. Flanagan (Chair), Page, and Sterrs and Mses. McCarthy and Sawyer served as members of the Compensation Committee for the calendar year 2023. We have no Compensation Committee interlocks. None of our Compensation Committee members is a current officer or employee of the Company. None of the members of the Compensation Committee has ever served as an officer or an employee of the Company and none of our executive officers has served as a member of a compensation committee or as a director of any entity that has an executive officer who serves as a member of our Compensation Committee or the Board.

32	Camden National Corporation 2024 Proxy Statement

Board of Director and Corporate Governance Information
CAPITAL PLANNING COMMITTEE
The Capital Planning Committee assists the Board in fulfilling the Board’s responsibilities relating to management of capital for the Company and its subsidiaries, and coordinates capital generation and deployment activities. The Capital Planning Committee is also responsible for overseeing compliance with the Company's regulatory capital requirements. This committee met four times during 2023. The Capital Planning Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
TECHNOLOGY COMMITTEE
The Technology Committee assists the Board in fulfilling the Board’s responsibilities for alignment of the Company’s Technology Plan with the Company’s overall strategic plan and priorities and to reasonably assure that adequate planning, resources and investment are dedicated to technology that helps to fulfill the Company’s overall strategic objectives. This committee met five times during 2023, which included a joint committee meeting with the Audit Committee to provide strong coordinated oversight of information security risks, including cybersecurity risks, that the Company faces. The Technology Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
BOARD EVALUATIONS
On an annual basis, Board members complete a confidential survey provided through an outside firm which solicits feedback from our directors with respect to the effectiveness of the Board. All nominees who are members of the Board are peer-evaluated and complete a self-evaluation which is reviewed by the Corporate Governance and Risk Committee when recommending a slate of candidates to be nominated by the Board. Each year, each committee reviews its charter and evaluates performance based on the specific committee charter requirements. This evaluation is reflected in the committee minutes that are reported to the Board.
MANDATORY DIRECTOR RETIREMENT
The Company’s Corporate Governance Guidelines require directors to offer to tender their retirement from the Board immediately upon reaching the age of 75. The Corporate Governance and Risk Committee evaluates the appropriateness of any such director’s continued service on the Board and recommends to the Board whether to accept the director’s resignation.
DIRECTOR STOCK OWNERSHIP GUIDELINES
The Company’s Corporate Governance Guidelines require directors to beneficially own shares of Common Stock of the Company having a market value of $150,000 (“Qualifying Shares”). The Board may, in its discretion, permit a director to satisfy the Qualifying Shares requirement by agreeing to purchase, within 90 days of such person’s election as a director, at least 100 shares of Common Stock of the Company and applying 100% of such person’s directors fees, after taxes, to purchasing the balance of the Qualifying Shares, subject to trading window requirements. As of December 31, 2023, all directors meet or exceed the Qualifying Shares requirement.
ANTI-HEDGING AND PLEDGING RESTRICTION POLICY
The Company has adopted a policy that, among other things, prohibits any director or officer from engaging in any hedging transactions (which includes short sale transactions, purchases of the Company’s Common Stock on margin, and buying or selling any puts, calls or other derivative transactions that have the effect of reducing the economic exposure to the shares of Common Stock). In addition, directors and officers are prohibited from pledging shares of the Company’s Common Stock as collateral for a loan, although exceptions to this pledging limitation may be granted for good cause.

Camden National Corporation 2024 Proxy Statement	33

Board of Director and Corporate Governance Information
DIRECTOR INDEPENDENCE
The Board has determined that the following directors, constituting ten of the Company’s eleven directors, are each an “independent director” as such term is defined in NASDAQ’s listing standards: Messrs. Denekas, Flanagan, Merrill, Page, Soderberg, and Sterrs; and Mses. Hatfield, Longley, McCarthy and Sawyer. In determining Mr. Denekas' independence, the Board considered that the Company sublets office space from the Libra Foundation, a non-profit organization where Mr. Denekas is the Chief Executive Officer. The Board concluded that such relationship would not be considered to impair Mr. Denekas’ independence. The Board also has determined that each member of the Corporate Governance and Risk Committee, the Audit Committee, and the Compensation Committee meets the independence requirements applicable to those committees as prescribed by NASDAQ, the SEC, the Internal Revenue Service (“IRS”), and applicable committee charters.
DIRECTOR COMPENSATION
The Company uses director compensation, which includes cash retainers, per-meeting fees and equity grants, to attract and retain qualified candidates to serve on the Board. Any employee who also serves as a director, currently only our President and CEO, does not receive any compensation for their service as a director. The following table shows total compensation, and its components, earned by or awarded to each non-employee director for the year ended December 31, 2023, who served on the Company’s Board during 2023:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Changes in Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)

Ann W. Bresnahan(4)	18,942	—	—	18,942
Craig N. Denekas	51,503	35,009	—	86,512
David C. Flanagan	74,477	35,009	—	109,486
Rebecca K. Hatfield	39,275	35,009	—	74,284
S. Catherine Longley	56,075	35,009	—	91,084
Marie J. McCarthy	58,848	35,009	—	93,857
Robert D. Merrill	40,658	35,009	—	75,667
James H. Page	54,825	35,009	—	89,834
Robin A. Sawyer	70,060	35,009	—	105,069
Carl J. Soderberg	61,723	35,009	—	96,732
Lawrence J. Sterrs(5)	135,891	35,009	—	170,900
1.Includes fees for which the director has elected to receive shares of our Common Stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2023 was as follows: 1,527 shares for Mr. Denekas, 2,212 shares for Mr. Flanagan, 1,178 shares for Ms. Hatfield, 1,753 shares for Ms. McCarthy, 1,851 shares for Mr. Soderberg and 1,004 shares for Mr. Sterrs. The number of shares issued to each participating director for director fees in lieu of cash is calculated using the Company's closing share price on March 20, June 20, September 20 and December 20 (or the previous business day), subject to the Company's Insider Trading Policy.
The fees earned for Messrs. Flanagan, Merrill, Soderberg and Sterrs and Mses. Bresnahan, Hatfield and Sawyer include committee fees received from the Bank for committee membership. The fees earned for Mr. Sterrs also include fees received as Chair of the Bank.
2.The amounts shown reflect the aggregate grant date fair value of shares granted during 2023 without restriction, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718. See Note 17 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 regarding assumptions underlying valuation of equity awards. We maintain an Independent Directors’ Equity Compensation Program (“IDECP”), which is a sub-program under the 2022 Equity and Incentive Plan. Under the IDECP, each independent director of the Company and Bank receives an annual grant of Company stock with a grant date fair value of approximately $35,000, determined based on the closing share price of a share of Company stock on the grant date with vesting terms set by the Compensation Committee annually. Each Company and Bank director, except for Ms. Bresnahan who retired from both Boards effective May 5, 2023, received 1,174 shares of Company stock on June 1, 2023, based on the Company’s same day 2023 closing price of $29.82 per share. Shares granted to our independent directors in 2023 were fully vested on the

34	Camden National Corporation 2024 Proxy Statement

Board of Director and Corporate Governance Information
grant date and not subject to any restrictions. As of December 31, 2023, none of our independent directors held any unvested stock or unexercised options.
3.We maintain a Camden National Corporation Deferred Compensation Plan. Under this plan, deferred amounts are valued based on corresponding investments in certain investment funds which may be selected by the director. No plan earnings are considered to be “above-market” or “preferential” and as such no amounts are reported in this column.
4.Ms. Bresnahan retired from both the Company’s and the Bank’s Boards effective May 5, 2023, in accordance with the mandatory retirement policy.
5.Mr. Sterrs served as the chair of the Company and the Bank during 2023.
Director Retainer Fees, Meeting Fees and Equity Grants
The Compensation Committee engages Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant to the Compensation Committee, to research and analyze independent director compensation on an annual basis. There were no changes made to director compensation during 2023.
The tables below outline the schedule of fees paid to Company and Bank directors for their services during 2023:

	Annual Retainer			Annual Equity Grant ($)

2023 Director Compensation Components	Chair ($)	Member ($)	Meeting Fee ($)

Camden National Corporation Board of Directors	60,000(1)	20,000	1,000	35,000
Audit Committee	10,000	—	825	—
Compensation Committee	7,500	—	825	—
Corporate Governance and Risk Committee	7,500	—	825	—
Search and Transition Committee	—	—	825	—
Other Committees, including: (1) Capital Planning, (2) Technology, and (3) Bank Committees	—	—	500	—
1.Fees received as Chair of the Company and Chair of the Bank Board are $35,000 and $25,000, respectively.
DIRECTOR DEFERRED COMPENSATION PLAN
The Company maintains the Camden National Corporation Deferred Compensation Plan under which each non-employee director of the Company and the Bank may annually elect to defer all or a portion of the director’s annual retainer and/or chair and meeting fees, subject to the “Director Stock Ownership Guidelines” outlined on page 33. Under the Deferred Compensation Plan, a participating director may elect from various payment alternatives, although full payout must be made no later than the tenth anniversary of the director’s separation from service. Deferred amounts are valued based on corresponding notional investments in certain investment funds (similar to those offered in the Company’s 401(k) Plan) that are selected by the participating director. The Camden National Corporation Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.
RELATED PARTY TRANSACTIONS
The Board has a written Related Party Transactions Policy and uses a centralized process under the EVP, Enterprise Risk Management and CRO’s responsibility to review, monitor and report transactions with related parties. The Related Party Transactions Policy sets forth our policies and procedures for reviewing and approving any transaction with related persons (which includes directors, director nominees, executive officers, shareholders holding 5% or more of our voting securities, or any immediate family member or affiliated entity of the foregoing). Our policies and procedures cover, among others, any transaction in which: (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) our Company is a

Camden National Corporation 2024 Proxy Statement	35

Board of Director and Corporate Governance Information
participant, and (3) a related person has or will have a direct or indirect material interest (each, a “Related Party Transaction”). Under these policies and procedures, all proposed Related Party Transactions must be submitted by the EVP, Risk Management and CRO to the Corporate Governance and Risk Committee or its Chair for approval. Any Related Party Transaction approved by the Chair of the Corporate Governance and Risk Committee must be reported at the next meeting of the Corporate Governance and Risk Committee or the Board. The Corporate Governance and Risk Committee will approve only those Related Party Transactions that it determines are in good faith and consistent with the best interests of the Company and its shareholders. If a Related Party Transaction was entered into without being submitted for prior approval, the Corporate Governance and Risk Committee would take appropriate action, which may include, but is not limited to, rescinding the Related Party Transaction.
During 2023, there were no Related Party Transactions, other than the financial transactions described below. There were no Related Party Transactions entered into in 2023 for which our policies and procedures were not followed, or that were not required to be reviewed, approved or ratified under our policies and procedures.
The Company’s nominees for directors, continuing directors and executive officers, members of the immediate family of continuing directors and executive officers, and entities which directors, continuing directors or executive officers control (other than subsidiaries of the Company) have had, and are expected to have in the future, loan transactions with one or more of the Company’s subsidiaries. As of December 31, 2023, the outstanding loans, including unused commitments, by the Company’s subsidiary bank to the Company’s nominees for directors, continuing directors and executive officers amounted to an aggregate of approximately $6.0 million. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.
All loans made by the Company and its bank subsidiary to directors and executive officers are regulated by the Company’s federal regulators. These regulations (known as “Regulation O”) set forth various practices and reporting requirements for loans to directors and officers. In addition, SOX permits banks and bank holding companies to extend credit to their directors and officers, provided that such extensions of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available by such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. We have adopted written policies to implement the requirements of Regulation O, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of the appropriate subsidiary. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions.

36	Camden National Corporation 2024 Proxy Statement

Executive Officer Information
IDENTIFICATION OF NAMED EXECUTIVE OFFICERS
For 2023, our “named executive officers,” as defined in Item 402 of Regulation S-K, were as set forth below:

Name	Position with Company or Bank	Age
Gregory A. Dufour(1)	President and Chief Executive Officer	63
Michael R. Archer	Executive Vice President, Chief Financial Officer	40
Simon R. Griffiths	Executive Vice President, Chief Operating Officer	50
William H. Martel	Executive Vice President, Chief Technology Officer	54
Patricia A. Rose	Executive Vice President, Retail and Mortgage Banking	60
1.Mr. Dufour retired from his positions as the Company’s and the Bank’s President and CEO, effective as of the close of business on December 31, 2023.
Please refer to the Company’s December 31, 2023 Report on Form 10-K, Part I, Item 1. "Business — Information about our Executive Officers" for additional information about the Company’s named executive officers who are current employees.
All of the named executive officers hold office at the discretion of the Board. There are no “family relationships” between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, as the SEC defines that term.

Camden National Corporation 2024 Proxy Statement	37

Compensation Discussion and Analysis
OVERVIEW
The Compensation Committee has responsibility for establishing, implementing and monitoring our compensation programs and pay practices consistent with our executive compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to our executives is fair, reasonable, competitive, performance-based and aligns with shareholders' interests. The Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program, as well as the Compensation Committee’s determinations regarding executive compensation and the rationale for those determinations. The compensation tables for the named executive officers provide more detailed information beginning on page 63.

Over the course of 2023, the Company undertook a CEO search and transition, navigated significant changes in the macroeconomic environment and banking industry and shifted its strategic priorities. The Compensation Committee’s compensation decisions in 2023 reflect its consideration of the Company’s business needs and objectives and took into account these challenges. After substantial discussion and consideration, the Compensation Committee approved arrangements relating to our CEO transition, non-recurring awards of a cash bonus and restricted stock units (“RSU”) to certain executive officers and adjustments to the performance metrics for the 2021 – 2023 long-term incentive plan. These decisions, and their rationale, are described in our CD&A, and the related compensation for our named executive officers is disclosed in the accompanying compensation tables.
EXECUTIVE SUMMARY
Throughout 2023, the Company faced three primary challenges that impacted its business:
CEO Transition — In August 2023, the Company announced that Mr. Griffiths would succeed Mr. Dufour as President and CEO of the Company and the Bank. Mr. Dufour retired and stepped down as the Company’s and the Bank’s President and CEO, effective close of business December 31, 2023, and Mr. Griffiths was appointed as President and CEO, effective January 1, 2024. All references to “our CEO” and “the CEO” in the CD&A and the compensation tables are to Mr. Dufour.
Significant Changes in the Macroeconomic Environment and Banking Industry — Throughout 2023, the U.S. economy and broader banking industry experienced significant and unexpected stress due to several key factors, including: (1) material increases in short-term interest rates driven by aggressive increases in the Federal Funds Rate, which has resulted in a historically prolonged inversion of the interest rate yield curve; (2) a liquidity and an industry-wide banking confidence crisis, which was in part sparked by three major bank failures occurring in the first half of 2023 and which contributed to deposit outflows at many banks; and (3) increased concerns regarding asset quality, particularly within the commercial real estate office space. The combination of these factors has placed great emphasis on deposit gathering across the industry, and coupled with rising short-term interest rates has resulted in rapidly rising deposit costs, which has compressed net interest margins across the banking industry.
Shift in Our Strategic Priorities — In response to the macro-environment and the factors outlined above, the Company shifted its strategic priorities in 2023 to: (1) maintain its deposit base and liquidity strength; (2) optimize its net interest margin; and (3) maintain its strong asset quality. The Company’s strategies continue to be focused on driving long-term shareholder value and seeking to ensure the financial strength and resiliency of its balance sheet. As of December 31, 2023, the Company remains well-

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Compensation Discussion and Analysis
positioned not only to withstand current market turbulence but also to capitalize on opportunities and disruptions within the markets in which the Company does business.
Below is a summary of the Company's financial results and certain strategic actions and achievements that occurred during 2023.
Financial Results
For 2023, the Company reported net income of $43.4 million and $2.97 diluted earnings per share, which were each 29% lower compared to 2022. Our 2023 financial results were impacted by the macroeconomic conditions described above, but also by certain actions we took in response to these conditions as we focused on maintaining the long-term strength of our business by maintaining and growing deposit relationships, and maintaining our excellent asset quality and capital levels. During 2023, the strength of our capital position enabled us to take certain actions to improve the Company’s future earnings capacity and improve profitability by selling a portion of our investment portfolio and redeploying the proceeds into higher yielding assets at current market rates. In doing so, the Company recorded pre-tax investment losses totaling $10.3 million (or $8.9 million in after-tax losses) in 2023, which contributed to the decrease in net income and diluted earnings per share compared to 2022. Adjusting for the investment losses, as well as a write-off of a $1.8 million (or $1.4 million after taxes) Signature Bank corporate bond due to the bank’s failure in the first quarter of 2023, adjusted net income (non-GAAP)1 and adjusted diluted earnings per share in 2023 decreased 15% and 14%, respectively, compared to 2022.
The Company, and the broader banking industry, operated in an inverted yield curve environment for the entirety of 2023. The impact of the inverted yield curve has compressed the Company’s, and many other banks, net interest margin, which has driven a decrease in revenues and net income, as well as a reduction in profitability metrics, for 2023 compared to 2022. The Company’s net interest margin for 2023 was 2.46%, compared to 2.86% for 2022. We took several steps to stabilize net interest margin and reposition the Company’s balance sheet with a focus on improving our interest rate sensitivity to short- and long-term yield curve inversion for a longer time period, and positioning the Company for profitable growth as the economy and market conditions show signs of normalizing. In addition to the aforementioned investment losses, in 2023, we took the following actions:
•We executed $500 million of interest rate swaps designed to improve our interest rate risk position to rising and “higher for longer” short-term interest rates and generated $4.9 million of net interest income as a result.
•We leveraged the Bank Term Funding Program (i.e., a funding program created in early-2023 in response to several well-publicized bank failures to make additional funding available to depository institutions and help stabilize market confidence) as it provided lower-cost alternative funding and the ability to prepay program loans without penalty, and helped to improve our liquidity position. We borrowed $135.0 million from the program at a rate of 4.70% for a period of one year.
•We managed deposit costs actively through customer-level interactions and conversations, leveraging the strong relationships we build through our branch network and various channels. Since the beginning of the rising short-term interest rate cycle (i.e., January 1, 2022), our cumulative deposit beta (excluding brokered deposits), which measures the change in the Company’s average deposit rate to the average change in the Effective Federal Funds Rate, through December 31, 2023 was 33%.
•We tempered loan growth to 2% for 2023 through disciplined new loan origination pricing. For 2023, our weighted-average new loan origination yield across our entire loan portfolio was 7.21%.
Our financial highlights for 2023 include:
Strong Liquidity Position — As of December 31, 2023, total uninsured and uncollateralized2 deposits were 15% of our total deposits, and we maintained access to available funding of two times our total uninsured and uncollateralized deposits.
Strong Capital Position — As of December 31, 2023, all of our regulatory capital ratios were well in excess of regulatory capital requirements. Our capital and loan reserve levels, along with our strong credit quality position us for continued success in light of current market conditions that are both dynamic and volatile.
1 Refer to Appendix A on page 85 for a description of non-GAAP measures and a reconciliation of non-GAAP to GAAP financial information.
2 Uncollateralized deposits are customer deposit balances for which the Company has not pledged any of its assets, including investment securities, or provided any other type of guarantee.

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Compensation Discussion and Analysis
Strong Asset Quality – Key credit quality metrics in both commercial and consumer portfolios remain resilient, despite the macroeconomic pressures created by rapidly rising interest rates and continued risk of a recession in the near-term. Asset quality continues to be a source of strength for the Company, with non-performing assets of 0.13% of total assets and past due loans of 0.12% of total loans as of December 31, 2023.
Shareholder Returns – We increased our cash dividend paid per share by 4% over the last year to $1.68 for 2023. Over the past five years, the Company's annual cash dividend has increased 8% on a compounded basis. The increase reflects our ability to generate long-term, sustainable earnings and our commitment to deliver meaningful returns to our shareholders. At December 31, 2023, our annualized dividend yield reached 4.46%, based on our closing stock price of $37.63, on December 29, 2023 (the last trading day of the year).
We deployed $2.0 million of capital through the repurchase of 65,692 shares of the Company's common stock.

Financial Highlights ($ in thousands, except per share data)	2022	2023	Change

Earnings and Profitability
Net income	$61,439	$43,383	(29)%
Diluted earnings per share (“EPS”)	$4.17	$2.97	(29)%
Adjusted net income (non-GAAP)(1)	$62,159	$52,980	(15)%
Adjusted diluted EPS (non-GAAP)(1)	$4.22	$3.63	(14)%
Return on average assets	1.12%	0.76%	(0.36)%
Adjusted return on average assets (non-GAAP)(1)	1.14%	0.93%	(0.21)%
Return on average equity	13.15%	9.30%	(3.85)%
Adjusted return on average equity (non-GAAP)(1)	13.31%	11.35%	(1.96)%
Efficiency ratio (non-GAAP)(1)	56.16%	61.52%	5.36%
Balance Sheet and Liquidity
Loans	$4,010,353	$4,098,094	2%
Deposits	$4,826,929	$4,597,360	(5)%
Uninsured and uncollateralized deposits to total deposits	15.45%	14.56%	(0.89)%
Available liquidity sources to uninsured and uncollateralized deposits	205.23%	201.67%	(3.56)%
Credit Quality and Capital
Non-performing assets to total assets	0.09%	0.13%	0.04%
Allowance for credit losses on loans to total loans	0.92%	0.90%	(0.02)%
Total risk-based capital ratio	13.80%	14.36%	0.56%
Tangible common equity ratio (non-GAAP)(1)	6.37%	7.11%	0.74%
1.Refer to Appendix A on page 85 for a description of non-GAAP measures and a reconciliation of non-GAAP to GAAP financial information.

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Compensation Discussion and Analysis
COMPENSATION BEST PRACTICES AND SOUND GOVERNANCE
Our compensation programs incorporate and reflect best practices, including the following:

What We Do		What We Don’t Do
✓	Provide long-term incentives, 50% of which are performance-based and only vest upon achievement of predefined performance goals	✗	Provide excise tax gross-up on change-in-control payments
✓	Consider advice and guidance from our independent compensation consultant	✗	Allow current payment of dividends on unearned performance shares
✓	Review benchmarking analyses comparing our executive compensation practices to peer companies so that our executive compensation remains consistent with market practices	✗	Allow executive officers to engage in hedging and pledging transactions
✓	Impose caps on short-term and long-term incentive compensation payments	✗	Maintain ongoing employment contracts that provide severance entitlements
✓	Perform an annual incentive compensation risk assessment for all active executive and employee incentive compensation plans
✓	Maintain stock ownership guidelines for the CEO and the Company's other named executive officers
✓	Deliver a significant portion of executive pay in the form of performance-based compensation to align pay and performance
✓	Provide for double trigger vesting in the Company's change-in-control agreements
✓	Maintain a clawback policy in compliance with SEC and NASDAQ listing standards

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Compensation Discussion and Analysis
COMPENSATION PHILOSOPHY AND OBJECTIVES
The Company’s compensation philosophy seeks to attract and retain highly qualified executive officers by providing a mix of salary, incentives and benefits that appropriately motivate while also maximizing shareholder value. This is achieved by establishing meaningful performance goals that discourage risk-related behaviors, and helping to ensure executive officers have comprehensive knowledge of their total compensation package.
The compensation programs for the Company’s executive officers have been designed to:
•Provide competitive base salaries, and short- and long-term incentives that align the interests of the executive officers with the Company’s short- and long-term financial goals;
•Drive performance and motivate executive officers toward the goal of enhancing long-term shareholder value;
•Balance cash and equity compensation with a focus on increasing an executive officer’s equity ownership in the Company over time;
•Attract and retain highly qualified executive officers needed to achieve strategic goals, and maintain a stable executive management group; and
•Allow flexibility in responding to business needs and the constraints and dynamic conditions in the markets in which we do business, as well as to changing laws and accounting standards.
Decisions regarding executive compensation are evaluated in light of the Company’s performance, local and regional job market availability for each position, economic conditions in New England, and the Company’s short- and long-term business plans. Moreover, the Compensation Committee’s goal is to review and analyze each element of compensation, considering the entire compensation package. The Compensation Committee seeks to ensure that rewards for executive officers, such as annual incentives and equity compensation, are appropriate in relation to shareholder returns for the same period.
The Compensation Committee generally targets executive pay at the market median with actual compensation scaling higher or lower to reflect Company and individual performance. From time to time, the Compensation Committee may target pay above or below market median for an executive, depending on factors such as experience of an incoming or current executive, as well recruiting and retention considerations.

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Compensation Discussion and Analysis
EMPHASIS ON “AT RISK”/PERFORMANCE-BASED PAY
For 2023, 44% of our CEO’s target total compensation and 40% of our named executive officers' target total compensation (i.e., base salary, target annual short-term incentives (“STI”) and target long-term incentives (“LTI”)) was “at risk” and directly contingent on the Company’s performance. This pay mix is consistent with the compensation mix of our peer group. Actual annual STI and LTI awards are subject to the achievement of pre-established performance goals and designed to link directly to shareholder value. Base salary and other fixed elements of compensation are essential to any compensation program and relevant to recruiting and retaining top talent. The following charts illustrate the 2023 pay mix for our CEO and the average of our other named executive officers, which includes Mr. Griffiths who was appointed President and CEO of the Company and the Bank on January 1, 2024, at target performance levels:
ROLE OF SHAREHOLDERS, COMPENSATION COMMITTEE, EXECUTIVES AND SENIOR MANAGEMENT, AND CONSULTANTS AND ADVISERS
Shareholders
The Company provides its shareholders with the opportunity to cast an annual advisory vote to approve the compensation of the named executive officers (“Say-on-Pay”). The Company has a record of a high approval rating from its shareholders for its compensation philosophy and practices, including 99%, 99% and 98% of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal at the 2023, 2022 and 2021 annual meeting of shareholders, respectively. As we evaluated our compensation practices and decisions for 2023, we were mindful of the strong support that our shareholders have expressed for our philosophy of linking compensation to performance and the interests of the Company’s shareholders. The Compensation Committee will continue to consider shareholder feedback in the future.
Compensation Committee
The duties and responsibilities of the Compensation Committee include, among other things, overseeing the Company’s overall executive compensation philosophy, measuring performance with respect to established goals and objectives, designing the components of executive compensation, reviewing the Company’s executive officer compensation plans and the risks these plans pose to the Company, and establishing compensation for the Company’s executive officers.
The Compensation Committee assists in fulfilling the Board’s responsibilities related to compensation of directors and executive officers, and oversees the Company’s total compensation, benefits and rewards programs. The Compensation Committee makes compensation decisions for the Company’s named executive officers, including establishing frameworks for how executives will be compensated, and approves equity awards for executive officers and the delegation to the CEO of an equity award pool that may be used for non-executive officer awards within pre-established parameters.

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Compensation Discussion and Analysis
Executives and Senior Management
The Company’s management provides information and input as requested by the Compensation Committee to facilitate decisions related to executive compensation. Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Compensation Committee. For example, the Compensation Committee receives recommendations from the CEO with respect to executive officer pay adjustments, other than with respect to the CEO’s own compensation. The Compensation Committee may request members of management to be present at meetings where executive compensation and Company or individual performances are discussed and evaluated.
Although management may provide insight, suggestions or recommendations regarding executive compensation, they are not present during the Compensation Committee’s deliberations or vote. Only Compensation Committee members vote on decisions regarding executive compensation. The Compensation Committee regularly meets in executive session without management present.
Incentive Risk Review
The Company's management, with the support of the Compensation Committee, has implemented a Management Incentive Oversight Committee to oversee, monitor and assess the risks of all active executive and employee incentive compensation plans. Annually, the incentive plans are evaluated by the Management Incentive Oversight Committee to assess risk management processes and risk mitigation practices. As such, internal control structures are in place, and we believe continue to be appropriate, to maintain the Company’s risk profile within acceptable limits and to help ensure that employees are not incentivized to take excessive risk positions. Based upon the review of the various program design features that drive compensation, the business planning and budgeting processes, the internal controls which support the accurate reporting of actual results, and the risk management processes and mitigating features that help ensure that management operates within established risk tolerance guidelines, it was determined that the Company’s incentive plans are not reasonably likely to lead to excessive risk taking pursuant to industry standards.
CONSULTANTS AND ADVISERS
The Compensation Committee uses the services of various consultants and advisers when it deems necessary and appropriate. The Compensation Committee engages independent compensation consultants to provide guidance in several critical areas, such as benchmarking and best practice analysis, understanding shareholder perspectives, assessing director and executive compensation, supporting regulatory reporting, providing peer group analysis, reviewing policies and procedures, providing education, briefing on trends and changes, and explaining the impact of regulation on compensation and incentive practices.
For 2023, the Compensation Committee engaged the consulting services of Meridian to provide independent advice and counsel related to executive and director compensation, including peer and market compensation benchmarking for Mr. Griffiths in connection with the CEO Transition. The Compensation Committee also used the services of Sullivan & Cromwell, LLP (“S&C”), to advise on its compensation plans and arrangements with executives.
The Compensation Committee considered the independence of Meridian and S&C in light of SEC and NASDAQ rules for compensation committees and compensation consultants and concluded that the work performed by Meridian and S&C did not raise any conflict of interest.
COMPENSATION COMMITTEE ACTIVITY AND KEY INITIATIVES FOR 2023 EXECUTIVE COMPENSATION
The Compensation Committee evaluates existing compensation program components on a periodic basis to maintain the Company’s competitive position in the marketplace and to meet its goal of attracting, motivating, and retaining key executives, including consideration for the challenges the Company faced during 2023 with the CEO Transition, the significant changes in the macroeconomic environment and a shift in our strategic priorities, as outlined in the “Executive Summary” on page 39.

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Compensation Discussion and Analysis
The Compensation Committee took the following actions relating to the compensation program for the Company’s executive officers, including the named executive officers:
•Assessment of Proxy Peer Group — Engaged Meridian to perform a proxy peer group assessment for purposes of analyzing and measuring executive compensation for the Company's executive officers. Please refer to “Benchmarking Compensation” on page 45 for further details.
•Base Salary — Approved the 2023 base salary increase for the CEO, and reviewed and approved the recommendations provided by the CEO for each of the Company’s executive officers. Please refer to “Base Salary” on page 49 for further details.
•Executive Annual Incentive Program (“EAIP”) — Approved 2023 EAIP participants and design, including performance metrics, goals, and payout targets, and because the threshold level for payout was not achieved there was no 2023 EAIP payout to participants. Please refer to “Executive Annual Incentive Program” on page 48.
•2023 Cash Bonus — Approved a special, nonrecurring cash award for executive officers (other than Mr. Griffiths) to reward the efforts and accomplishments of our executives in 2023 and support retention considering that there was no EAIP payout. Please refer to “2023 Cash Bonus” on page 52 for further details.
•Management Stock Purchase Program (“MSPP”) — Approved the 2024 MSPP discount of 25% and the 2024 MSPP stock awards for the named executive officers. Please refer to “Management Stock Purchase Program (“MSPP”)” on page 53 for further details.
•Long-Term Incentive Program (“LTIP”) — (1) Approved the 2020 – 2022 LTIP performance level and payout for each participant, and (2) approved the 2023 – 2025 LTIP participants and its design, including establishment of goals and key metrics. Please refer to “Long-Term Incentive Program” beginning on page 54 for further details on the program and grants.
•CEO Transition Arrangements — (1) Approved a special, nonrecurring RSU award to executive officers (other than Messrs. Dufour and Griffiths) to support retention in connection with the CEO Transition; and (2) approved the compensation packages for the transition of the Company’s retiring CEO, Mr. Dufour, and incoming CEO, Mr. Griffiths. Please refer to “CEO Transition Arrangements” beginning on page 58 for further details.
•Camden National Corporation Deferred Compensation Plan (“DCP”) — Approved a supplemental contribution by the Company to active participants in the plan. Please refer to “2023 Nonqualified Deferred Compensation Table (DCP)” on page 73 for further details.
•Defined Contribution Retirement Plan (“DCRP”) — Approved the annual grant of “deferred stock units” to each participant in the DCRP. Please refer to “2023 Nonqualified Deferred Compensation Table (DCRP)” on page 73 for further details.
•Executive Stock Ownership Requirements — The Compensation Committee reviewed the current stock ownership requirements as well as the status of named executive officers meeting those requirements. Please refer to “Executive Stock and Clawback Policies” on page 60 for further details.
•Incentive Compensation Clawback Policy — The Compensation Committee adopted a new incentive compensation clawback policy, which is designed to comply with SEC and NASDAQ listing requirements. Please refer to “Executive Stock and Clawback Policies” on page 60 for further details.
BENCHMARKING COMPENSATION
The Compensation Committee believes that considering appropriate benchmarks for compensation analyses is an effective method for evaluating executive and director compensation. On an annual basis, the Compensation Committee engages a compensation consultant to conduct market competitive reviews, which, generally, include an assessment of compensation compared to market (e.g., industry-specific surveys and proxy peer group, where applicable), including an assessment of base salary, annual and long-term incentive targets and target total direct compensation. The Compensation Committee uses this information to determine appropriate salary and target incentive levels for executive officers. The Compensation Committee reviews the peer group periodically through the year and may make adjustments that it deems are appropriate or necessary, for example, as a result of business combinations and other changes.

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Compensation Discussion and Analysis
2023 Peer Benchmarking Group — During 2022, Meridian suggested updating the Company’s peer group to remove two banks - one bank was removed due to asset size and another was removed due to the lack of public disclosures. Meridian’s suggested changes were approved by the Compensation Committee. Meridian conducted a comprehensive assessment of the peer group that served as a reference for the Compensation Committee’s considerations in setting 2023 pay levels for executives and directors and determining the Company’s compensation program designs.
Below is the peer group list (including the peer company's stock ticker symbol presented in parentheses next to the company's name) used to assess the Company's 2023 executive and director compensation. The peer group was objectively determined to reflect publicly traded banks that satisfied the following criteria: (1) Geographic Criteria: banks and thrifts headquartered in New England, New York, New Jersey and Pennsylvania, excluding New York Metro banks; and (2) Total Asset Size Criteria: banks and thrifts with median asset size similar to the Company (at that time).
Peer Group Used for 2023 Pay Opportunities

ACNB Corporation (ACNB)	Financial Institutions, Inc. (FISI)	S&T Bancorp, Inc. (STBA)
Arrow Financial Corporation (AROW)	Lakeland Bancorp, Inc. (LBAI)	The First of Long Island Corporation (FLIC)
Bar Harbor Bankshares (BHB)	Mid Penn Bancorp, Inc. (MPB)	Tompkins Financial Corporation (TMP)
Brookline Bancorp, Inc. (BRKL)	NBT Bancorp Inc. (NBTB)	TrustCo Bank Corp NY (TRST)
Cambridge Bancorp (CATC)	Northfield Bancorp, Inc. (NFBK)	Univest Financial Corporation (UVSP)
CNB Financial Corporation (CCNE)	Orrstown Financial Services, Inc. (ORRF)	Washington Trust Bancorp, Inc. (WASH)
Enterprise Bancorp, Inc. (EBTC)	Peoples Financial Services Corp (PFIS)
2024 Peer Benchmarking Group — During 2023, Meridian reviewed the Company's peer group to determine if any changes were appropriate to assess 2024 pay opportunities for executives and directors. Meridian suggested updating the Company's peer group to remove three banks – one bank was removed due to asset size, another was identified as a merger target, and another was removed due to its lack of public disclosures – and add two banks. Meridian’s suggested changes were approved by the Compensation Committee. Meridian conducted a comprehensive assessment of the peer group that served as a reference for the Compensation Committee’s considerations in setting 2024 pay levels for executives and directors and determining the Company's compensation program designs.
Below is the peer group list (including the peer company's stock ticker symbol presented in parentheses next to the company's name) used to assess the Company's 2024 executive and director compensation. The peer group was objectively determined to reflect publicly traded banks that satisfied the following criteria: (1) Geographic Criteria: banks and thrifts headquartered in New England, New York, New Jersey and Pennsylvania, excluding New York Metro banks; and (2) Total Asset Size Criteria: banks and thrifts with median asset size similar to the Company (at that time).
Peer Group used to Assess 2024 Pay Opportunities

Bankwell Financial Group, Inc. (BWFG)	First Commonwealth Financial Corp (FCF)	S&T Bancorp, Inc. (STBA)
Bar Harbor Bankshares (BHB)	Mid Penn Bancorp, Inc. (MPB)	The First of Long Island Corporation (FLIC)
Brookline Bancorp, Inc. (BRKL)	NBT Bancorp Inc. (NBTB)	Tompkins Financial Corporation (TMP)
Cambridge Bancorp (CATC)	Northfield Bancorp, Inc. (NFBK)	TrustCo Bank Corp NY (TRST)
CNB Financial Corporation (CCNE)	Orrstown Financial Services, Inc. (ORRF)	Univest Financial Corporation (UVSP)
Enterprise Bancorp, Inc. (EBTC)	Peoples Financial Services Corp (PFIS)	Washington Trust Bancorp, Inc. (WASH)
Financial Institutions, Inc. (FISI)

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Compensation Discussion and Analysis
2023 COMPENSATION PROGRAM COMPONENTS
In 2023, the compensation for the Company's executives, including the named executive officers, was comprised of the following elements:

Element	Description	Primary Objectives

Base Salary	Fixed cash payment reflecting the executive’s responsibilities, performance and expertise.	•Fixed level of compensation appropriate for the named executive officer's role •Recruit and retain executives

Executive Annual Incentive Program (“EAIP”)	Annual cash incentive which is contingent on achievement of Company and individual performance goals related to the current fiscal year.	•Encourage and reward individual and overall Company performance relative to current plans and objectives

Long-Term Incentive Program (“LTIP”)
Annual equity grants are allocated 50% as performance shares and 50% as service-based restricted stock. The performance shares are granted with the opportunity to earn from 0% to 200% of the target award contingent on the Company’s achievement of pre-defined performance goals over a three-year performance period. The service-based restricted shares are intended to encourage retention and vest one-third per year over three years.
•Promote achievement of long-term financial and strategic objectives •Align the interests of executives with shareholders •Provide retention

Management Stock Purchase Program (“MSPP”)
Executives and officers at the level of vice president and above may elect to receive restricted shares in lieu of up to 20% of the annual cash incentive at a discount. Executives are required to participate at the 20% level until the executive’s stock ownership requirements are satisfied. Restricted shares granted under the MSPP cliff-vest after two years.
•Promote executive stock ownership •Align the interests of executives with shareholders •Provide retention

Retirement and Other Benefits	Qualified and non-qualified deferred compensation plans, defined contribution retirement plans, and other benefits.	•Provide retention •Maintain market competitiveness •Support financial security

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Compensation Discussion and Analysis
BASE SALARY
Base salary is an essential foundational component of our total compensation program that allows us to recruit and retain talented executives. Base salaries are set at a level that is competitive and appropriate for our market. Annual adjustments to base salaries are based on an executive’s expected performance against specific job criteria for the current period and are viewed in the context of “total compensation.” We meet these objectives by offering competitive base salaries with periodic review and adjustments based on the benchmarking practices described above in "Benchmarking Compensation" on page 47, as well as an executive’s performance and responsibilities. The Compensation Committee may also consider the Company’s overall financial performance in determining any increases.
The CEO’s base salary is reviewed and determined annually by the Compensation Committee in light of individual performance against written goals and objectives, and comparison to the median base salary of CEOs for the Company's proxy peers.
All other named executive officers’ base salaries are reviewed annually. Recommendations as to base salary are made by the CEO and are subject to the Compensation Committee’s approval. In determining the salaries for the other named executive officers, the following is considered: (1) each executive officer’s performance against written goals and objectives; (2) areas of responsibility, including any changes in oversight; (3) experience level of the executive; and (4) a comparison of each executive officer’s base salary to the market median of the Company’s peer group.
The table below provides the 2023 base salary and 2024 base salary adjustments, effective February 25, 2024, for our named executive officers:

Name	2023 Position	Base Salary Effective 2/26/23 ($)	2024 Base Salary Increase (Feb)	Base Salary Effective 2/25/24 ($)

Gregory A. Dufour	President & CEO	761,587	N/A(1)	N/A
Michael R. Archer	EVP, CFO	300,024	30.0%(2)	390,000
Simon R. Griffiths	EVP, Chief Operating Officer	N/A	—%(3)	825,000
William H. Martel	EVP, Chief Technology Officer	330,007	4.5%(2)	345,000
Patricia A. Rose	EVP, Retail & Mortgage Banking	319,331	6.5%(2)	340,000
1.Mr. Dufour stepped down as the Company’s President and CEO, effective December 31, 2023, as described in “CEO Transition Arrangements” on page 58.
2.The 2024 base salary increases for Messrs. Archer and Martel and Ms. Rose of 30.0%. 4.5% and 6.5%. respectively, reflected their individual performance and contributions during 2023, as well as their level of base salary compared to the Company's proxy peer group as described in “Benchmarking Compensation” on page 47. Additionally for Mr. Archer, consideration was given to his successful completion of his second year in the role of EVP, CFO of the Company and the Bank.
3.Mr. Griffiths joined the Company and the Bank on November 20, 2023, and his annual base salary will not be reviewed for adjustment until 2025, as described in “CEO Transition Arrangements” on page 58.
EXECUTIVE ANNUAL INCENTIVE PROGRAM (“EAIP”)
Overview
The EAIP is intended to motivate executives, including the named executive officers, to achieve or exceed the annual fiscal targets set in the Company’s strategic and operating plans and individual performance goals.
Historically, the EAIP has been successful in motivating and rewarding achievement of short-term goals and has served as an effective recruitment and retention tool for top executives. Under the EAIP, each participant’s funded incentive payout is calculated based on the Company’s achievement of net income before taxes (“NIBT”) as compared to budget. Over the most recent five years (i.e., program years 2018 through 2022), the average payout level under the EAIP, based on the Company’s

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Compensation Discussion and Analysis
financial performance compared to its budgeted goal of NIBT, was 139% of target level, and ranged from 93% of target level to 200% of target level.
Over the course of 2023, the Compensation Committee reviewed year-to-date and projected NIBT performance and identified in early 2023 that the EAIP may not result in a payout for the 2023 program year. In 2023, the U.S. economy and broader banking industry experienced significant and unexpected stress due to several momentous factors that are discussed in the “Executive Summary” on page 37. As the Compensation Committee anticipated in early 2023, as a result of these macroeconomic conditions and the Company’s response to these external circumstances, which included a major shift in Company strategy and priorities for 2023, the Company did not meet its threshold financial performance level of 96% of budgeted NIBT under the EAIP for the 2023 program year. As such, the Compensation Committee did not approve a payout under the EAIP for the 2023 program year for any of the Company’s executive officers, including its named executive officers.
The Compensation Committee believed NIBT performance did not reflect the Company’s overall financial performance or the efforts and accomplishments in 2023 of our executives, including the named executive officers. The Compensation Committee was concerned about retention risk, particularly in a tight, localized labor market and in the context of the CEO Transition and other executive transitions occurring in 2023, if executives did not receive cash incentive compensation for 2023. After substantial discussion and consideration, the Compensation Committee used its judgment and approved a cash bonus equal to 50% of each executive’s target payout under the EAIP for the 2023 program year as discussed in “2023 Cash Bonus” on page 53.
In late-2023 and early-2024, the Compensation Committee evaluated the EAIP program design, including thorough consultation with Meridian, to assess whether the EAIP was competitive, reflective of current market practices across the Company’s proxy peers, and motivated and appropriately rewarded our executives, including the named executive officers, for their efforts to drive the Company’s financial performance and strategic goals. In March 2024, the Compensation Committee approved program design changes to the EAIP, which include using a scorecard approach with Company and individual performance goals rather than funding based on a single metric with narrow performance levels. These changes to the EAIP are effective for the 2024 program year. For further information regarding the EAIP design changes, refer to “2024 EAIP” on page 61.
2023 EAIP
Selected members of management approved by the Compensation Committee were eligible to participate in the EAIP for the 2023 program year. These participants included our named executive officers other than Mr. Griffiths, who was not eligible to participate in the EAIP for the 2023 program year because he joined the Company after October 1, 2023. For the 2023 program year, the EAIP payout for the named executive officers and other selected members of management is tied to achievement of the Company’s annual budget goal of NIBT.
The annual NIBT goal was based on the annual budget approved by the Board. Factors considered in establishing the annual budget goals for the year included: the Company’s strategic initiatives; the operating environment at the time (e.g., economic, interest rate, regulatory and local); and key financial ratios (e.g., return on assets, return on equity, efficiency ratio, earnings growth, asset quality and capital ratios), which are reviewed against the prior year’s performance, peer group and stock analysts' earnings guidance.

Camden National Corporation 2024 Proxy Statement	49

Compensation Discussion and Analysis
Each executive, including the named executive officers, has a target incentive opportunity defined as a percentage of eligible earnings, which includes wages paid to the executive during the year, excluding any other previously-paid performance-based compensation. Target incentive opportunities are established by the Compensation Committee based on the participant’s role, competitive market data and impact on overall Company results. The target incentive opportunities and performance-based payout ranges are reviewed annually by the Compensation Committee and may be adjusted to reflect market practice or changes in the named executive officer's role. The following table represents each named executive officer’s 2023 target annual incentive opportunity and associated payouts for various levels of performance (i.e., NIBT):

	2023 EAIP Opportunity
	Incentive Opportunity as % of Eligible Earnings
NIBT Performance Level(1)	Gregory A. Dufour, President & CEO	All Other Named Executive Officers(2)
96% of budgeted NIBT – Threshold Level	8.0%	6.0%
100% of budgeted NIBT – Target Level	40.0%	30.0%
110% of budgeted NIBT – Stretch Level	80.0%	60.0%
1.Performance between payout levels above threshold is calculated using a straight-line interpolation methodology.
2.Mr. Griffiths was not eligible to participate in the 2023 EAIP.
Each participant’s funded incentive payout is calculated based on the Company’s NIBT as compared to budget. The EAIP payout can vary from 0% for below threshold performance, 20% for threshold achievement of 96% of budget, 100% for target achievement of budget, and 200% for stretch performance achievement of 110% of budget. Performance between payout levels at or above threshold (i.e., threshold, target and stretch) is calculated using a straight-line interpolation methodology. The maximum payout for each participant is capped at 200% of each participant’s target opportunity.
Unless otherwise determined by the Compensation Committee, each participant’s 2023 EAIP payout, including payouts for the named executive officers, of the funded incentive payout is calculated as follows: (1) 60% of participant's payout is based on the Company’s financial results for the calendar year (“Company Performance Factor”) and (2) 40% of participant’s payout is based on participant's achievements, accomplishments and performance (“Participant Performance Factor”).

2023 EAIP Payout (% of Participant Funded Incentive Payout)
Company Performance Factor	Participant Performance Factor
60%	40%
Payout on the Participant Performance Factor is contingent on achieving a minimum of threshold performance on the Company Performance Factor. The Company’s CEO recommends each participant’s level of achievement for the Participant Performance Factor, with the exception of himself. Award payouts for the Participant Performance Factor range from 0% to 200% of the target opportunity.
The Compensation Committee approves all executive payouts, including the named executive officers, under the EAIP.
As of December 31, 2023, there were eleven participants in the EAIP, including the named executive officers (other than Mr. Griffiths). Discussion relative to the Company’s performance, as well as a participant's performance against individual goals, takes place regularly between each non-CEO executive and the CEO, and between the CEO and the Board. Communication at these regular intervals helps ensure that each participant is aware of the Company’s financial performance and the participant’s own individual performance and is motivated to meet or exceed established goals.

50	Camden National Corporation 2024 Proxy Statement

Compensation Discussion and Analysis
Actual NIBT of $53.8 million for 2023 was 67% of budgeted NIBT. This resulted in a NIBT performance level of 0% and no payout for any of the participants in the EAIP for the 2023 program year. Refer to the table below for details of the calculation of the NIBT performance level for 2023:

	Budget

(Dollars in Thousands)	Threshold (96% of Target) ($)	Target ($)	Stretch (110% of Target) ($)	Actual Performance ($)	Payout %(1)

NIBT	77,527	80,476	88,524	53,866	0%
Payout (% of Target)	20%	100%	200%	0%
1.Performance payout is calculated using a straight-line interpolation methodology.
As discussed above, the threshold level for payout under the EAIP for the 2023 program year was not met and resulted in no payout for any of the named executive officers under the EAIP. The target incentive opportunity for each named executive officer that was eligible for the EAIP for the 2023 program year is set forth below:

		Incentive Opportunity as % of Eligible Earnings		2023 Incentive

Name(1)	2023 Position	2023 Target %(2)	2023 Incentive Opportunity at 100%(3) ($)	Actual Payout %(4)	EAIP Payout(5) ($)

Gregory A. Dufour	President & CEO	40%	302,928	0%	0
Michael R. Archer	EVP, CFO	30%	88,276	0%	0
William H. Martel	EVP, Chief Technology Officer	30%	97,856	0%	0
Patricia A. Rose	EVP, Retail & Mortgage Banking	30%	95,262	0%	0
1.Mr. Griffiths joined the Company and the Bank on November 20, 2023. Under the terms of the EAIP, Mr. Griffiths was not eligible to participate in the EAIP for the 2023 program year.
2.Incentive opportunities for 2023 could range from 0% to 200% of target depending on Company and individual performance.
3.Represents the incentive payout each participant is eligible for upon the Company’s achievement of target, before any participant performance factor adjustments. Actual NIBT for 2023 was 67% of target, which did not meet the threshold level of 96% of target for payout under the EAIP and resulted in no payout for the 2023 program year.
4.Represents the actual incentive payout, expressed as a percentage, based on actual NIBT. Actual NIBT for 2023 was 67% of target, which did not meet the threshold level of 96% of target for payout under the EAIP, and resulted in no payout for the 2023 program year.
5.The EAIP payout is calculated using eligible earnings for 2023 and the "Actual Payout %."
2023 CASH BONUS
The Compensation Committee believed that the EAIP results for the 2023 program year did not reflect the Company’s overall financial performance or the efforts and accomplishments of our executives, including the named executive officers, in 2023. The Compensation Committee was also concerned about retention risk, particularly in a tight, localized labor market and within the context of the CEO Transition and other executive transitions during 2023, if executives did not receive cash incentive compensation for 2023.
Early in 2023, the Compensation Committee identified that the EAIP may not result in a payout for the 2023 program year due to the significant changes in the macroeconomic environment and our shift in strategic priorities, as further discussed in the “Executive Summary” on page 39 and “Executive Annual Incentive Program” beginning on page 50, and over the course of 2023, the Compensation Committee explored alternatives to address these challenges.

Camden National Corporation 2024 Proxy Statement	51

Compensation Discussion and Analysis
In considering cash bonuses for the named executive officers, the Compensation Committee weighed: (1) the Company’s financial performance, shift in strategy, and actions taken in 2023 in light of the macroeconomic conditions, including the Company’s response to the challenges described in the “Executive Summary” on page 39 (as outlined in the table below); and (2) the need for retention of the Company’s remaining named executive officers during a period of transition during which the Company’s long-serving CEO (Mr. Dufour) and other key executives departed the Company and a new leader, Mr. Griffiths, joined. The Compensation Committee also considered each executive’s, including the named executive officers, current-year performance and cash bonus award in the context of the executive’s prior-year performance, EAIP award and EAIP target; internal equity, compensation relative to peers at direct competitors; and each executive’s direct compensation.
After substantial discussion and consideration, the Compensation Committee determined to award cash bonuses for all executives who participated in the 2023 EAIP, including the named executive officers, 50% of each executive’s target bonus under the EAIP for the 2023 program year, which is the threshold payout amount under the 2024 EAIP as discussed in “2024 EAIP” on page 64. The Company also paid cash bonuses to eligible employees consistent with the approach taken for the executives.
The following highlights the key financial results and other factors the Compensation Committee considered in assessing 2023 performance and determining to make a cash bonus award for 2023:

Financial Results Considered

•The Company’s 2023 total shareholder return was -5.0%, compared to its proxy peers was -9.1%, S&P U.S. BMI Banks - New England Region Index was -7.6% and the S&P U.S. SmallCap Banks Index was 0.5%
•The Company’s 2023 change in stock price was -9.7%, compared to its proxy peers was -13.0%, S&P U.S. BMI Banks - New England Region Index was -11.8% and the S&P U.S. SmallCap Banks Index was -2.9%
•Maintained a loan-to-deposit ratio of less than 92% throughout 2023, including a loan-to-deposit ratio of 89% as of December 31, 2023
•Maintained an uninsured and uncollateralized deposits to total deposits ratio of less than 20% through 2023, including a ratio of 15% as of December 31, 2023
•Maintained available liquidity sources greater than 1.5 times total uninsured and uncollateralized deposits through 2023, including a ratio of 2 times as of December 31, 2023
•Reduced our near term interest rate risk to rising interest rates through the use of various strategies, including interest rate swaps, the Bank Term Funding Program, moderating loan growth through (1) pricing, (2) driving residential mortgage loan sales, and (3) placing a cap on on-books residential mortgage loan production

•Repositioned a portion of our balance sheet through execution of investment loss trades, whereby we sold investment securities at a $10.3 million loss before taxes in 2023 and leveraged the proceeds to optimize net interest margin, and benefit future earnings and profitability

Other Factors Considered

•Strong overall execution delivered in a challenging macroeconomic environment
•Positioned the Company for continued long-term growth and the ability to capitalize on market opportunities by prioritizing deposits, capital and asset quality during a period of market instability and turbulence

•Took actions to optimize net interest margin and reduce interest rate risk to rising interest rates

52	Camden National Corporation 2024 Proxy Statement

Compensation Discussion and Analysis
In January 2024, the Compensation Committee determined and approved a cash bonus for the named executive officers (other than Mr. Griffiths), which was paid on March 7, 2024, as follows:

Name(1)	2023 Position	2023 EAIP Target as a % of Eligible Earnings	2023 Cash Award as a % of Eligible Earnings	2022 Actual EAIP Incentive(2) ($)	2023 Cash Award ($)	YOY Change (%)

Gregory A. Dufour	President & CEO	40%	20%	257,000	151,465	(41)%
Michael R. Archer	EVP, CFO	30%	15%	71,000	44,138	(38)%
William H. Martel	EVP, Chief Technology Officer	30%	15%	81,000	48,928	(40)%
Patricia A. Rose	EVP, Retail & Mortgage Banking	30%	15%	81,000	47,632	(41)%
1.Mr. Griffiths, who joined the Company and the Bank on November 20, 2023, did not receive a 2023 cash bonus.
2.Represents the actual payout under the EAIP for the 2022 program year, which was 35% of eligible earnings for Mr. Dufour, 27% of eligible earnings for Mr. Archer, 26% of eligible earnings for Mr. Martel and 27% of eligible earnings for Ms. Rose. These payouts were based on a Company performance factor of 93% of target and each executive’s participant performance factor.
MANAGEMENT STOCK PURCHASE PROGRAM (“MSPP”)
The MSPP is an equity incentive compensation plan that is designed to provide an opportunity for participants to receive restricted shares of our common stock in lieu of a portion of their annual cash incentive payments and to align employee and shareholder interests. The MSPP is available to employees at the level of vice president and above. Participants may elect to participate in the MSPP on a voluntary basis at either 10% or 20% of their annual cash bonus. However, under the Company's executive stock ownership guidelines, all executives, including the named executive officers, are required to participate in the MSPP at the level of 20% of their annual cash bonus until the executive's individual stock ownership guideline requirements have been met, at which point participation becomes voluntary.
Under the MSPP, restricted shares are granted at a discount to the fair market value of the stock on the grant date as determined by the Compensation Committee, and the restricted shares cliff-vest two years after the grant date, subject to the participant's continued employment at the Company for such period. If a participant terminates employment prior to the vesting date, the participant forfeits the unvested shares and is reimbursed for the lesser of the amount originally used to purchase the restricted shares, or the current fair value of the shares on the date of termination. As with the other equity compensation programs, this program encourages investment in the Company's stock and serves as a retention and recruitment tool.
For the 2024 MSPP stock award (issued on March 7, 2024), the discount to the fair market value of the stock on the grant date was 25%, as approved by the Compensation Committee. On March 7, 2024, the following named executive officers applied up to 20% of their 2023 cash bonus to purchase shares under the MSPP at a price of $24.58 per share (a discount of $8.19 per share).

		2024 MSPP Stock Awards (for 2023 Cash Bonus)
Name(1)	Position	Number of Shares	Vesting Period
Michael R. Archer	EVP, CFO	359	2 Years
William H. Martel	EVP, Chief Technology Officer	398	2 Years
Patricia A. Rose	EVP, Retail & Mortgage Banking	387	2 Years
1.Mr. Dufour retired and stepped down as the Company’s President and CEO, effective December 31, 2023, and was not eligible to participate in the 2024 MSPP stock award.
Mr. Griffiths did not receive a 2023 cash bonus and, accordingly, did not participate in the 2024 MSPP stock award.

Camden National Corporation 2024 Proxy Statement	53

Compensation Discussion and Analysis
LONG-TERM INCENTIVE PROGRAM (“LTIP”)
Awards made under the LTIP are used to achieve multiple objectives in our compensation philosophy: (1) reward performance of predefined three-year performance goals; (2) align executive incentive compensation with increases in shareholder value; and (3) retain key employees using equity compensation with multi-year vesting schedules. As of December 31, 2023, there were three LTIPs with outstanding, unvested awards: (1) the 2021 – 2023 LTIP of which there were eight participants, including the named executive officers (other than Mr. Griffiths; (2) the 2022 – 2024 LTIP of which there were ten participants, including the named executive officers; and (3) the 2023 – 2025 LTIP of which there were ten participants, including the named executive officers.
2023 – 2025 LTIP Design and Awards
The 2023 – 2025 LTIP consists of a combination of service-based equity awards in the form of restricted stock awards (50%) and performance-based equity awards in the form of performance shares (50%). The 2023 – 2025 LTIP is designed to meet the Company’s objectives to reward executives for driving long-term performance, align executives with shareholder interests and bolster retention of high performing executives.
Each named executive officer has a predetermined target award level, which is reflected as a percentage of base salary at the beginning of the three-year period, based on competitive market data for each position.
Restricted stock awards vest one-third each year over a three-year vesting period.
Performance-based equity awards (i.e., performance share units) cliff-vest three years from the grant date, if: (1) the predefined performance measures are met at the end of each three-year performance period and (2) subject to the participant’s continued employment with the Company through the vesting date. The vested performance-based equity will be delivered in Company shares based on the performance level achieved. If a minimum level of performance is not achieved, the performance-based grants are forfeited. The Compensation Committee also retains discretion to make certain adjustments to equity awards granted under the 2022 Equity and Incentive Plan, including providing for objectively determinable adjustments, modifications or amendments to any performance criteria, as the Compensation Committee may deem appropriate.
Annually, the Compensation Committee approves the predefined performance measures, and such measures may change from time-to-time to best align with shareholder interest and priorities, as well as consideration of markets and evolution of compensation pay practices for the Company’s peer group. The Compensation Committee selected two financial metrics as the performance metrics for the performance shares granted in 2023 for the 2023 – 2025 LTIP awards: (1) relative core return on average assets (“Core ROAA”); and (2) relative core return on average equity (“Core ROAE”), each weighted equally. The Core ROAA and Core ROAE financial metrics will each be evaluated relative to a predefined industry index. The Compensation Committee determined that these two financial metrics aligned well with shareholder interests as they balance the generation of profitable growth with shareholders’ long-term interests. The use of “core” metrics enables the Company’s operating performance to be measured in comparison to its peers’ operating performance, excluding certain transactions and nonrecurring items that are not reflective of the Company or peer groups core businesses.
•Core ROAA: Core ROAA, as defined by S&P Global, is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interests, gain or loss on the sale of held to maturity and available for sale securities, amortization of intangible assets, goodwill and other nonrecurring items, as applicable, as a percentage of average assets as reported in the Company’s audited financial statements. Core ROAA performance is measured by the percentile rank of three-year average Core ROAA relative to an Industry Index (S&P U.S. SmallCap Banks Index, exchange-traded commercial banks with assets between $2 billion and $10 billion as of December 31, 2022). Performance between payout levels at or above threshold (i.e., between the threshold, target and stretch levels noted below) is calculated using a straight-line interpolation methodology.
•Core ROAE: Core ROAE, as defined by S&P Global, is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interests, gain or loss on the sale of held to maturity and available for sale securities, amortization of intangible assets, goodwill and other nonrecurring items, as applicable, as a percentage of average equity as reported in the Company’s audited financial statements. Core ROAE performance is measured by the percentile rank of three-year average Core ROAE relative to an Industry Index (S&P U.S. SmallCap Banks Index, exchange-traded commercial banks with assets between $2 billion and $10 billion as of December 31, 2022). Performance between payout levels at or above threshold (i.e., between the threshold, target and stretch levels noted below) is calculated using a straight-line interpolation methodology.

54	Camden National Corporation 2024 Proxy Statement

Compensation Discussion and Analysis

Performance Measure	Threshold Level (50% of Target)	Target (100%)	Stretch (200% of Target)

Relative Core ROAA (Percentile Rank at or above)	40th	55th	85th
Relative Core ROAE (Percentile Rank at or above)	40th	55th	85th
The grants awarded in 2023 for the 2023 – 2025 LTIP are summarized in the following table and reported in our “Grants of Plan-Based Awards” on page 67.
2023 – 2025 LTIP Grant

Name	Position	Grant as % of Salary	Grant Date Total Value ($)	Service-Based Shares Value ($)(1)(2)	Performance-Based Shares Value ($)(3)

Gregory A. Dufour	President & CEO	40%	304,590	152,295	152,295
Michael R. Archer	EVP, CFO	25%	75,000	37,500	37,500
Simon R. Griffiths(4)	EVP, Chief Operating Officer	60%	419,034	209,517	209,517
William H. Martel	EVP, Chief Technology Officer	25%	82,494	41,247	41,247
Patricia A. Rose	EVP, Retail & Mortgage Banking	25%	79,782	39,891	39,891
1.The values reported reflect the aggregate grant date fair value of the stock award, as determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 of the Company’s consolidated financial statements for the year ended December 31, 2023.
2.The restricted stock awards vest over a three-year period. The number of shares granted was determined by taking the total value and dividing the Service-Based Shares Value by the April 25, 2023 (grant date) closing share price of $32.30 for the named executive officers (other than Mr. Griffiths) and by the December 15, 2023 (grant date) closing price of $37.86 for Mr. Griffiths.
3.The performance share units are tied to performance goals (discussed above), which are set by the Compensation Committee at the beginning of the three-year performance period. The actual shares earned at the end of the three-year performance period will range from 0% to 200% of the target award depending upon the Company’s actual performance against the three-year performance metrics. The value presented assumes the achievement of the target performance level.
4.Mr. Griffiths joined the Company and the Bank on November 20, 2023 as EVP, Chief Operating Officer, and was then appointed as President and CEO of the Company and Bank on January 1, 2024. Under the terms of the LTIP, Mr. Griffiths was granted a pro-rata restricted stock award and performance share units for the 2023 - 2025 LTIP for the period he will contribute to the three-year performance period.
2021 – 2023 LTIP Performance Period Results
Overview
In 2021, the Compensation Committee approved the following two performance metrics for the 2021 – 2023 LTIP: (1) absolute three-year cumulative diluted earnings per share (“EPS”); and (2) relative ROAE, measured by the percentile rank of three-year average ROE relative to an industry index.
Over the course of the three-year performance period for the 2021 — 2023 LTIP, the Compensation Committee monitored the projected payout and performance level for the 2021 — 2023 LTIP.
•Through the first two years of the 2021 — 2023 LTIP performance period, the Company reported cumulative diluted EPS of $8.77, which was 74% of threshold level performance for its absolute three-year cumulative EPS performance metric, 73% of target level performance for its absolute three-year cumulative EPS performance metric, and 71% of stretch level performance for its absolute three-year cumulative EPS performance metric.

Camden National Corporation 2024 Proxy Statement	55

Compensation Discussion and Analysis
For the first half of 2023, the Company reported diluted EPS of $1.72 bringing the cumulative diluted EPS total for two-and-a-half of the three-year performance period to $10.49, which was 89% of threshold level performance for its absolute three-year cumulative EPS performance metric, 87% of target level performance for its absolute three-year cumulative EPS performance metric, and 85% of stretch level performance for its absolute three-year cumulative EPS performance metric.
•Through the first two years of the 2021 — 2023 LTIP performance period, the Company reported a ROAE of 12.72% for 2021 and a ROAE of 13.15% for 2022, which resulted in a ROAE for the two-year period of 12.93%. The Company’s relative ROAE performance compared to its industry index over the two-year period was 64th percentile and slightly below the pre-established target level of performance of 65th percentile.
For the first half of 2023, the Company reported a ROAE for the six months ended June 30, 2023, of 10.91%, and resulted in a ROAE of 12.51% through the two-and-a-half year period. The Company’s relative ROAE performance compared to its industry index over the two-and-a-half year period was 63rd percentile and slightly below the pre-established target level of performance of 65th percentile.
In response to the significant change in the macroeconomic environment and banking industry and our shift in strategic priorities, as further described in the “Executive Summary” on page 39, we voluntarily executed certain investment loss trades to reposition the Company for the betterment of future earnings and profitability, fully knowing this would result in lower earnings and financial returns for 2022 and 2023. Doing so resulted in investment losses totaling $11.2 million before income taxes over the three-year performance period for the 2021 – 2023 LTIP.
The Compensation Committee believed the financial impact of these investment loss trades taken in 2022 and 2023, which totaled $0.61 of diluted EPS, did not reflect the Company’s overall operating financial performance over the three-year performance period for the 2021 — 2023 LTIP. The Compensation Committee recognized that the investment losses were voluntarily taken by senior management to improve future earnings and profitability for the long-term benefit of the Company’s shareholders. The Compensation Committee used its judgment and made certain adjustments to each of the performance measures for the 2021 — 2023 LTIP to neutralize the effect of the voluntary investment losses that were taken in response to the significant change in the macroeconomic environment and banking industry and the related shift in the Company’s strategic priorities.
In 2023, the Compensation Committee evaluated the program design of the LTIP, and, through consultation with Meridian, for the 2023 — 2025 LTIP changed its performance measures to two relative performance measures that each measure core financial results compared to an industry index, as described beginning on page 55. The change to our performance metrics was done so to account for the current volatility in bank earnings, to help ensure our program remains competitive and reflects current market practices across our proxy peers, and continues to motivate and appropriately reward the Company’s executives, including the named executive officers, while aligning with shareholder value creation.
2021 — 2023 Performance Metrics
In 2021, the Compensation Committee approved the following two performance metrics for the 2021 – 2023 LTIP: (1) absolute three-year cumulative diluted earnings per share (“EPS”); and (2) relative ROAE, measured by the percentile rank of three-year average ROE relative to an industry index measured by financial statements for such companies within the industry index (SNL Small Cap U.S. Bank Index, exchange-traded commercial banks with assets of $2.0 billion to $10.0 billion as of December 31, 2020) weighted equally.
2021 — 2023 Performance Assessment
As described above, the Compensation Committee monitored the Company’s performance against each performance measure throughout the three-year performance period of the 2021 – 2023 LTIP.
The Compensation Committee observed that in light of the voluntary investment losses taken by the Company in 2022 and 2023, as described above, the performance share payout for the three-year cumulative diluted EPS performance metric and the relative ROAE performance metrics would each be 0% of target, which would have resulted in no payout for the 2021 – 2023 LTIP.
After substantial discussion and consideration, in March 2024, the Compensation Committee exercised its judgment and approved adjustments to each of the financial metrics used for the 2021 – 2023 LTIP to neutralize the effect of the voluntary investment losses. The Compensation Committee approved the following adjustments:

56	Camden National Corporation 2024 Proxy Statement

Compensation Discussion and Analysis
1.A $0.61 adjustment to increase reported three-year cumulative diluted EPS which reflected the voluntary investment losses, but not the tax-effected impact of the Signature Bank bond loss, as shown in the reconciliation of non-GAAP to GAAP financial information in Appendix A beginning on page 86; and
2.The use of relative core ROAE in replacement of relative ROAE, using the same definition of core ROAE from S&P Global that is used for the 2023 – 2025 LTIP, as discussed above
In assessing the need for adjustments to each of the financial metrics the Compensation Committee considered:
•The Company voluntarily took the investment losses for the betterment of future earnings and profitability for the benefit of the Company’s shareholders, which negatively impacted the absolute three-year cumulative diluted EPS performance for the 2021 – 2023 LTIP; and
•The effectiveness of the relative ROAE measure to assess the Company’s performance depends on the consistency and comparability of ROAE of the other companies. The Compensation Committee monitored the Company’s relative ROAE performance in 2023 and recognized that relative ROAE across companies within our industry index was not directly comparable because reported financial results across these companies may or may not include transactions that are unusual, infrequent, and/or not core to normal business operations, such as, but not limited to, investment gains or losses.
In designing the 2023 – 2025 LTIP, the Compensation Committee recognized, and took into account, that use of relative ROAE may not accurately reflect the Company’s operational performance and may create inconsistencies in comparability across companies within the industry index. As such, the Compensation Committee determined to not use relative ROAE for the 2023 – 2025 LTIP. Please refer to “2023 – 2025 LTIP Design and Awards” on page 55 for further discussion.
The Compensation Committee made no other changes to the 2021 – 2023 LTIP.
2021 — 2023 Performance Determination
The performance shares payout for the three-year cumulative adjusted diluted EPS performance metric (as described above) was at 194% of target and the relative core ROAE performance metric (as described above) was at 66% of target, which resulted in a total achievement of at 130% of target. Given the adjustments made to the two performance measures (as described above), the Compensation Committee considered capping performance share payouts for the 2021 – 2023 LTIP at target level (i.e. 100%) for each of the participants, including the named executive officers (other than Mr. Griffiths). In making its payout determination, the Compensation Committee considered that the investment losses taken by senior management were voluntary and were done so with the objective to improve future earnings capacity and improve profitability without consideration of the negative effect it would have on their own compensation. The Compensation Committee also considered the financial impact to the Company and to each of the participants of paying out the performance shares at 130% of target or capping at 100%. The Compensation Committee concluded the financial impact of capping out at 100% of target was not significant to the Company and providing the payout at 130% of target was appropriate in context of total compensation relative to peers and each executive’s total compensation.
After substantial discussion and consideration, the Compensation Committee approved the performance shares payout for the 2021 – 2023 LTIP at 130% of target on March 29, 2024, and the performance shares are scheduled to vest on April 27, 2024, the third anniversary of the grant date, subject to continued employment of each named executive officer, with the exception of: (1) Mr. Dufour, who qualified for retirement treatment under the terms of the award and his transition and retention arrangement (as described in “CEO Transition Arrangements” on page 58); and (2) Mr. Griffiths, who joined the Company on November 20, 2023, and, accordingly, was not granted any performance shares under the 2021 – 2023 LTIP.

Performance Metrics	Weighting	Threshold Level	Target Level	Superior Level	Actual End of Year 3	% of Target

Absolute Three-year Cumulative Adjusted Diluted EPS	50%	$11.82	$12.00	$12.36	$12.34	194%
Relative Core ROAE (Percentile Rank)	50%	55th	65th	85th	58th	66%

Camden National Corporation 2024 Proxy Statement	57

Compensation Discussion and Analysis
Performance Shares Approved for Payout Under the 2021 – 2023 LTIP for the Named Executive Officers — On March 29, 2024, the Compensation Committee approved the payout of performance shares under the 2021 — 2023 LTIP for the named executive officers (other than Mr. Griffiths) as follows:

Name(1)	Position	2021 – 2023 LTIP at 194% of Target: Absolute Three-year Cumulative Adjusted Diluted EPS(2)	2021 – 2023 LTIP at 66% of Target: Relative Core ROAE(3)	Total Performance Shares Issued at 130% of Target under 2021 – 2023 LTIP(4)

Gregory A. Dufour	President & CEO	2,800	953	3,753
Michael R. Archer(5)	EVP, CFO	464	158	622
William H. Martel	EVP, Chief Technology Officer	731	248	979
Patricia A. Rose	EVP, Retail & Mortgage Banking	709	242	951
1.Mr. Griffiths joined the Company and the Bank on November 20, 2023 and was not granted any performance shares under the 2021 – 2023 LTIP.
2.Represents the performance shares vested under the 2021 – 2023 LTIP for the absolute three-year cumulative adjusted diluted EPS component at 194% of target as measured over the period January 1, 2021 - December 31, 2023, determined using the Company’s closing market price of $46.95 on April 27, 2021 (the grant date for the 2021 – 2023 LTIP).
3.Represents the performance shares vested under the 2021 – 2023 LTIP for the relative core ROAE component at 66% of target as measured over the period January 1, 2021 – December 31, 2023 as compared to the industry index (SNL Small Cap U.S. Bank Index, exchange-traded commercial banks with assets of $2.0 billion to $10.0 billion as of December 31, 2020), determined using the Company's closing market price of $46.95 on April 27, 2021 (the grant date for the 2021 – 2023 LTIP).
4.Represents total performance shares vested and issued under the 2021 – 2023 LTIP at 130% of target, based on (1) a 50% weighting of actual three-year cumulative adjusted diluted EPS ratio achieving 194% of target and (2) a 50% weighting of relative core ROAE achieving 66% of target.
5.Mr. Archer participated in the 2021 – 2023 LTIP for two-thirds of the performance period, commencing participation in the program with a pro-rated award upon his appointment as the Company's and the Bank's EVP, CFO on January 3, 2022.
CEO TRANSITION ARRANGEMENTS
2023 Restricted Stock Units (“RSU”) Awards
Following the public announcement in late March 2023 that the Board had established a temporary committee to assist in succession planning, the Compensation Committee considered the importance of maintaining select executives through the transitional period of identifying and onboarding a new CEO and other executive-level transitions. After substantial discussion and consideration, the Compensation Committee granted awards of RSUs on April 25, 2023 to Mr. Archer, Mr. Martel and Ms. Rose and other selected members of senior management to retain the leadership team’s focus on executing on the Company’s long-term strategic priorities during this period. The Compensation Committee also considered the competitive nature for executive-level positions within the current market and tight labor force, the known challenges recruiting highly qualified executives within our markets, the macroeconomic conditions creating financial headwinds for the Company (and the broader banking industry), and the need for retaining our executive team.
The terms of the RSUs were tailored with this purpose, with no vesting until the second anniversary of the grant date, subject to the executive’s continued employment with the Company. The RSUs were granted in an amount equal to 25% of each executive’s salary at the grant date. Further details of these awards are provided in the “2023 Grants of Plan-Based Awards Table” on page 63.

58	Camden National Corporation 2024 Proxy Statement

Compensation Discussion and Analysis
Gregory A. Dufour
On August 16, 2023 (“Effective Date”), the Company and the Bank entered into a transition employment and retention agreement (the “Transition Agreement”) with Gregory A. Dufour in response to Mr. Dufour’s anticipated retirement as President and CEO of the Company and the Bank on December 31, 2023, and to effectuate the successful transition to Mr. Griffiths.
Under the terms of the Transition Agreement, Mr. Dufour departed from his position as President and CEO and as a member of the Company Board of Directors and Bank Board of Directors, effective December 31, 2023 (the “Transition Date”), and continued to support the Company and the Bank as an advisor from the Transition Date through March 31, 2024. Key terms of the Transition Agreement included:
•Mr. Dufour’s annual base salary continued at the rate then in effect as of the Effective Date;
•Mr. Dufour continued to participate in all applicable employee retirement benefit, health and welfare benefit, fringe benefit, and incentive compensation benefit plans, programs, policies or practices provided or applicable to senior executives of the Company and the Bank, with respect to his period of service as President and CEO, and similarly situated employees of the Company and the Bank, with respect to his period of service as advisor;
•Mr. Dufour was eligible to receive bonus and incentive compensation in respect of the period prior to the Transition Date in accordance with the terms of the bonus and incentive compensation plans and programs in which he participated immediately before the Effective Date;
•Mr. Dufour’s termination of employment in accordance with the Transition Agreement (other than by the Company or Bank for “Cause” (as defined in the Transition Agreement)) was considered a “retirement”, for purposes of the performance share units granted to him in 2021, 2022 and 2023; and
•Subject to Mr. Dufour’s execution and non-revocation of a release, the Company fully accelerated the vesting of any outstanding and unvested restricted share awards granted to Mr. Dufour on April 27, 2021, April 26, 2022 and April 25, 2023 as of March 31, 2024.
Simon R. Griffiths
On August 16, 2023, the Company and Bank entered into a letter agreement (the “Letter Agreement”) with Simon R. Griffiths, pursuant to which he will (i) serve as EVP and Chief Operating Officer of the Company and the Bank upon joining the Company on November 20, 2023 (the “Employment Date”) and continuing through the Transition Date and (ii) serve as President and CEO of the Company and Bank and member of the Company’s Board of Directors and Bank Board of Directors effective as of January 1, 2024.
Pursuant to the Letter Agreement, Mr. Griffiths’ terms of employment included:
•An annual base salary commencing on the Employment Date of $825,000, which will not be reviewed for adjustment until 2025;
•A sign-on cash award of $500,000, payable within 30 days of the Employment Date, which is subject to repayment in the event of certain terminations of Mr. Griffiths’ employment;
•A sign-on equity award with an aggregate grant date value of $700,000, comprised of (1) a pro-rata award of performance share units and restricted stock awards under the Company’s LTIP in respect to the 2022 to 2024 and 2023 to 2025 performance periods (the “Pro-rata LTIP Award”), with terms and conditions, including vesting, in accordance with the LTIP and performance share units and restricted stock awards granted to the CEO and other named executives and (2) a number of restricted stock units with a grant date value equal to the difference between $700,000 and the grant date value of the Pro-rata LTIP Award, which restricted stock units will vest in equal installments on each of the first three anniversaries of the grant date;
•A relocation assistance payment, net of taxes, of $125,000 (and totaled $233,644 before taxes), which is subject to repayment in the event of certain terminations of Mr. Griffiths’ employment;
•Eligibility to participate in the 2024 EAIP, with a target incentive opportunity of 50% Mr. Griffiths’ annual base salary;

Camden National Corporation 2024 Proxy Statement	59

Compensation Discussion and Analysis
•Eligibility to participate in the LTIP, with a target incentive opportunity of 60% of Mr. Griffiths’ annual base salary;
•Eligibility to participate in the MSPP, the DCRP and the DCP;
•Eligibility to participate in the Company’s employee benefit plans covering employees of the Company on the same terms and conditions as the other named executive officers;
•Entry into the Company’s standard Change of Control, Confidentiality and Non-Competition Agreement (the “CIC Agreement”), which provides for the payment of severance, generally in the form of a lump sum cash payment equal to three times the sum of Mr. Griffiths’ base salary plus three-year average bonus, and the continuation of certain benefits in the event Mr. Griffiths’ employment terminates, including for “good reason” and other than as a result of “disability” or for “cause” (as each are defined in the CIC Agreement), and Mr. Griffiths’ separation from service occurs within three months prior or 24 months after a change in control of the Company.
The Search and Transition Committee and Compensation Committee received advice and peer benchmarking information from Meridian, as well as current market data obtained from the various CEO candidates, in reaching agreement with Mr. Griffiths on his terms of employment as outlined within the Letter Agreement.
RETIREMENT AND OTHER BENEFITS
We offer a qualified deferred compensation plan and a non-qualified executive deferred compensation plan to provide our employees with tax-advantaged savings vehicles. The plans enhance our ability to attract and retain key employees by providing a comprehensive total rewards package. Discretionary matching contributions are provided to participants in both the qualified and non-qualified plans in an effort to encourage employees to save for retirement.
Camden National Corporation 401(k) Plan — All employees, including our named executive officers, are eligible to participate in the qualified deferred compensation plan, referred to as the Camden National Corporation 401(k) Plan. Participants may contribute pre- and post-tax savings amounts to the 401(k) Plan up to the maximum allowed by federal tax laws. The Company currently makes safe harbor matching contributions of up to 4% of an employee’s eligible compensation. Employee deferrals and matching contributions are immediately vested.
Camden National Corporation Deferred Compensation Plan (“DCP”) — We maintain a non-qualified deferred compensation plan under which certain eligible employees who have otherwise exceeded annual IRS limitations for elective deferrals can continue to contribute to their retirement savings. The DCP is available to current participants in the EAIP, including the CEO and the other named executive officers. The DCP allows for employer discretionary and/or supplemental contributions, with the intent to make contributions equal to what the executive could have earned under the 401(k) match on the amounts deferred, beyond the IRS limitations on annual compensation under qualified plans. The Company allows participants to direct the investment of funds deferred and the investment choices are similar to those available in the 401(k) Plan. The DCP is another cost-effective way to retain executives and promote long-term employment with the Company. In 2023, two named executive officers elected to defer amounts under the DCP. Refer to page 73 for further details.
Retiree Medical — Full-time employees qualify to elect to participate in our retiree medical program if they are age 55 or older at time of their retirement, have at least 20 years of service at time of retirement, and either reached age 50 or attained 15 years of service on or before December 31, 2013. Mr. Dufour is a qualifying participant in the Company’s retiree medical program based on his age and years of service and elected to participate upon completion of his advisory period on March 31, 2024 (as described in “CEO Transition Arrangements” on page 58).
Defined Contribution Retirement Plan (“DCRP”) and Supplemental Executive Retirement Plan (“SERP”) — The Compensation Committee recognizes the importance of financial security upon retirement and has in place two programs to assist executive officers in planning for retirement. The plans and programs in place help ensure that the executives, including the CEO and other named executive officers, are focused on the Company’s long-term financial well-being. Income replacement at retirement is largely dependent on participation in the 401(k) Plan, the DCP and the performance of these programs. It may be augmented with participation in the DCRP and/or participation in the SERP as described below. Effective January 1, 2008, the DCRP replaced the SERP for new executive officers.

60	Camden National Corporation 2024 Proxy Statement

Compensation Discussion and Analysis
The DCRP is an unfunded deferred compensation plan that has been offered to the Company’s executive officers since 2008 in place of the aforementioned SERP. The Company’s named executive officers, with the exception of Mr. Dufour, are participants in the DCRP. Annually, on or about March 15th, an amount equal to 10% of each participant’s (1) eligible earnings for the prior year (pro-rated for months employed by the Company during the year) and (2) EAIP earned for the prior year are “credited” to an account administered by the Company in “deferred stock units” based on the price of Company stock on the day of the award. For each participant, vesting occurs ratably from the date of participation in the DCRP until the participant reaches age 65. Upon the participant's retirement or termination of employment, the vested portion of the account is paid out in shares of Company stock, less the equivalent number of shares withheld for the payment of taxes. The DCRP provides participants with the option to receive, upon retirement or termination, a distribution of the vested portion of the participant’s account in (1) a lump sum stock distribution or (2) an annual stock distribution in installments over five, ten, or 15 years.
We provided nonqualified, noncontributory, defined-benefit SERPs for certain highly compensated officers prior to 2008 when the SERP was closed to new participants. The SERP was designed to make up the shortfall (when compared to a non-highly compensated employee) in replacing income at retirement due to IRS compensation and benefit limits under the 401(k) Plan and Social Security. The SERP was designed to provide participants with replacement income at retirement of 65% to 75% of their final average compensation. Mr. Dufour was an active participant in the Company’s SERP through December 31, 2023 and the Company has no remaining active participants in the SERP. Page 71 provides detailed discussion of the SERP benefits provided to Mr. Dufour.
OTHER COMPENSATION AND BENEFITS
Mr. Dufour used a Company vehicle for business purposes. In the event Mr. Dufour used the Company vehicle for non-business reasons, such as commuting to and from work, the imputed income is taxable income to Mr. Dufour, and the taxes associated with this income were not reimbursed or paid by the Company. The incremental cost of Mr. Dufour’s non-business use of the Company vehicle is reflected in the footnotes to the “All Other Compensation” column of the Summary Compensation Table on page 64.
EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
The Company does not have any ongoing employment agreements with any of its continuing named executive officers. The Company entered into a Transition Agreement with Mr. Dufour as part of the succession planning for him as President and CEO of the Company the Bank upon his departure from such role on December 31, 2023 and through his remaining period of employment with the Company, which ended on March 31, 2024, which is described in “CEO Transition Arrangements” on page 58.
The Company has entered into change in control (“CIC”) agreements with the CEO and each other named executive officer.
Additional details regarding the CIC agreements can be found in the narrative following the Pension Benefits table, and amounts that may be due to the named executive officers under these agreements are described and quantified in the section titled “Potential Payments Upon Termination or Change in Control” on page 75.
EXECUTIVE STOCK AND CLAWBACK POLICIES
Executive Stock Ownership Guidelines — The Company has established stock ownership guidelines for its CEO and other named executive officers, and stock must be owned outright to count toward meeting this requirement (i.e., neither unearned stock awards, including performance awards, nor unexercised stock options count towards meeting the Company’s stock ownership guidelines for its CEO and other named executive officers). Mr. Dufour had met the requirement that he own four times his January 2009 annual base salary in Company stock by January 1, 2019. To meet the ownership requirements for their respective positions, Mr. Griffiths, who currently serves as President and CEO, effective January 1, 2024, must own four times his applicable initial base salary in Company after ten years, and all other named executive officers must own one times their applicable initial base salary in Company stock after five years, and two times their applicable initial base salary after ten years.

Camden National Corporation 2024 Proxy Statement	61

Compensation Discussion and Analysis
The following table shows the CEO and other named executive officers' stock ownership relative to the executive stock ownership guidelines:

Name	Guideline (Multiple of Salary)	Status
Gregory A. Dufour	•4 times January 2009 Base Salary	Meets Requirement

Michael R. Archer	•1 times January 2022 Base Salary by January 2027 •2 times January 2022 Base Salary by January 2032	Initial Level Required by January 2027

Simon R. Griffiths	•4 times November 2023 Base Salary	Initial Level Required by November 2033

William H. Martel	•1 times March 2020 Base Salary by March 2025 •2 times March 2020 Base Salary by March 2030	Initial Level Required by March 2025

Patricia A. Rose	•1 times September 2017 Base Salary by October 2022 •2 times Base Salary by September 2027	Met Initial Level Required in September 2022
Timing of Equity Grants — Equity awards, such as stock options and restricted stock, and including grants under the MSPP, LTIP, and DCRP, have been granted under the 2012 and 2022 Equity and Incentive Plans. The Company traditionally has granted restricted stock in the first quarter of each fiscal year to reward performance for the prior year. Under the MSPP, the stock is granted as restricted stock in conjunction with the bonus payment in the first quarter. Performance-based equity grants under the LTIP are typically granted in the second quarter of each fiscal year and subsequently vest in the second quarter of a fiscal year contingent on results following the three-year performance cycle. Participants in the DCRP have an account administered by the Company that is “credited” with “deferred stock units” annually, on or about March 15, with 10% of each participant’s (1) eligible earnings for the prior year (prorated for months employed by the Company during the year) and (2) cash bonuses earned for the prior year.
Clawback Policy — The Compensation Committee adopted a new incentive compensation clawback policy for the Company in accordance with SEC and NASDAQ rules. Under the policy, the Compensation Committee shall recover from any current or former executive officer compensation awarded based on the attainment of any financial reporting measure in the event that the Company is required to prepare a financial restatement to correct a material error, with limited exceptions.
Anti-Hedging and Pledging Restriction Policy — In accordance with the Company Anti-Hedging and Pledging Restriction Policy, directors and officers, including the named executive officers, are prohibited from engaging in any hedging transactions and are discouraged from pledging shares of the Company’s Common Stock as collateral for a loan. Further information on the Company’s policy is discussed on page 33.
2024 EAIP
In March 2024, the Compensation Committee, in consultation with Meridian, approved the following plan design changes to the EAIP, effective for the 2024 program year (with a payout in March 2025):
•The metric for measuring performance under the EAIP has historically been NIBT. Effective as of the 2024 EAIP, the Compensation Committee will annually approve financial and/or nonfinancial metrics to align with the Company’s strategic and financial goals for the year. For the 2024 EAIP program year, the financial and non-financial metrics approved by the Compensation Committee were as follows: (1) pre-tax, pre-provision earnings adjusted for net charge-offs as compared to budget; (2) core ROAE as compared to budget; and (3) consumer net promoter score as compared to internally established metrics.
•Increased the “threshold” payout level from 20% to 50% of eligible earnings, while decreasing the “stretch” payout level from 200% to 150% of eligible earnings. The maximum EAIP payout for each participant is capped at 150% of each participant’s target opportunity.

62	Camden National Corporation 2024 Proxy Statement

Compensation Discussion and Analysis
•Will utilize a “scorecard” approach, whereby a portion of each participant’s funded incentive payout is based on the Company’s performance (“Company Performance Factor”) and a portion is based on individual performance (“Individual Performance Factor”).
•75% of each participant’s funded incentive payout (an increase from 60% for the 2023 EAIP) is calculated based on the Company’s performance to predefined financial and nonfinancial metrics approved by the Compensation Committee annually (“Company Performance Factor”). The portion of payout for the Company Performance Factor can vary from 0% for below threshold performance, 50% for threshold achievement, 100% for target achievement, and 150% for stretch performance achievement. Performance between payout levels at or above threshold (i.e., threshold, target and stretch) is calculated using a straight-line interpolation methodology.
•25% of each participant’s funded incentive payout (a decrease from 40% for the 2023 EAIP) is based on the participant's achievements, accomplishments and performance as determined by the CEO for all non-CEO participants, and by the Compensation Committee for the CEO (“Individual Performance Factor”). The portion of payout for the Individual Performance Factor can vary from 0% to 150% based on a participant’s individual performance for the year, as determined through the Company’s annual performance evaluation process.
TAX AND ACCOUNTING CONSIDERATIONS
Section 162(m) of the Internal Revenue Code (the “Code”) generally limits to $1 million the tax deduction available to public companies for compensation paid to executive officers. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, certain types of compensation were deductible if the requirements of Section 162(m) of the Code with respect to performance-based compensation were satisfied. The Tax Cuts and Jobs Act generally amended Section 162(m) to eliminate the performance-based compensation exception. The Compensation Committee considers the implications of Section 162(m) in structuring and managing executive compensation and generally intends to maximize the tax deductibility of compensation, but it retains discretion to structure executive compensation in the best overall interests of the Company and award compensation that exceeds deductibility limitations if deemed appropriate. As was the case prior to the enactment of the Tax Cuts and Jobs Act, the Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation. Because corporate objectives may not always be consistent with the requirements of tax deductibility, the Compensation Committee is prepared, when it deems it appropriate, to enter into compensation arrangements under which payments will not be deductible under Section 162(m). Thus, deductibility will be one of many factors considered by the Compensation Committee in ascertaining appropriate levels or modes of compensation.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based on the review and discussion, the Compensation Committee recommended to the Board that the 2023 Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023. Respectfully submitted by the members of the Board Compensation Committee:
Marie J. McCarthy, Chair
David C. Flanagan
James H. Page, Ph.D.
Robin A. Sawyer
Lawrence J. Sterrs

Camden National Corporation 2024 Proxy Statement	63

Compensation Discussion and Analysis
TABULAR DISCLOSURES REGARDING NAMED EXECUTIVE OFFICERS
The following table summarizes compensation earned in the last three fiscal years by our principal executive officer, principal financial officer, and the three other most highly compensated executive officers (collectively, the “named executive officers”).
2023 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Gregory A. Dufour President & CEO	2023	757,321	151,465	304,590	—	284,097	24,839	1,522,312
	2022	727,664	—	329,977	231,327	—	34,253	1,323,221
	2021	667,035	—	342,314	479,723	820,719	66,118	2,375,909
Michael R. Archer EVP, CFO	2023	294,250	35,333	161,741	—	—	48,596	539,920
	2022	266,923	—	203,711	56,803	—	13,505	540,942
Simon R. Griffiths EVP, Chief Operating Officer	2023	63,462	500,000	699,994	—	—	233,644	1,497,100
William H. Martel EVP, Chief Technology Officer	2023	326,184	39,164	178,008	—	—	56,450	599,806
	2022	306,593	—	99,071	64,802	—	62,602	533,068
	2021	283,461	—	145,342	136,011	—	23,174	587,988
Patricia A. Rose EVP, Retail & Mortgage Banking	2023	317,543	38,122	172,276	—	—	54,864	582,805
	2022	304,882	—	99,071	64,802	—	61,626	530,381
	2021	273,871	—	150,233	131,203	—	25,393	580,700
1.Represents a special, nonrecurring cash bonus awarded to Messrs. Dufour, Archer, and Martel, and Ms. Rose. Refer to “2023 Cash Bonus” on page 52. The special, nonrecurring cash bonus for Messrs. Archer and Martel, and Ms. Rose is net of the incentive applied to acquire shares under the MSPP and reported in the “Stock Awards” column. See “Management Stock Purchase Program (“MSPP”) on page 53 for a discussion of how these amounts were determined under the MSPP.
Represents Mr. Griffiths’ cash bonus received upon joining the Company on November 20, 2023. Refer to “CEO Transition Arrangements” on page 58.
2.The following table describes each component of the “Stock Awards” column in the Summary Compensation Table for 2023:

	Stock Awards
	LTIP
Name	Performance Shares ($)	Restricted Shares ($)	MSPP ($)	Restricted Stock Units ($)	Total ($)

Gregory A. Dufour	152,295	152,295	—	—	304,590
Michael R. Archer	37,500	37,500	11,741	75,000	161,741
Simon R. Griffiths	287,774	287,774	—	124,446	699,994
William H. Martel	41,247	41,247	13,020	82,494	178,008
Patricia A. Rose	39,891	39,891	12,681	79,813	172,276

64	Camden National Corporation 2024 Proxy Statement

Compensation Discussion and Analysis
The values reflected in the “LTIP Performance Shares” column do not necessarily represent a realized financial benefit for the named executive officer because the awards have not yet been earned. In addition, the financial benefit, if any, that may be realized in connection with these awards will depend on the future share price at such time that the performance shares are earned, if ever. For purposes of determining the value of the performance shares reported in the “LTIP Performance Shares” column, the Company assumed achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock as determined based on the closing market price of our stock on the grant date. Other than for Mr. Griffiths (see below), the "LTIP Performance Shares" column represents awards granted under the 2023 – 2025 LTIP as determined based on the closing market price of our stock of $32.30 on April 25, 2023 (i.e., grant date) and in accordance with ASC Topic 718. The potential maximum payout for Performance Shares for the 2023 – 2025 LTIP performance period, at the superior performance level for each named executive officer (other than Mr. Griffiths) is as follows: $304,590 for Mr. Dufour; $75,000 for Mr. Archer; $82,494 for Mr. Martel and $79,782 for Ms. Rose.
For Mr. Griffiths, the values in the "LTIP Performance Shares" column include: (1) pro-rated awards with a target level value of $78,257 granted under the 2022-2024 LTIP determined based on the closing market price of $37.86 on December 15, 2023 (i.e., grant date) in accordance with ASC Topic 718 awarded upon Mr. Griffiths joining the Company in November 2023; and (2) pro-rated awards with a target level value of $209,517 granted under the 2023-2025 LTIP determined based on the closing market price of $37.86 on December 15, 2023 (i.e., grant date) in accordance with ASC Topic 718. The potential maximum payout for Performance Shares at the superior performance level for Mr. Griffiths is $156,514 for the 2022-2024 LTIP and $419,034 for the 2023-2025 LTIP. Refer to “CEO Transition Arrangements” on page 58 for further details.
The values in the “LTIP Restricted Shares” column reflect the grant date fair value of restricted stock awards for 2023, as determined in accordance with ASC Topic 718. Other than Mr. Griffiths, awards were issued based on the closing market price of our stock of $32.30 on April 25, 2023 (i.e., grant date). For Mr. Griffiths, the values in the "LTIP Restricted Shares" column include restricted stock awards with a value of $287,774 based on the closing market price of $37.86 on December 15, 2023 (i.e., grant date) awarded upon Mr. Griffiths joining the Company in November 2023. Refer to “CEO Transition Arrangements” on page 58 for further details.
The values in the “MSPP” column reflect: (1) an elected percentage by each named executive officer of the 2023 cash bonus to purchase shares in March 2024; and (2) the estimated aggregate fair value of stock awards associated with the 25% discount ($9.41 discount assuming a market price of $37.63 as of December 29, 2023 (the last trading day of the 2023 fiscal year). Mr. Dufour retired and stepped down as the Company’s President and CEO, effective December 31, 2023, and was not eligible to participate in the 2024 MSPP stock award. Mr. Griffiths did not receive a 2023 cash bonus and, accordingly, did not participate in the 2024 MSPP stock award. For a more complete description of the stock awards, see “Management Stock Purchase Program (“MSPP”) on page 53.
The values in the “RSU” column reflect a special, nonrecurring grant of Company stock in the form of restricted stock units issued to the named executive officers (other than Messrs. Dufour and Griffiths) for retention purposes. The values reflect the grant date fair value as determined in accordance with ASC Topic 718. Units were issued based on the closing market price of our stock of $32.30 on April 25, 2023 (i.e., grant date). For a more complete description of the unit awards, see “CEO Transition Arrangements” on page 58.
The values in the “RSU” column for Mr. Griffiths represent restricted stock units granted to him equal to the difference between $700,000 and the grant date value of the pro-rata LTIP awards described above upon joining the Company in November 2023. The number of shares was determined using the closing market price of our stock of $37.86 on December 15, 2023 (i.e., grant date) in accordance with ASC Topic 718, which vest ratably over three years. For a more complete description of the unit awards, see “CEO Transition Arrangements” on page 58.
3.Represents the amounts earned under the EAIP, less the incentive applied to acquire shares under the MSPP and reported in the "Stock Awards" column. For 2023, there was no payout under the EAIP. See “Executive Annual Incentive Program” beginning on page 50 for a discussion of how these amounts were determined.
4.The amounts in this column reflect (i) the changes in value of the Company’s SERP maintained for Mr. Dufour to the extent the change in value for the fiscal year was accretive to the participant. Refer to Note 18 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2023 for further discussion of the Company’s SERP.

Camden National Corporation 2024 Proxy Statement	65

Compensation Discussion and Analysis
5.The amounts in this column and detailed below for the year ended December 31, 2023 include: (i) 401(k) matching contributions under the Company’s Retirement Savings Plan by the Company, (ii) a Company contribution to active participants of the DCP (nonqualified plan), (iii) dividends paid on unvested stock awards granted under the 2012 and 2022 Equity and Incentive Plan(s), (iv) DCRP stock awards, (v) relocation bonus for Mr. Griffiths as further described in “CEO Transition Arrangements” on page 58, and (vi) the approximate cost to the Company of Mr. Dufour's commuting and incidental personal use of the Company vehicle and other benefits. The imputed income attributable to for these benefits was taxable income to Messrs. Dufour and Archer. The taxes associated with this income were not reimbursed or paid by the Company.

	Employer Contribution

Name	401(k) ($)	DCP ($)	Dividend ($)	DCRP ($)	Relocation Bonus ($)	Vehicle and Other ($)	Total ($)

Gregory A. Dufour	13,200	2,121	8,512	—	—	1,006	24,839
Michael R. Archer	13,200	—	1,537	33,784	—	75	48,596
Simon R. Griffiths	—	—	—	—	233,644	—	233,644
William H. Martel	13,200	1,402	3,103	38,745	—	—	56,450
Patricia A. Rose	13,200	—	3,100	38,564	—	—	54,864
The values in the “DCRP” column reflect the aggregate grant date fair value of stock awards for 2023 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of the stock award, refer to Note 17 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2023. For a more complete description of the stock awards, see “Retirement and Other Benefits” on page 58.

66	Camden National Corporation 2024 Proxy Statement

Compensation Discussion and Analysis
2023 GRANTS OF PLAN-BASED AWARDS TABLE
The following table summarizes cash and stock grants made during 2023 to the CEO and other named executive officers listed in the Summary Compensation Table:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Gregory A. Dufour	EAIP	1/1/23	60,586	302,928	605,857	—	—	—	—	—	—	—
	MSPP	3/9/23	—	—	—	—	—	—	883(4)	—	—	8,556
	Performance Shares	4/25/23	—	—	—	2,358	4,715	9,430	—	—	—	152,295
	Restricted Shares	4/25/23	—	—	—	—	—	—	4,715(5)	—	—	152,295
Michael R. Archer	EAIP	1/1/23	17,655	88,275	176,550	—	—	—	—	—	—	—
	MSPP	3/9/23	—	—	—	—	—	—	488(4)	—	—	4,729
	DCRP	3/15/23	—	—	—	—	—	—	933(6)	—	—	33,784
	Performance Shares	4/25/23	—	—	—	581	1,161	2,322	—	—	—	37,500
	Restricted Shares	4/25/23	—	—	—	—	—	—	1,161(5)	—	—	37,500
	Restricted Stock Units	4/25/23	—	—	—	—	—	—	2,322(7)	—	—	75,000
Simon R. Griffiths	Performance Shares(8)	12/15/23	—	—	—	1,034	2,067	4,134	—	—	—	78,257
	Performance Shares(8)	12/15/23	—	—	—	2,767	5,534	11,068	—	—	—	209,517
	Restricted Shares(8)	12/15/23	—	—	—	—	—	—	7601	—	—	287,774
	Restricted Stock Units	12/15/23	—	—	—	—	—	—	3287(9)	—	—	124,446
William H. Martel	EAIP	1/1/23	19,571	97,855	195,711	—	—	—	—	—	—	—
	MSPP	3/9/23	—	—	—	—	—	—	556(4)	—	—	5,388
	DCRP	3/15/23	—	—	—	—	—	—	1,070(6)	—	—	38,745
	Performance Shares	4/25/23	—	—	—	639	1,277	2,554	—	—	—	41,247
	Restricted Shares	4/25/23	—	—	—	—	—	—	1,277(5)	—	—	41,247
	Restricted Stock Units	4/25/23	—	—	—	—	—	—	2,554(7)	—	—	82,494
Patricia A. Rose	EAIP	1/1/23	19,053	95,263	190,526	—	—	—	—	—	—	—
	MSPP	3/9/23	—	—	—	—	—	—	556(4)	—	—	5,388
	DCRP	3/15/23	—	—	—	—	—	—	1,065(6)	—	—	38,564
	Performance Shares	4/25/23	—	—	—	618	1,235	2,470	—	—	—	39,891
	Restricted Shares	4/25/23	—	—	—	—	—	—	1,235(5)	—	—	39,891
	Restricted Stock Units	4/25/23	—	—	—	—	—	—	2,471(7)	—	—	79,813
1.Amounts represent the range of possible incentive payouts under the 2023 EAIP. There was no payout under the EAIP for 2023 based on financial performance as discussed within “Executive Annual Incentive Program” beginning on page 50.

Camden National Corporation 2024 Proxy Statement	67

Compensation Discussion and Analysis
2.Amounts represent the range of shares that may be released at the end of the three-year performance period applicable to the 2023 – 2025 LTIP. Total long-term incentive award opportunities as a percentage of salary for each named executive officer are described in “Long-Term Incentive Program” beginning on page 54. Except for Mr. Griffiths, the number of shares was based on the percentage of base salary in effect as of February 26, 2023 and the Company’s closing market price of $32.30 on April 25, 2023 (i.e., grant date). Mr. Griffiths was based on the percentage of base salary in effect as of November 20, 2023 and the closing market price of $37.86 on December 15, 2023.
3.The values reported for the MSPP, DCRP, Restricted Shares, and Restricted Stock Units reflect the aggregate grant date fair value of stock awards for 2023 and were determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 of the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023.
The values reflected for Performance Shares do not necessarily represent a realized financial benefit for each named executive officer because the performance shares may not yet have been earned. In addition, the financial benefit, if any, that may be realized will depend on the future share price at such time, if ever, that the performance shares are earned. For purposes of valuing the performance shares under the LTIP, the Company assumed achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock. For performance shares granted on April 25, 2023 under the 2023 – 2025 LTIP for each named executive officer, the value was determined based on the closing market price of our stock of $32.30 on April 25, 2023 (i.e., grant date) and in accordance with ASC Topic 718.
For Performance Shares granted on December 15, 2023 to Mr. Griffiths, the value for the pro-rated shares awarded under the 2022 - 2024 LTIP and 2023 - 2025 LTIP was determined based on the closing market price of our stock of $37.86 on December 15, 2023 (i.e., grant date) and in accordance with ASC Topic 718.
For a more complete description of the stock awards, see “Compensation Discussion and Analysis” starting on page 38 of this proxy statement.
4.Amount reflects up to 20% of the cash bonus used to purchase restricted shares under the MSPP at $29.09 per share, a 25% discount of the closing market price of $38.78 on March 9, 2023 (i.e., grant date). These shares will cliff vest two years after the grant date.
5.Amount reflects restricted stock award issued based on the closing market price of our stock of $32.30 on April 25, 2023 (i.e., grant date), which vest ratably over a three-year period. Refer to discussion in “2023 – 2025 LTIP Grant” on page 54 for additional details of the grant.
6.Amount reflects 10% of each participant’s (1) annual base salary for the prior year and (2) cash bonuses earned for the prior year “credited” in “deferred stock units.” Vesting occurs ratably from the date of participation in the DCRP until the participant turns 65.
7.Amount reflects special, nonrecurring restricted stock units issued to Messrs. Archer and Martel, and Ms. Rose for retention purposes. The units were granted on April 25, 2023 based on the closing market price of our stock of $32.30 on the grant date. These units will cliff vest two years after the grant date. Refer to discussion on special, nonrecurring restricted stock unit grant in “CEO Transition Arrangements” on page 58 for additional details of the grant.
8.Upon Mr. Griffiths joining the Company and the Bank on November 20, 2023, the Compensation Committee awarded him a pro-rated grant for both the 2022 – 2024 LTIP and 2023 – 2025 LTIP as follows:

LTIP	Grant as % of Salary, effective November 20, 2023	Pro Rata Award(a)	Total Value ($)	Service-Based Shares Value ($)(b)(c)	Performance-Based Shares Value ($)(d)

2022 - 2024 LTIP	60%	7/18ths	156,514	78,257	78,257
2023 - 2025 LTIP	60%	13/18ths	419,034	209,517	209,517
a.Mr. Griffiths received a pro-rated grant for the 2022 – 2024 LTIP and 2023 – 2025 LTIP for the remaining performance period for each respective LTIP upon joining the Company in November 20, 2023 and his appointment as the Company and the Bank’s President and CEO on January 1, 2024.
b.The Service-Based Shares Value reported reflects the aggregate grant date fair value of the restricted stock award portion of the 2022 – 2024 LTIP and 2023 – 2025 LTIP, as determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 of the Company’s consolidated financial statements for the year ended December 31, 2023.
c.The restricted stock awards vest over a three-year period. The number of shares granted was determined by taking the total value and dividing the Service-Based Shares Value by the closing share price of the Company's stock on the original grant dates.
d.The performance share units are tied to performance goals as discussed on page 53 which are set by the Compensation Committee at the beginning of the three-year performance period. The actual shares earned at the end of the three-year performance period will range from 0% to 200% of the target award depending upon the Company’s actual performance against the three-year performance metrics. The value presented assumes the achievement of the target performance level.
9.Amount reflects restricted stock units issued to Mr. Griffiths on December 15, 2023 (i.e., grant date) based on the closing market price of our stock of $37.86, which vest ratably over a three-year period. These shares were awarded to Mr. Griffiths as part of his sign-on equity award. See “CEO Transition Arrangements” on page 58 for further details.

68	Camden National Corporation 2024 Proxy Statement

Compensation Discussion and Analysis
2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes certain information with respect to all unvested performance-based and time-based restricted stock awards held by the CEO and other named executive officers as of December 31, 2023.

			Stock Awards

Name	Grant Date	Plan	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)

Gregory A. Dufour	3/10/2022	MSPP(2)	1,423	53,547	—	—
	3/9/2023	MSPP(2)	883	33,227	—	—
	4/27/2021	Restricted Shares(3)	963	36,238	—	—
	4/26/2022	Restricted Shares(3)	2,117	79,663	—	—
	4/25/2023	Restricted Shares(3)	4,715	177,425	—	—
	4/27/2021	Performance Shares(4)	—	—	2,889	108,713
	4/26/2022	Performance Shares(4)	—	—	3,176	119,513
	4/25/2023	Performance Shares(4)	—	—	4,715	177,425
		Total	10,101	380,100	10,780	405,651
Michael R. Archer	3/10/2022	MSPP(2)	127	4,779	—	—
	3/9/2023	MSPP(2)	488	18,363	—	—
	Various	Restricted Stock Units(5)	2,322	87,377	—	—
	4/25/2023	Restricted Stock Units(6)	1,950	73,379	—	—
	1/18/2022	Restricted Shares(3)	239	8,994	—	—
	4/26/2022	Restricted Shares(3)	483	18,175	—	—
	4/25/2023	Restricted Shares(3)	1,161	43,688	—	—
	Various	DCRP(7)	898	33,792	—	—
	1/18/2022	Performance Shares(4)	—	—	479	18,025
	4/26/2022	Performance Shares(4)	—	—	724	27,244
	4/25/2023	Performance Shares(4)	—	—	1,161	43,688
		Total	7,668	288,547	2,364	88,957
Simon R. Griffiths	12/15/2023	Restricted Stock Units(8)	3,287	123,690	—	—
	12/15/2023	Restricted Shares(3)	7,601	286,025	—	—
	12/15/2023	Performance Shares(4)	—	—	7,601	286,025
		Total	10,888	409,715	7,601	286,025

Camden National Corporation 2024 Proxy Statement	69

Compensation Discussion and Analysis

			Stock Awards

Name	Grant Date	Plan	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)

William H. Martel	3/10/2022	MSPP(2)	908	34,168	—	—
	3/9/2023	MSPP(2)	556	20,922	—	—
	4/25/2023	Restricted Stock Units(6)	2,554	96,107	—	—
	4/27/2021	Restricted Shares(3)	252	9,483	—	—
	4/26/2022	Restricted Shares(3)	555	20,885	—	—
	4/25/2023	Restricted Shares(3)	1,277	48,054	—	—
	Various	DCRP(7)	2,053	77,254	—	—
	4/27/2021	Performance Shares(4)	—	—	754	28,373
	4/26/2022	Performance Shares(4)	—	—	832	31,308
	4/25/2023	Performance Shares(4)	—	—	1,277	48,054
		Total	8,155	306,873	2,863	107,735
Patricia A. Rose	3/10/2022	MSPP(2)	876	32,964	—	—
	3/9/2023	MSPP(2)	556	20,922	—	—
	4/25/2023	Restricted Stock Units(6)	2,471	92,984	—	—
	4/27/2021	Restricted Shares(3)	244	9,182	—	—
	4/26/2022	Restricted Shares(3)	555	20,885	—	—
	4/25/2023	Restricted Shares(3)	1,235	46,473	—	—
	Various	DCRP(7)	2,234	84,065	—	—
	4/27/2021	Performance Shares(4)	—	—	732	27,545
	4/26/2022	Performance Shares(4)	—	—	832	31,308
	4/25/2023	Performance Shares(4)	—	—	1,235	46,473
		Total	8,171	307,475	2,799	105,326
1.Based on the Company’s closing share price of $37.63 on December 29, 2023 (the last trading day of the 2023 fiscal year).
2.Represents restricted shares that cliff-vest two years from the grant date.
3.Represents restricted stock awards that vest ratably over a three-year period. Mr. Griffiths received a prorated grant for both 2022 and 2023 upon his appointment as the Company's EVP, COO on November 20, 2023. Refer to “CEO Transition Arrangements” beginning on page 58.
4.Represents shares that may be released at the end of each applicable three-year performance period. These amounts do not necessarily represent a realized financial benefit for the named executive officers because the performance shares have not necessarily been earned. The target performance level has been used to represent the number of shares for the 2021 – 2023, 2022 – 2024 and 2023 – 2025 LTIP. Mr. Griffiths received a prorated grant on December 15, 2023 for both 2022 and 2023 upon his appointment as the Company's EVP, COO on November 20, 2023. Refer to “CEO Transition Arrangements” beginning on page 58.
5.Represents restricted stock units that vest ratably over a five-year period.
6.Represents restricted stock units that cliff-vest two years from the grant date.
7.Represents stock units awarded under the DCRP that vest ratably from the date of participation in the DCRP until the participant reaches 65.
8.Represents restricted stock units that vest ratably over a three-year period.

70	Camden National Corporation 2024 Proxy Statement

Compensation Discussion and Analysis
2023 OPTION EXERCISES AND STOCK VESTED TABLE
The following table summarizes the number of shares acquired and the dollar amounts realized by the CEO and other named executive officers during 2023 upon vesting of shares of restricted stock. No options were exercised or vested during 2023 and, as such, no disclosure was provided for within the table below:

	Stock Awards

Name(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Gregory A. Dufour	10,177	262,197
Michael A. Archer	2,203	71,303
William H. Martel	2,917	79,343
Patricia A. Rose	3,697	102,390
1.Mr. Griffiths joined the Company and the Bank in November 2023 and no stock awards were exercised or vested during 2023.
2.Represents the aggregate number of shares acquired under the MSPP, LTIP, DCRP and/or restricted stock units upon vesting without taking into account any shares that may have been surrendered or withheld to cover applicable tax obligations.
3.Represents the shares or units that vested multiplied by the closing market price on the applicable vesting date.
2023 PENSION BENEFITS TABLE
The following table summarizes the pension benefits for each of the CEO and other named executive officers during 2023:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Gregory A. Dufour	Supplemental Executive Retirement Program	23	8,241,915	—
1.Represents the present value of accumulated benefits payable to the named executive officer, determined using interest rate and mortality rate assumptions consistent with those used in Note 18 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2023. The present value is expressed as a lump sum; however, outside of a change in control, the SERP generally does not provide for payment of benefits in a lump sum, but rather payment in the form of an annuity with monthly benefit payments. The present value calculation assumes an annual benefit commencing upon age 63 equal to $659,044 for Mr. Dufour.
Mr. Dufour is the only named executive officer who is a participant in the SERP. Under the SERP, an executive is required to have five years of service to be eligible for a vested benefit under the existing SERP. Participants in this SERP may receive, upon retirement at age 55 or older, a monthly lifetime benefit (with 15 years guaranteed) that is calculated based on targeting up to 65% of the participant’s average salary and annual incentive bonus for the 36 consecutive months of employment during which the participant’s compensation was the highest, factoring in years of service, and allowing for reductions relative to (i) 50% of the participant’s projected primary Social Security benefits; (ii) the benefit from the portion of the participant’s 401(k) arising from employer contributions plus earnings; (iii) the benefit from the distribution and projected earnings resulting from the termination of the Company’s defined benefit pension plan in 2001; and (iv) the participant’s benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding deferred compensation, stock options and the annual incentive bonus plan. A total retirement benefit cap of 75% was instituted for participants when years of service exceed 25 years. The SERP provides for a 15-year guaranteed benefit starting at age 65 for vested participants who leave the Company prior to age 55. The SERP refers to the normal retirement age as age 65; however, the plan allows for early retirement at age 55.

Camden National Corporation 2024 Proxy Statement	71

Compensation Discussion and Analysis
2023 NONQUALIFIED DEFINED CONTRIBUTION TABLE (DCRP)
The following table summarizes contributions to the nonqualified defined contribution retirement plan for each of the named executive officers (other than Messrs. Dufour and Griffiths as they were not participants in the DCRP) during 2023:

Name(1)	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)

Michael R. Archer	—	33,784	1,325	—	35,109
William H. Martel	—	38,745	(4,737)	—	98,252
Patricia A. Rose	—	38,564	(14,099)	—	184,763
1.Mr. Dufour is not a participant in the DCRP because he is a participant in the SERP.
Mr. Griffiths joined the Company and the Bank in November 2023, subsequent to the March 15, 2023 grant, and, thus, did not participate.
2.Represents the grant date fair value of deferred stock units credited under the DCRP in 2023 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 of the Company’s consolidated financial statements for the fiscal year ended December 31, 2023. For a more complete description of the stock awards, see “Compensation Discussion and Analysis” starting on page 38 of this proxy statement. Such contributions are also reported as compensation in the Summary Compensation Table on page 64. Prior year contributions included in the “Aggregate Balance at Last Fiscal Year End” column have also been reported as compensation in the Summary Compensation Table with respect to the fiscal years to which such contributions relate.
3.Represents the change in value of vested and unvested deferred stock units credited under the DCRP, based on the price of the Company’s shares on December 29, 2023. The Company’s closing share price on December 30, 2022 was $41.69 and on December 29, 2023 (the last trading day of the 2023 fiscal year) was $37.63.
4.Represents the value of vested and unvested deferred stock units credited under the DCRP, based on the Company’s closing share price of $37.63 on December 29, 2023 (the last trading day of the 2023 fiscal year). For a description of vesting terms and conditions relating to the DCRP, see page 57 of this proxy statement. The number of vested deferred stock units credited under the DCRP on December 29, 2023 for the named executive officers (other than Messrs. Dufour and Griffiths) was as follows:

Name	Vested Shares
Michael R. Archer	35
William H. Martel	559
Patricia A. Rose	2,678

72	Camden National Corporation 2024 Proxy Statement

Compensation Discussion and Analysis
2023 NONQUALIFIED DEFERRED COMPENSATION TABLE (DCP)
The DCP allows executives to voluntarily defer up to 80% of salary and/or annual incentive bonus, after payment of FICA/Medicare taxes. In 2023, two named executive officers — Messrs. Dufour and Martel — elected to defer amounts under the DCP. Deferred amounts are invested at the discretion of the participant in the same investment options as made available under the Company's 401(k) Plan. The Company’s obligations with respect to the deferred amounts are payable from its general assets. The assets are at all times subject to the claims of the Company’s general creditors.
The following table summarizes the nonqualified deferred compensation for each of the applicable named executive officers during 2023:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Gregory A. Dufour	53,013	4,158	77,291	—	696,518
William H. Martel	35,048	368	5,800	—	49,990
1.Represents the voluntary deferral of salary and bonus payments during 2023. Salary amounts are disclosed in the Summary Compensation Table under the year 2023. Bonus amounts are disclosed in the Summary Compensation Table under the year 2023.
2.Represents amounts that would have been contributed by the Company under the 401(k) Plan but for certain IRS limitations. The Company contributions reported above were paid in 2024 for the 2023 fiscal year and are also disclosed in the Summary Compensation Table under “All Other Compensation” in 2023. Refer to the discussion of the DCP under “Retirement and Other Benefits” starting on page 60 of this proxy statement.
3.Aggregate earnings are based upon the performance of a variety of mutual funds. Because these earnings are based upon actual market performance, they are not considered above-market or preferential for purposes of SEC rules. Therefore, none of the amounts reported in this column are reportable in the “2023 Summary Compensation Table” on page 60.
CHANGE IN CONTROL (CIC) AGREEMENTS
The Company has CIC agreements with each of the named executive officers as well as other key employees. The agreements may require us to make payments to these individuals in the event of a qualifying termination of their employment following a change in control. Many of our executive compensation, benefit, and deferred compensation plans provide the named executive officers with certain rights or the right to receive payments in the event of a qualifying termination of their employment.
Under the current CIC agreements, if the named executive officer is terminated by the Company without “cause” or resigns for “good reason” (each as defined in the CIC agreements), within the period beginning three months prior to and ending two years following a change in control, then the executive shall be entitled to cash severance and benefits for a period of 36 months for the CEO and 24 months for the other named executive officers. Each executive’s total cash severance will be equal to three times, in the case of the CEO, or two times, in the case of each of the other named executive officers, the sum of (i) the executive’s base salary, plus (ii) the three-year average bonus. Such cash severance shall be payable during the applicable benefit period. Payment of the cash severance would commence within 30 days of the executive’s qualifying termination. In addition, pursuant to the CIC agreements, the Company shall also continue to pay the applicable employer portion of premiums with respect to group medical health plan coverage for the executive and such executive’s eligible dependents during the shorter of the applicable benefit period or the maximum period permitted under COBRA. The CIC agreements allow for a return of payments if it is determined that the executive at any time misrepresented any financial information and such payment would be payable to the Company within 30 days of such notice of misrepresentation and any future payments under the CIC agreement would be forfeited upon receipt of such misrepresentation notice. If a named executive officer incurs an involuntary termination of employment or a termination of employment for good reason after the occurrence of a change in control while the individual’s agreement is in effect, the named executive officer would not be entitled to severance pay or benefits under any company severance plan or program other than the individual’s CIC agreement.
Each CIC agreement contains six-month post-employment non-solicitation and non-competition obligations, with one year for the CEO. Any executive who breaches these covenants forfeits any future payments or benefits.

Camden National Corporation 2024 Proxy Statement	73

Compensation Discussion and Analysis
In addition, these CIC agreements contain a provision which provides that any payments otherwise due to the executive in connection with a change in control shall be reduced to the extent necessary to avoid the application of the excise tax provisions under Section 4999 of the Internal Revenue Code, but only if such reduction would result in the executive retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid (commonly referred to as a “net-better cutback”).
The following table outlines the provision of the CIC agreements:

Provision	CIC Agreements

Protection Period	•Begins three months prior and ends 24 months following a change in control

Benefit Period
•Mr. Dufour: 36 months (CEO of the Company and the Bank as of and for the year ended December 31, 2023)
•Mr. Griffiths: 36 months (appointed as the CEO of the Company and the Bank effective January 1, 2024)
•Other named executive officers: 24 months

Severance Multiple and Components
•Mr. Dufour: 3.0x base salary and three-year bonus average (CEO of the Company and the Bank as of and for the year ended December 31, 2023)
•Mr. Griffiths: 3.0x base salary and three-year bonus average (appointed as the CEO of the Company and the Bank effective January 1, 2024)
•Other named executive officers: 2.0x base salary and three-year bonus average
•Continuation of group medical health plan coverage at active employee rates

280G/4999 Excise Tax Treatment	•“Best-net-benefit” provision

Restrictive Covenants
•Mr. Dufour: 12-month non-compete and non-solicit agreement (CEO of the Company and the Bank as of and for the year ended December 31, 2023)
•Mr. Griffiths: 12-month non-compete and non-solicit agreement (appointed as the CEO of the Company and the Bank effective January 1, 2024)
•Other named executive officers: six-month non-compete and non-solicit agreement

Equity Acceleration (DCRP, LTIP, MSPP, RSA, RSU, and Stock Options)	•Double-trigger

SERP Lump Sum Distribution	•A lump sum payment at the accrued benefit in the event a participant is terminated upon a change in control.

For purposes of the CIC agreement, "change in control" shall have the meaning provided in the Company’s 2022 Equity and Incentive Plan, as amended from time to time.
The CIC agreements could have been terminated by the Company effective December 31, 2023, if the Company took action 90 days prior to that date. Because no such action was taken, each CIC agreement’s termination date was automatically extended to December 31 of the following year, unless action is taken by the Company to terminate such CIC agreements at least 90 days prior to such termination date.

74	Camden National Corporation 2024 Proxy Statement

Compensation Discussion and Analysis
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table quantifies the benefits that would have been payable to our named executive officers upon death or disability and under their CIC agreements using the five-year period ending December 31, 2023 for purposes of computing any Section 280G limitation (if applicable), as if the event described to trigger their benefits had occurred as of December 31, 2023.

	Gregory A. Dufour(1) ($)	Michael R. Archer ($)	Simon R. Griffiths ($)	William H. Martel ($)	Patricia A. Rose ($)

Death or Disability
DCRP Restricted Stock Acceleration(2)	—	33,792	—	77,254	84,065
Restricted Stock Acceleration(3)	293,326	144,236	409,715	174,528	169,523
Performance Share Unit Acceleration(4)	118,284	29,126	138,830	32,036	30,982
Total	411,610	207,154	548,545	283,818	284,570
Termination Without Cause or Resignation for Good Reason in connection with a Change in Control
Cash Severance Payment(5)	3,451,417	696,607	2,475,000	888,414	897,329
Continuation of Health Benefits(6)	42,332	36,585	69,958	42,752	25,869
DCRP Restricted Stock Acceleration(2)	—	33,792	—	77,254	84,065
Restricted Stock Acceleration(3)	293,326	144,236	409,715	174,528	169,523
MSPP Stock Acceleration(7)	7,826	4,195	—	4,930	4,924
Performance Share Unit Acceleration(8)	277,634	65,451	242,538	73,780	72,726
SERP lump sum distribution in excess of accrued benefit(9)	131,874	—	—	—	—
Total(8)	4,204,409	980,866	3,197,211	1,261,658	1,254,436
1.Mr. Dufour terminated employment with the Company and the Bank on March 31, 2024 and did not receive these amounts; he received benefits and payments under the terms of his agreement, as described within “CEO Transition Arrangements” on page 59.
2.Under the DCRP, each unvested deferred stock unit becomes fully vested upon (i) a termination without cause or resignation for good reason in connection with a change in control, (ii) death or (iii) disability. For purposes of this table, the unvested deferred stock units were assumed to have a value equal to the closing price per share of $37.63 on December 29, 2023 (the last trading day of the 2023 fiscal year).
3.Represents unvested restricted stock awards which become fully vested and exercisable upon (i) a termination without cause or resignation for good reason in connection with a change in control, (ii) death or (iii) disability. For purposes of this table, the unvested restricted shares were assumed to have a value equal to the closing price per share of $37.63 on December 29, 2023 (the last trading day of the 2023 fiscal year).
4.Represents unvested performance share units which become fully vested and exercisable upon (i) death or (ii) disability. For purposes of this table, the unvested performance share units were assumed at target and to have a value equal to the closing price per share of $37.63 on December 29, 2023 (the last trading day of the 2023 fiscal year).
5.Represents the value of (i) 36 months of base salary and (ii) average of three-year annual bonus for Messrs. Dufour and Griffiths, and (a) 24 months of base salary and (b) average of three-year annual bonus for the other named executive officers, payable according to the Company’s regular payroll schedule, and which would be reduced by standard withholding and authorized deductions per the CIC agreements.
6.Represents the value of (i) 18 months of healthcare benefits and 18 months’ equivalent grossed up for taxes for Messrs. Dufour and Griffiths and (ii) 18 months of healthcare benefits and six months’ equivalent grossed up for taxes for the other named executive officers, per the CIC agreements.
7.Represents outstanding MSPP stock awards which become fully vested and exercisable upon a termination without cause or resignation for good reason in connection with a change in control. For purposes of this table, the unvested in-the-money MSPP stock awards were assumed to have a value equal to the closing price per share of $37.63 on December 29, 2023 (the last trading day of the 2023 fiscal year).

Camden National Corporation 2024 Proxy Statement	75

Compensation Discussion and Analysis
8.In the event a participant has a qualifying termination event within six months after a change in control, the participant shall be entitled to an additional award up to the maximum payout level for the performance shares under the LTIP. For purposes of this table, LTIP shares were assumed to have a value equal to the closing price per share of $37.63 on December 29, 2023 (the last trading day of the 2023 fiscal year).
9.In the event of a change in control, under the SERP, Mr. Dufour would have been entitled to receive a lump sum distribution in the amount of the accrued benefit, calculated using the one-year Treasury bill rate for the discount factor. Accordingly, the amounts reflected in the table above reflect the excess of the accrued benefit payable upon a change in control, calculated using the discount rate of 4.72%, over the present value of the accumulated benefit set forth in the “Pension Benefits Table” on page 71.
10.In the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above in connection with a change in control would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive.
PAY RATIO DISCLOSURE
The annual total compensation for 2023 was $1,522,312 for our CEO and $57,718 for our median employee. The resulting ratio of our CEO’s pay to the pay of our median employee for 2023 is 26 to 1.
We identified the median employee by using wages from our payroll records as reported to the IRS on Form W-2 for fiscal 2023 for all individuals, excluding our CEO, who were employed by us on December 31, 2023, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time or seasonal basis. We annualized the compensation for full-time and part-time employees that were not employed by us for all of 2023.
We calculated the median employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the 2023 Summary Compensation Table in this proxy statement. In our 2023 Summary Compensation Table, we report annual cash incentive and MSPP paid to our CEO in 2024 for performance in 2023. Our median employee participated in a cash incentive plan that paid annually during 2023, and we used the amounts received in 2023 for median employee’s annual total compensation.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules. In light of the numerous different methodologies, assumptions, adjustments and estimates that companies may apply in compliance with Item 402(u) of Regulation S-K, this information should not be used as a basis for comparison between different companies.

76	Camden National Corporation 2024 Proxy Statement

Pay Versus Performance (“PVP”) Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the company’s performance, see CD&A on page 38 above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers, including with respect to restricted stock units and performance stock units.
The following table sets forth the compensation for our CEO and the average compensation for our other named executive officers, each as reported in the Summary Compensation Table and with certain adjustments to reflect Compensation Actually Paid (“CAP”) as defined under SEC rules. The table also provides information with respect to cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, Net Income, and the Company’s selected performance measure, Diluted EPS.
2023 PVP Table
The following table outlines CAP compared to the Company's performance:

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO	Average Summary Compensation Table Total for non-CEO Named Executive Officers	Average Compensation Actually Paid to non-CEO Named Executive Officers	Value of Fixed $100 Investment Based On:		Net Income	Company Selected Measure: Diluted EPS
					Total Shareholder Return	Peer Group Total Shareholder Return
	($)	($)(1)(2)	($)(2)	($)(1)(2)	($)	($)(3)	($)	($)

2023	1,522,312	1,447,110	803,573	791,548	95.46	112.03	43,383,299	2.97
2022	1,323,221	1,596,289	512,046	476,400	100.49	111.47	61,439,377	4.17
2021	2,375,909	2,306,068	594,080	638,100	112.11	126.43	69,013,710	4.60
2020	3,088,311	1,606,062	627,250	415,542	80.73	90.82	59,486,202	3.95

Camden National Corporation 2024 Proxy Statement	77

Pay Versus Performance Disclosure
1.    CAP to CEO was calculated as follows:

Year	Summary Compensation Table Total for CEO	Change in Pension Value	Fair Value of Current Year Equity Awards at Grant Date	Pension value attributable to Current Year's Service Cost	Fair Value of Current Year Equity Awards at December 31	Dividends Paid on Restricted Stock	Change in Fair Value of Prior Years' Awards Unvested at December 31	Change in Fair Value of Prior Years' Awards That Vested During the Year	Fair Value of Awards Forfeited During the Year	Compensation Actually Paid to CEO
	($)	($)	($) (a)	($)	($)(a)	($)	($)(a)	($)(a)	($)	($)

2023	1,522,312	(284,097)	(304,590)	155,856	388,077	9,519	122,115	(162,082)	—	1,447,110
2022	1,323,221	—	(329,977)	403,598	324,139	2,541	(48,298)	(78,935)	—	1,596,289
2021	2,375,909	(820,719)	(342,314)	376,267	378,633	—	283,937	54,355	—	2,306,068
2020	3,088,311	(1,716,445)	(348,204)	349,348	383,419	—	(40,985)	(109,382)	—	1,606,062
Average summary compensation actually paid to non-CEO named executive officers was calculated as follows:

Year	Average Summary Compensation Table Total for non-CEO Named Executive Officers	Change in Pension Value	Fair Value of Current Year Equity Awards at Grant Date	Pension Value Attributable to Current Year's Service Cost	Fair Value of Current Year Equity Awards at December 31	Dividends Paid on Restricted Stock	Change in Fair Value of Prior Years' Awards Unvested at December 31	Change in Fair Value of Prior Years' Awards That Vested During the Year	Fair Value of Awards Forfeited During the Year	Average Summary Compensation Actually Paid to non-CEO Named Executive Officers
	($)(a)	($)	($)(b)	($)	($)(b)	($)	($)(b)	($)(b)	($)	($)(a)

2023	803,573	—	(301,670)	—	323,712	2,111	(5,532)	(30,646)	—	791,548
2022	512,046	—	(92,679)	—	88,998	663	(14,010)	(18,618)	—	476,400
2021	594,080	—	(98,392)	—	108,264	—	61,133	24,136	(51,121)	638,100
2020	627,250	(133,519)	(86,367)	23,015	73,456	—	(8,656)	(36,156)	(43,481)	415,542
a.Includes the compensation and current year equity awards for Mr. Griffiths who was appointed as the Company’s President and CEO on January 1, 2024.
b.Fair value was computed in accordance with the Company's methodology used for financial reporting purposes.
2.The CEO and all other named executive officers included in average summary compensation were as follows for each year indicated:

	2023	2022	2021	2020

CEO	Gregory A. Dufour	Gregory A. Dufour	Gregory A. Dufour	Gregory A. Dufour
Other Named Executive Officers	Michael R. Archer	Michael R. Archer	Gregory A. White	Gregory A. White(b)
	Simon R. Griffiths(a)	William H. Martel	William H. Martel	Joanne T. Campbell
	William H. Martel	Timothy P. Nightingale	Timothy P. Nightingale	Timothy P. Nightingale
	Patricia A. Rose	Patricia A. Rose	Patricia A. Rose	Patricia A. Rose
Deborah A. Jordan(b)
a.Mr. Griffiths joined the Company and the Bank on November 20, 2023 as EVP, Chief Operating Officer, and was then appointed as President and CEO of the Company and Bank on January 1, 2024.

78	Camden National Corporation 2024 Proxy Statement

Pay Versus Performance Disclosure
b.Mr. White was appointed as EVP, CFO of the Company, effective April 15, 2020, at which time Ms. Jordan relinquished her role as EVP, CFO and retired from the Company effective June 10, 2020. For purposes of calculating the average summary compensation for the named executive officers, the amounts used for purposes of determining each named executive officer's compensation only reflect the period that they were employed by the Company.
3.The peer group TSR was calculated using the S&P U.S. SmallCap Banks Index as of December 31, 2023, which differs from our industry index used to assess relative performance of ROAE under the LTIP. Refer to “Long-Term Incentive Program” beginning on page 53.
Tabular List of Financial Performance Measures
The three performance measures below were used for the year ended 2023, and represent the most important financial measures used by the Company to link compensation paid to the named executive officers, including the CEO, during the most recent fiscal year to the Company's performance. See the "Compensation Discussion and Analysis" section of this Proxy statement.

Financial Performance Measures (1)
Diluted EPS
Relative Return on Average Equity
Net Income Before Taxes (NIBT)
1. This unranked list applies to all named executive officers, including the CEO.

Camden National Corporation 2024 Proxy Statement	79

Pay Versus Performance Disclosure
Graphical Disclosure of Relationship Between CAP and PVP Performance Measures
Cumulative TSR – The table below shows the relationship between CAP to CEO and the average of CAP to all other named executive officers, and the Company's TSR and peer group TSR for the period December 31, 2019 through December 31, 2023. The table assumes a $100 investment on December 31, 2019 and measures the amount by which the market value, assuming the reinvestment of dividends, has changed as of December 31, 2023:
The SEC requires companies to compare CAP to CEO and all other named executive officers to cumulative TSR however, we do not link CEO or all other named executive officers compensation to our cumulative TSR.
Net Income – The table below shows the relationship between CAP to CEO and the average of the CAP to all other named executive officers and the Company's net income:
The SEC requires companies to compare CAP to CEO and all other named executive officers to net income; however, we do not link CEO or all other named executive officers compensation to net income.

80	Camden National Corporation 2024 Proxy Statement

Pay Versus Performance Disclosure
Diluted EPS – The table below shows the relationship between CAP to CEO and the average of the CAP to all other named executive officers and the Company's diluted EPS:
Diluted EPS is used by the Company to determine incentive payouts for all named executive officers, including the CEO, under the Company's LTIP.

Camden National Corporation 2024 Proxy Statement	81

Stock Ownership and Other Matters
COMMON STOCK BENEFICIALLY OWNED BY ANY ENTITY WITH 5% OR MORE OF COMMON STOCK AND OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
As of the Record Date, there were 14,629,325 shares of the Company’s Common Stock beneficially owned and entitled to vote, by approximately 1,000 shareholders of record. The number of record holders does not reflect the number of persons or entities holding stock in nominee name through banks, brokerage firms and other nominees. The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than five percent of the Company’s Common Stock, based upon reports on Schedule 13G and Schedule 13G/A filed with the SEC on or before the Record Date, (ii) each current director of the Company and each nominee for director, (iii) each named executive officer of the Company, and (iv) all current directors of the Company, all nominees for director and all current executive officers of the Company as a group. Except as otherwise indicated below, each of the Company’s directors, executive officers and shareholders owning more than five percent of the Company’s Common Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him, her or it as set forth opposite his, her or its name.

82	Camden National Corporation 2024 Proxy Statement

Stock Ownership and Other Matters

	Amount and Nature of Beneficial Ownership		Percentage of Common Shares Outstanding
5% or Greater Shareholders:
BlackRock, Inc.
50 Hudson Yards, New York, NY 10001	1,341,335	(1)	9.17%
FMR LLC
245 Summer Street, Boston, MA 02210	1,303,542	(2)	8.91%
Franklin Mutual Advisers, LLC
101 John F. Kennedy Parkway, Short Hills, NJ 07078	1,236,603	(3)	8.45%
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One, Austin, TX 78746	775,647	(4)	5.30%
The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355	765,478	(5)	5.23%
Directors, Nominees and Named Executive Officers:
Michael R. Archer, CPA	7,821	(6)(7)(8)	*
Craig N. Denekas	11,150		*
Gregory A. Dufour	126,598	(6)(8)	*
David C. Flanagan	29,606		*
Simon R. Griffiths	7,601	(6)	*
Rebecca K. Hatfield	3,177		*
S. Catherine Longley	10,591		*
William H. Martel	9,598	(6)(8)	*
Marie J. McCarthy	10,533		*
Robert D. Merrill	9,035		*
James H. Page, Ph.D.	8,007		*
Patricia A. Rose	14,772	(6)(8)	*
Robin A. Sawyer, CPA	8,322		*
Carl J. Soderberg	90,116		*
Lawrence J. Sterrs	11,288		*
All directors, nominees, and current executive officers as a group (19 persons)	272,058	(6)(7)(8)	1.86%
* Less than 1%.
1.Blackrock, Inc. (“Blackrock”) reports sole power to vote or direct the vote over 1,301,238 shares and sole power to dispose or direct the disposition of 1,341,335 shares. Information related to Blackrock is based solely on our review of the Schedule 13G/A filed by Blackrock with the SEC on January 24, 2024, reporting beneficial ownership as of December 31, 2023.
2.FMR LLC (“FMR”) reports sole power to vote or direct the vote over 1,303,478 shares and sole power to dispose or direct the disposition of 1,303,542 shares. Information related to FMR is based solely on our review of the Schedule 13G/A filed by FMR with the SEC on February 9, 2024, reporting beneficial ownership as of December 31, 2023.
3.Franklin Mutual Advisers, LLC (“Franklin Mutual”) reports sole power to vote or direct the vote over 1,166,694 shares and sole power to dispose or direct the disposition of 1,236,603 shares. Information related to Franklin Mutual is based solely on our review of the Schedule 13G filed by Franklin Mutual with the SEC on January 30, 2024, reporting beneficial ownership as of December 31, 2023.
4.Dimension Fund Advisors LP (“Dimension”) reports sole power to vote or direct the vote over 758,271 shares and sole power to dispose or direct the disposition of 775,647 shares. Information related to Dimension is based solely on our review of the Schedule 13G/A filed by Dimension with the SEC on February 9, 2024, reporting beneficial ownership as of December 31, 2023.

Camden National Corporation 2024 Proxy Statement	83

Stock Ownership and Other Matters
5.The Vanguard Group (“Vanguard”) reports it holds no shares for which it has the sole power to vote or direct the vote and sole power to dispose or direct the disposition of 765,478 shares. Information related to Vanguard is based solely on our review of the Schedule 13G filed by Vanguard with the SEC on February 13, 2024, reporting beneficial ownership as of December 31, 2023.
6.Includes unvested Restricted Shares and MSPP shares (as they provide the holder with voting rights) as follows: 2,730 for Mr. Archer, 8,678 for Mr. Dufour, 7,601 for Mr. Griffiths, 3,038 for Mr. Martel, 2,971 for Ms. Rose and 26,634 for all current executive officers as a group.
7.Includes shares of common stock issuable upon vesting of restricted stock units within 60 days of March 25, 2024 as follows: 200 for Mr. Archer and 400 for all current executive officers as a group.
8.Includes 2021-2023 LTIP performance shares approved for payout on March 29, 2024 that are scheduled to vest on April 27, 2024, as follows: 622 for Mr. Archer, 3,753 for Mr. Dufour, 979 for Mr. Martel, 951 for Ms. Rose and 5,229 for all current executive officers as a group. Refer to 2021-2023 LTIP Performance Period Results within “Long-Term Incentive Program” on page 55.
SOLICITATION OF PROXIES
The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone by the Company’s directors and officers, who will not be specially compensated for such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with that solicitation.
By Order of the Board of Directors,
Brandon Y. Boey
General Counsel & Secretary
April 5, 2024

84	Camden National Corporation 2024 Proxy Statement

Appendix A
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP
In addition to evaluating the Company’s results of operations in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we supplement this evaluation with an analysis of certain non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance.
Certain metrics presented in the "Executive Summary" section on page 39 of this Proxy Statement are presented on a non-GAAP basis, including adjusted net income, adjusted diluted EPS, adjusted return on average assets, adjusted return on average shareholders’ equity, return on average tangible shareholders' equity, adjusted return on average tangible shareholders’ equity, efficiency ratio, and tangible common equity ratio. Additional detail on each of these non-GAAP metrics, and a reconciliation of each metric to GAAP is provided below. Additional information as to the manner in which the Company uses these non-GAAP measures to evaluate compensation is described throughout the CD&A in this Proxy Statement.
We believe these non-GAAP financial measures help investors better understand the Company’s operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions.

Camden National Corporation 2024 Proxy Statement	85

Appendix A
Adjusted Net Income, Adjusted Diluted EPS, Adjusted Return on Average Assets, Adjusted Return on Average Shareholders’ Equity
Adjusted net income, adjusted diluted earnings per share, adjusted return on average assets and adjusted return on average equity are each supplemental measures that exclude certain transactions as outlined and calculated in the table below. Each item reconciles to reported net income, diluted earnings per share, return on average assets and return on average equity. The Company believes these adjusted financial metrics assist users of its financial statements with their financial analysis period-over-period as they are adjusted for certain non-recurring items.

	For the Year Ended December 31,
(In thousands)	2023	2022
Adjusted Net Income:
Net income, as presented	$43,383	$61,439
Adjustment for net loss on sale of securities	10,310	912
Adjustment for Signature Bank bond write-off	1,838	—
Tax impact of above adjustments(1)	(2,551)	(192)
Adjusted net income	$52,980	$62,159
Adjusted Diluted Earnings per Share:
Diluted earnings per share, as presented	$2.97	$4.17
Adjustment for net loss on sale of securities	0.71	0.06
Adjustment for Signature Bank bond write-off	0.13	—
Tax impact of above adjustments(1)	(0.18)	(0.01)
Adjusted diluted earnings per share	$3.63	$4.22
Adjusted Return on Average Assets:
Return on average assets, as presented	0.76%	1.12%
Adjustment for net loss on sale of securities	0.18%	0.02%
Adjustment for Signature Bank bond write-off	0.03%	—%
Tax impact of above adjustments(1)	(0.04)%	—%
Adjusted return on average assets	0.93%	1.14%
Adjusted Return on Average Equity:
Return on average equity, as presented	9.30%	13.15%
Adjustment for net loss on sale of securities	2.21%	0.20%
Adjustment for Signature Bank bond write-off	0.39%	—%
Tax impact of above adjustments(1)	(0.55)%	(0.04)%
Adjusted return on average equity	11.90%	13.35%
1.Assumed a 21% income tax rate.

86	Camden National Corporation 2024 Proxy Statement

Appendix A
Return on Average Tangible Equity and Adjusted Return on Average Tangible Equity
Return on average tangible equity is the ratio of (i) net income, adjusted for tax effected amortization of core deposit intangible assets and other adjustments, as necessary, to (ii) average shareholders' equity, adjusted for average goodwill and core deposit intangible assets. This adjusted financial ratio reflects a shareholders' return on tangible capital deployed in our business and is a common performance measure within the financial services industry. Adjusted return on average tangible equity is calculated the same as return on average tangible equity but uses adjusted net income which excludes certain transactions as shown in the table above. The Company believes this adjusted metric assists users of its financial statements with their period-over-period financial analysis as it is adjusted for certain non-recurring items.

	For the Year Ended December 31,
(In thousands)	2023	2022
Return on Average Tangible Equity
Net income, as presented	$43,383	$61,439
Adjustment for amortization of core deposit intangible assets	592	625
Tax impact of above adjustment(1)	(124)	($131)
Net income, adjusted for amortization of core deposit intangible assets	$43,851	$61,933
Average equity, as presented	$466,717	$467,245
Adjustment for average goodwill and core deposit intangible assets	(95,962)	(96,572)
Average tangible equity	$370,755	$370,673
Return on average equity	9.30%	13.15%
Return on average tangible equity	11.83%	16.71%
Adjusted Return on Average Tangible Equity
Adjusted net income	$52,980	$62,159
Adjustment for amortization of core deposit intangible assets	592	625
Tax impact of above adjustment(1)	(124)	($131)
Adjusted net income, adjusted for amortization of core deposit intangible assets	$53,448	$62,653
Adjusted return on average tangible equity	14.42%	16.90%
1.Assumed a 21% income tax rate.

Camden National Corporation 2024 Proxy Statement	87

Appendix A
Efficiency Ratio
The efficiency ratio represents an approximate measure of the cost required for the Company to generate a dollar of revenue. This is a common measure used by financial institutions and is a key ratio for evaluating Company performance. The efficiency ratio is calculated as the ratio of (i) total non-interest expense, adjusted for certain operating expenses, as necessary to (ii) net interest income on a tax equivalent basis plus total non-interest income, adjusted for certain other income items, as necessary.

	For the Year Ended December 31,
(In thousands)	2023	2022
Non-interest expense, as presented	$107,361	$106,849
Adjustment for prepayment fees on borrowings	—	—
Adjusted non-interest expense	$107,361	$106,849
Net interest income, as presented	$132,263	$147,694
Adjustment for the effect of tax-exempt income(1)	901	937
Non-interest income, as presented	31,034	40,702
Adjustment for net loss on sale of securities	10,310	912
Adjusted net interest income plus non-interest income	$174,508	$190,245
Ratio of non-interest expense to total revenues(2)	65.75%	65.75%
Non-GAAP efficiency ratio	61.52%	56.16%
1.Reported on a tax-equivalent basis using a 21% income tax rate.
2.Revenue is the sum of net interest income and non-interest income.
Tangible Common Equity Ratio
Tangible common equity is the ratio of (i) shareholders’ equity less goodwill and core deposit intangible assets to (ii) total assets less goodwill and core deposit intangible assets. This ratio is a measure used within our industry to assess whether or not a company is highly leveraged.

(In thousands, except number of shares and per share data)	December 31,
	2023	2022
Shareholders' equity, as presented	$495,064	$451,278
Less: goodwill and core deposit intangible assets	(95,668)	(96,260)
Tangible shareholders' equity	$399,396	$355,018
Total assets	$5,714,506	$5,671,850
Less: goodwill and core deposit intangible assets	(95,668)	(96,260)
Tangible assets	$5,618,838	$5,575,590
Common equity ratio	8.66%	7.96%
Tangible common equity ratio	7.11%	6.37%

88	Camden National Corporation 2024 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report to Shareholders, and Annual Report on Form 10-K are available at www.proxyvote.com.

V36310-P06152

CAMDEN NATIONAL CORPORATION
Annual Meeting of Shareholders
May 21, 2024 9:00 AM, Local Time
This proxy is solicited by the Board of Directors

The undersigned, having received notice of the Annual Meeting of Shareholders and Proxy Statement, hereby appoints Brandon Y. Boey and Jared L. Merritt, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders (the "Meeting") of Camden National Corporation (the "Company") to be held virtually at www.virtualshareholdermeeting.com/CAC2024 and at Camden National Corporation's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856 on May 21, 2024 at 9:00 AM, local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of the Company's common stock which the undersigned may be entitled to vote at said meeting upon the proposals described in the accompanying Notice of Annual Meeting and Proxy Statement, dated April 5, 2024, in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Meeting. All previously dated proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 ON THE REVERSE SIDE AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE MEETING OR AN ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

Continued and to be signed on reverse side

CAMDEN NATIONAL CORPORATION
ATTN: INVESTOR RELATIONS
2 ELM STREET
P.O. BOX 310
CAMDEN, ME 04843

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CAC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36309-P06152

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAMDEN NATIONAL CORPORATION

The Board of Directors recommends you vote "FOR" ALL NOMINEES FOR DIRECTOR UNDER PROPOSAL 1.

1. The election of each of the seven directors named in the proxy statement.

Nominees:	For	Against	Abstain
1a. Simon R. Griffiths	☐	☐	☐
1b. Rebecca K. Hatfield	☐	☐	☐
1c. S. Catherine Longley	☐	☐	☐
1d. Robert D. Merrill	☐	☐	☐
1e. Robin A. Sawyer, CPA	☐	☐	☐
1f. Carl J. Soderberg	☐	☐	☐
1g. Lawrence J. Sterrs	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

The Board of Directors recommends you vote "FOR" PROPOSALS 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date